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                                                                       EXHIBIT 1


================================================================================


                                CREDIT AGREEMENT


                           DATED AS OF APRIL 15, 1996


                                     AMONG


                        BRUNSWICK BIOMEDICAL CORPORATION


                                  AS BORROWER,


                                VARIOUS LENDERS


                                      AND


                           INTERNATIONALE NEDERLANDEN
                          (U.S.) CAPITAL CORPORATION,


                            AS AGENT FOR THE LENDERS

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                               TABLE OF CONTENTS

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ARTICLE 1.                DEFINITIONS

         SECTION 1.1.     Defined Terms .............................................................................   2
         SECTION 1.2.     Use of Defined Terms  .....................................................................  25
         SECTION 1.3.     Cross-References  .........................................................................  25
         SECTION 1.4      Accounting and Financial Determinations   .................................................  25

ARTICLE 2.                COMMITMENTS

         SECTION 2.1.     Bridge Loan ...............................................................................  25
         SECTION 2.2.     Term Loan and Revolving Loan Commitment ...................................................  25
         SECTION 2.2.1.   Term Loan   ...............................................................................  25
         SECTION 2.2.2.   Revolving Loan Commitment .................................................................  25
         SECTION 2.2.3.   Limitations on Revolving Credit Commitment  ...............................................  26
         SECTION 2.3.     Establishment of Reserves .................................................................  26
         SECTION 2.4.     Commitment Fee  ...........................................................................  26
         SECTION 2.5.     Increased Costs; Capital Adequacy .........................................................  26

ARTICLE 3.                LOANS AND NOTES

         SECTION 3.1.     Borrowing Procedure .......................................................................  28
         SECTION 3.2.     Notes .....................................................................................  28
         SECTION 3.3.     Principal Payments  .......................................................................  29
         SECTION 3.3.1.   Repayments and Prepayments  ...............................................................  29
         SECTION 3.3.2.   Application ...............................................................................  31
         SECTION 3.3.3.   Revolving Loans on Borrower's Behalf  .....................................................  31
         SECTION 3.4.     Interest  .................................................................................  32
         SECTION 3.4.1.   Bridge Loan Rate  .........................................................................  32
         SECTION 3.4.2.   Term Loan Rate  ...........................................................................  32
         SECTION 3.4.3.   Revolving Loan Rate .......................................................................  32
         SECTION 3.4.4.   Continuation and Conversion Elections .....................................................  32
         SECTION 3.4.5.   Post-Default Rates  .......................................................................  33
         SECTION 3.4.6.   Payment Dates .............................................................................  33
         SECTION 3.4.7.   Rate Determinations .......................................................................  34
         SECTION 3.4.8.   Limitation on Types of Loans  .............................................................  34
         SECTION 3.4.9.   Illegality  ...............................................................................  34
         SECTION 3.4.10.  Treatment of Affected Loans ...............................................................  34
         SECTION 3.4.11.  Compensation  .............................................................................  35
         SECTION 3.5.     Taxes .....................................................................................  35
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         SECTION 3.6.     Payments, Interest Rate Computations, Other Computations, etc. ............................  37
         SECTION 3.7.     Proration of Payments .....................................................................  37
         SECTION 3.8.     Setoff  ...................................................................................  38
         SECTION 3.9.     Use of Proceeds ...........................................................................  38
         SECTION 3.10.    Replacement of Lender under Certain Circumstances .........................................  38

ARTICLE 4.                CONDITIONS TO LOANS

         SECTION 4.1.     Bridge Loan ...............................................................................  39
         SECTION 4.1.1.   Resolutions, etc. .........................................................................  39
         SECTION 4.1.2.   Bridge Notes ..............................................................................  40
         SECTION 4.1.3.   Subsidiary Guaranty .......................................................................  40
         SECTION 4.1.4.   No Contest, etc. ..........................................................................  40
         SECTION 4.1.5.   Certificate as to Completed Conditions, Warranties, No Default, etc. ......................  40
         SECTION 4.1.6.   Opinions of Counsel .......................................................................  41
         SECTION 4.1.7.   Closing Fees, Expenses, etc. ..............................................................  41
         SECTION 4.1.8.   Security Documents and Perfection .........................................................  41
         SECTION 4.1.9.   Employment Agreements; Compensation .......................................................  42
         SECTION 4.1.10.  Pension and Welfare Liabilities ...........................................................  42
         SECTION 4.1.11.  Insurance .................................................................................  42
         SECTION 4.1.12.  Key Man Insurance .........................................................................  42
         SECTION 4.1.13.  Financial Information, etc. ...............................................................  43
         SECTION 4.1.14.  Solvency, etc.  ...........................................................................  43
         SECTION 4.1.15.  Acquisition ...............................................................................  43
         SECTION 4.1.16.  Cash Reserve Fund .........................................................................  43
         SECTION 4.1.17.  Capital Contributions; Junior Subordinated Note ...........................................  44
         SECTION 4.1.18.  Other Documents, Certificates, Etc. .......................................................  44
         SECTION 4.2      Term Loan and Revolving Loans .............................................................  44
         SECTION 4.2.1    Resolutions, etc. .........................................................................  44
         SECTION 4.2.2.   Term Notes and Revolving Notes  ...........................................................  45
         SECTION 4.2.3    STI Subsidiary Guaranty ...................................................................  45
         SECTION 4.2.4.   Release of Liens on Assets  ...............................................................  45
         SECTION 4.2.5.   No Contest, etc. ..........................................................................  45
         SECTION 4.2.6.   Certificate as to Completed Conditions, Warranties, No Default, etc. ......................  46
         SECTION 4.2.7.   Opinions of Counsel .......................................................................  46
         SECTION 4.2.8.   Assumption Agreement  .....................................................................  46
         SECTION 4.2.9.   Security Documents and Perfection .........................................................  47
         SECTION 4.2.10   Financial Information, etc.................................................................  48
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         SECTION 4.2.11   Solvency, etc.  ...........................................................................  48
         SECTION 4.2.12.  Merger of Brunswick into STI  .............................................................  48
         SECTION 4.2.13.  Maturity of Bridge Loan ...................................................................  49
         SECTION 4.2.14.  Reaffirmation of Representations and Warranties ...........................................  49
         SECTION 4.2.15.  No Dividends; etc.  .......................................................................  49
         SECTION 4.3.     All Loans .................................................................................  50
         SECTION 4.3.1.   Compliance with Warranties, No Default, etc.  .............................................  50
         SECTION 4.3.2.   Borrowing Request, etc. ...................................................................  50
         SECTION 4.3.3.   Satisfactory Legal Form ...................................................................  51
         SECTION 4.3.4.   Margin Regulations  .......................................................................  51
         SECTION 4.3.5.   Adverse Change  ...........................................................................  51
         SECTION 4.3.6.   Change in Law .............................................................................  51

ARTICLE 5.                WARRANTIES, ETC.

         SECTION 5.1.     Organization, Power, Authority, etc. ......................................................  51
         SECTION 5.2.     Due Authorization .........................................................................  52
         SECTION 5.3.     Validity, etc. ............................................................................  52
         SECTION 5.4.     Financial Information; Solvency ...........................................................  52
         SECTION 5.5.     Material Adverse Change ...................................................................  53
         SECTION 5.6.     Absence of Default  .......................................................................  53
         SECTION 5.7.     Litigation, Legislation, etc. .............................................................  53
         SECTION 5.8.     Regulations G, T, U and X .................................................................  54
         SECTION 5.9.     Government Regulation .....................................................................  54
         SECTION 5.10.    Taxes .....................................................................................  54
         SECTION 5.11.    Pension and Welfare Plans .................................................................  54
         SECTION 5.12.    Labor Controversies .......................................................................  56
         SECTION 5.13.    Ownership of Properties; Collateral .......................................................  56
         SECTION 5.14.    Intellectual Property .....................................................................  57
         SECTION 5.15.    Accuracy of Information ...................................................................  57
         SECTION 5.16.    Insurance .................................................................................  57
         SECTION 5.17.    Certain Indebtedness  .....................................................................  57
         SECTION 5.18.    Environmental Matters .....................................................................  57
         SECTION 5.19.    No Burdensome Agreements  .................................................................  58
         SECTION 5.20.    Consents  .................................................................................  58
         SECTION 5.21.    Contracts .................................................................................  58
         SECTION 5.22.    Employment Agreements .....................................................................  58
         SECTION 5.23.    Condition of Property .....................................................................  58
         SECTION 5.24.    Subsidiaries  .............................................................................  58
         SECTION 5.25.    Acquisition Agreement .....................................................................  58
         SECTION 5.26.    Trade Relations ...........................................................................  59
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ARTICLE 6.                COVENANTS

         SECTION 6.1.     Affirmative Covenants. ....................................................................  59
         SECTION 6.1.1.   Financial Information, etc. ...............................................................  59
         SECTION 6.1.2.   Maintenance of Corporate Existence, etc. ..................................................  61
         SECTION 6.1.3.   Foreign Qualification .....................................................................  61
         SECTION 6.1.4.   Payment of Taxes, etc.  ...................................................................  61
         SECTION 6.1.5.   Insurance .................................................................................  62
         SECTION 6.1.6.   Notice of Default, Litigation, etc. .......................................................  62
         SECTION 6.1.7.   Books and Records .........................................................................  64
         SECTION 6.1.8.   Maintenance of Properties, Etc.............................................................  64
         SECTION 6.1.9.   Maintenance of Licenses and Permits .......................................................  64
         SECTION 6.1.10.  Employee Plans  ...........................................................................  64
         SECTION 6.1.11.  Environmental Management...................................................................  64
         SECTION 6.1.12.  Compliance with Laws  .....................................................................  64
         SECTION 6.1.13.  Interest Rate Protection  .................................................................  65
         SECTION 6.1.14.  Real Estate ...............................................................................  65
         SECTION 6.1.15.  Merger of Brunswick into STI  .............................................................  65
         SECTION 6.1.16.  Cash Reserve Account  .....................................................................  65
         SECTION 6.1.17.  Private Placements  .......................................................................  65
         SECTION 6.2.     Negative Covenants  .......................................................................  66
         SECTION 6.2.1.   Business Activities .......................................................................  66
         SECTION 6.2.2.   Indebtedness  .............................................................................  66
         SECTION 6.2.3.   Liens .....................................................................................  67
         SECTION 6.2.4.   Financial Condition .......................................................................  69
         SECTION 6.2.5.   Capital Expenditures.......................................................................  70
         SECTION 6.2.6.   Lease Obligations .........................................................................  71
         SECTION 6.2.7.   Investments ...............................................................................  71
         SECTION 6.2.8.   Restricted Payments, etc. .................................................................  72
         SECTION 6.2.9.   Take or Pay Contracts; Sale/Leasebacks  ...................................................  72
         SECTION 6.2.10.  Consolidation, Merger, Subsidiaries, etc. .................................................  72
         SECTION 6.2.11.  Asset Dispositions, etc.  .................................................................  73
         SECTION 6.2.12.  Modification of Organic Documents, etc.....................................................  73
         SECTION 6.2.13.  Transactions with Affiliates  .............................................................  73
         SECTION 6.2.14.  Inconsistent Agreements ...................................................................  73
         SECTION 6.2.15.  Change in Accounting Method ...............................................................  74
         SECTION 6.2.16.  Change in Fiscal Year End .................................................................  74
         SECTION 6.2.17.  Compliance with ERISA .....................................................................  74
         SECTION 6.2.18.  Limitation on Restrictions on Subsidiary Dividends  .......................................  74
         SECTION 6.2.19.  Modification of Certain Documents .........................................................  74
         SECTION 6.2.20.  Prohibition on Voluntary Prepayments on Subordinated Indebtedness .........................  75
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         SECTION 6.2.21.  Prohibition on Actions Triggering Redemption of Series D Stock ............................  75

ARTICLE 7.                EVENTS OF DEFAULT

         SECTION 7.1.     Events of Default .........................................................................  75
         SECTION 7.1.1.   Non-Payment of Obligations  ...............................................................  75
         SECTION 7.1.2.   Non-Performance of Certain Covenants  .....................................................  75
         SECTION 7.1.3.   Defaults Under Other Loan Documents; Non-Performance of Other Obligations .................  75
         SECTION 7.1.4.   Bankruptcy, Insolvency, etc. ..............................................................  76
         SECTION 7.1.5.   Breach of Warranty  .......................................................................  76
         SECTION 7.1.6.   Default on Other Indebtedness, etc. .......................................................  76
         SECTION 7.1.7.   Failure of Valid, Perfected Security Interest .............................................  77
         SECTION 7.1.8.   Employee Plans  ...........................................................................  77
         SECTION 7.1.9.   Judgments .................................................................................  78
         SECTION 7.1.10.  Cessation of Business, Dissolution  .......................................................  78
         SECTION 7.1.11.  Subordinated Debt Documents ...............................................................  78
         SECTION 7.2.     Action if Bankruptcy  .....................................................................  78
         SECTION 7.3.     Action if Other Event of Default  .........................................................  78

ARTICLE 8.                THE AGENT

         SECTION 8.1.     Actions ...................................................................................  79
         SECTION 8.2.     Funding Reliance, etc.  ...................................................................  79
         SECTION 8.3.     Exculpation ...............................................................................  80
         SECTION 8.4.     Successor .................................................................................  80
         SECTION 8.5.     Loans by the Agent  .......................................................................  80
         SECTION 8.6.     Credit Decisions  .........................................................................  80
         SECTION 8.7.     Copies, etc.  .............................................................................  81

ARTICLE 9.                MISCELLANEOUS

         SECTION 9.1.     Waivers, Amendments, etc. .................................................................  81
         SECTION 9.2.     Notices ...................................................................................  82
         SECTION 9.3.     Costs and Expenses ........................................................................  83
         SECTION 9.4.     Indemnification ...........................................................................  84
         SECTION 9.5.     Survival  .................................................................................  85
         SECTION 9.6.     Severability  .............................................................................  86
         SECTION 9.7.     Headings  .................................................................................  86
         SECTION 9.8.     Counterparts, Effectiveness, etc. .........................................................  86
         SECTION 9.9.     Governing Law; Entire Agreement ...........................................................  86
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         SECTION 9.10.    Successors and Assigns  ...................................................................  87
         SECTION 9.11.    Sale and Transfers, Participations, etc.  .................................................  87
         SECTION 9.12.    Other Transactions  .......................................................................  89
         SECTION 9.13.    Confidentiality ...........................................................................  90
         SECTION 9.14.    Change in Accounting Principles ...........................................................  90
         SECTION 9.15.    Waiver of Jury Trial, Etc.  ...............................................................  90
         SECTION 9.16.    Limitation of Liability ...................................................................  91
         SECTION 9.17.    Usury Savings Clause  .....................................................................  91
         SECTION 9.18.    Effectiveness of Execution and Delivery by STI  ...........................................  92


SCHEDULES AND EXHIBITS

Schedule 1  -   Disclosure Schedule

Exhibit A   -   Assumption Agreement
Exhibit B   -   Borrowing Request
Exhibit C-1 -   Bridge Note
Exhibit C-2 -   Revolving Note
Exhibit C-3 -   Term Note
Exhibit D   -   Compliance Certificate
Exhibit E   -   Continuation/Conversion Notice
Exhibit F   -   Acknowledgment of Interest Rate Contract Counterparty
Exhibit G   -   Transfer Supplement
Exhibit H   -   Opinion of Counsel to STI
                (to be delivered on the Merger Consummation Date)

                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT, dated as of April 15, 1996, among BRUNSWICK BIOMEDICAL CORPORATION, a Massachusetts corporation ("Brunswick"), various lenders as are, or may become, parties hereto (individually a "Lender" and, collectively, the "Lenders"), and INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION, a Delaware corporation, as Agent for the Lenders.


                             W I T N E S S E T H:

RECITALS.


                 A. Pursuant to a Stock Purchase Agreement, dated as of March 18, 1996, between Brunswick and the Estate of Dr. Stanley J. Sarnoff, Brunswick has agreed to acquire 1,888,126 shares of Common Stock, $.10 par value, of Survival Technology, Inc., a Delaware corporation ("STI");

                 B. After giving effect to such acquisition, Brunswick will seek to merge with and into STI (the "Merger"), with STI being the surviving corporation and assuming all obligations of Brunswick hereunder;

                 C. Brunswick desires to obtain from the Lenders (a) a Bridge Loan in an aggregate principal amount of Eleven Million Dollars ($11,000,000) having an initial maturity on October 15, 1996, unless extended for an additional ninety-day period as permitted herein, $10,000,000 of which will be converted, upon consummation of the Merger, into a Term Loan in the principal amount of Ten Million Dollars ($10,000,000) having a final maturity on the fifth anniversary of the Merger; and (b) a Revolving Loan Commitment in an aggregate amount of up to Five Million Dollars ($5,000,000), pursuant to which Revolving Loans will be made to the Borrower from time to time from the date of the Merger to but excluding the Revolving Loan Commitment Termination Date;

                 D. The Lenders are willing, on the terms and conditions set forth herein (a) to make such Bridge Loan on the date hereof and (b) upon consummation of the Merger to convert up to $10,000,000 of the outstanding principal balance of the Bridge Loan into the Term Loan and to extend the Revolving Loan Commitment; and

                 E. The Bridge Loan, the Term Loan and the Revolving Loans will be used in the manner described in Section 3.9 below;

         NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE 1.

                                  DEFINITIONS

         SECTION 1.1. Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

                 "Acquisition" means the acquisition by Brunswick from the Estate of 1,888,126 shares of Common Stock, $.10 par value, of STI in exchange for the payment of the Purchase Price pursuant to the terms and conditions of the Acquisition Agreement.

                 "Acquisition Agreement" means that certain Stock Purchase Agreement, dated as of March 18, 1996, between Brunswick and the Estate, as amended, modified or supplemented to the date hereof.

                 "Affiliate" of any Person means any other Person which, directly or indirectly, controls or is controlled by or under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power (a) to vote 5% or more of the securities having ordinary voting power for the election of directors of such Person, or (b) to direct or cause the direction of the management or policies of such Person whether by contract or otherwise; provided that (i) no Lender shall be deemed to constitute an Affiliate of the Borrower, and (ii) no member of the Hewson family or their transferees who owns, directly or indirectly, together with all other members of the Hewson family or such transferees, 10% or less of the securities having ordinary voting power for the election of directors of Technology shall be deemed to constitute an Affiliate of the Borrower or of Technology.

                 "Agent" means ING as agent for the Lenders pursuant hereto, or such other Person as shall have subsequently been appointed as the successor agent pursuant to Section 8.4.

                 "Agreement" means, on any date, this Credit Agreement as originally in effect on the Closing Date and as thereafter from time to time amended, supplemented, amended and restated, extended or otherwise modified and in effect.

                 "Applicable Lending Office" means, with respect to any Lender, the branch or office of such Lender at which Loans of a certain type are maintained.

                 "Assumption Agreement" means the Assumption Agreement and Supplement to Pledge and Security Agreement, dated as of the Merger Consummation Date, to be executed and delivered by STI in favor of the Agent and the Lenders in the form of Exhibit A.





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

                 "Authorized Officer" means, relative to any Loan Party those officers of such Loan Party whose signatures, incumbency and authority shall have been certified to the Agent and the Lenders pursuant to Section 4.1.1 or
Section 4.2.1.

                 "Base Rate Loans" means Loans, or portions thereof, interest rates on which are determined on the basis of the ING Alternate Base Rate.

                 "Borrower" means, except as otherwise specified in Article 5,
(a) at all times prior to the Merger Consummation Date, Brunswick, and (b) at all times on and after the Merger Consummation Date, STI.

                 "Borrowing" means the Loans or portions thereof of the same type and, in the case of Eurodollar Loans, having the same Interest Period, in each case made, converted or continued by the Lenders on the same Business Day pursuant to the same Borrowing Request or Continuation/Conversion Notice in accordance with Sections 3.1 or 3.4.4, respectively.

                 "Borrowing Request" means a loan request and certificate duly executed by an Authorized Officer of the Borrower in the form of Exhibit B.

                 "Bridge Loan" means, collectively, the loan or loans, in an aggregate principal amount of $11,000,000, made by the Lenders on the Closing Date to the Borrower pursuant to Section 2.1.

                 "Bridge Loan Applicable Margin" shall mean (a) 2.50% during the period commencing on the Closing Date and ending on the 180th-day following the Closing Date and (b) 4.00% thereafter.

                 "Bridge Loan Commitment" means the collective commitments of the Lenders to make the Bridge Loan pursuant to Section 2.1 if the conditions set forth in Section 4.1 and Section 4.3 are met.

                 "Bridge Note" means a promissory note of the Borrower dated the date hereof and substantially in the form of Exhibit C-1, and shall also refer to all other promissory notes accepted from time to time in substitution or renewal thereof.

                 "Bridge Percentage" of any Lender means at any time, in respect of the Bridge Loan, the percentage set forth opposite such Lender's signature hereto under the caption "Percentage" as the same may be adjusted pursuant to Section 9.11.

                 "Brunswick" means Brunswick Biomedical Corporation, a Massachusetts corporation.

                 "Brunswick Patent Assignment" means the Collateral Assignment and Security Agreement (Patents), dated as of the Closing Date, made by Brunswick in favor of the Agent, for its benefit and the ratable benefit of the Lenders, as originally in effect on the Closing Date and as





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

thereafter from time to time amended, supplemented, amended and restated or otherwise modified and in effect.

                 "Brunswick Pledge Agreement" means the Stock and Notes Pledge Agreement, dated as of the Closing Date, made by Brunswick in favor of the Agent, for itself and the ratable benefit of the Lenders, as originally in effect on the Closing Date and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified and in effect, pursuant to which Brunswick shall pledge to the Agent all of the issued and outstanding Stock of its direct Subsidiaries held by Brunswick (including, without limitation, the STI Shares) and all promissory notes and other instruments and securities held by Brunswick, as security for the Obligations.

                 "Brunswick Security Agreement" means the Security Agreement, dated as of the Closing Date, made by Brunswick and each of its Subsidiaries located in the United States (other than STI and its Subsidiaries and other than the Inactive Subsidiaries) in favor of the Agent, for its benefit and the ratable benefit of the Lenders, as originally in effect on the Closing Date and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified and in effect.

                 "Brunswick Subsidiary Guaranty" means the Subsidiary Guaranty, dated as of the Closing Date, made by each Subsidiary (other than STI and its Subsidiaries and other than the Inactive Subsidiaries) of Brunswick located in the United States in favor of the Agent and the Lenders, as originally in effect on the Closing Date and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified and in effect.

                 "Brunswick Trademark Assignment" means the Collateral Assignment and Security Agreement (Trademarks), dated as of the Closing Date, made by Brunswick in favor of the Agent, for its benefit and the ratable benefit of the Lenders, as originally in effect on the Closing Date and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified and in effect.

                 "Business Day" means:

                 (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York; and

                 (b) relative to the making, continuing, prepaying or repaying of any Eurodollar Loans, any day on which dealings in Dollars are carried on in the London interbank market.

                 "Capitalized Lease Liabilities" means all monetary obligations of the Borrower and its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, are or would be classified as capitalized leases.

                 "Cash Equivalent Investment" means, at any time:

                 (a) any direct obligation issued or guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, or issued by any state or political subdivision or public instrumentality thereof, (i) which has a remaining maturity at the time of purchase of not more than one (1) year or which is subject to a repurchase agreement with any Lender or any Eligible Lending Institution exercisable within one (1) year from the time of purchase so long as such direct obligation remains in the possession of the Borrower or in the possession of any Lender and (ii) which, in the case of obligations of any state or political subdivision or public instrumentality thereof, is rated AA or better by Moody's Investors Service, Inc.;

                 (b) certificates of deposit, time deposits, demand deposits and bankers' acceptances, having a remaining maturity at the time of purchase of not more than one (1) year, issued by any Lender or by any Eligible Lending Institution;

                 (c) corporate obligations rated Prime-1 by Moody's Investors Service, Inc. or A-1 by Standard & Poor's Corporation, having a remaining maturity at the time of purchase of not more than one (1) year; and

                 (d) shares of funds registered under the Investment Company Act of 1940, as amended, having assets of at least $100,000,000 which invest only in obligations described above and which shares are rated by Moody's Investors Service, Inc. or Standard & Poor's Corporation in one of the two highest rating categories assigned by such agencies for obligations of such nature.

                 "Cash Flow" means, for any period, an amount equal to (without duplication) the consolidated Net Income of the Borrower and its Subsidiaries, plus depreciation, amortization of intangible assets and other non-cash charges of the Borrower and its Subsidiaries, minus non-cash credits and revenues, plus decreases in the Borrower's and its Subsidiaries' working capital (excluding changes in cash, Cash Equivalent Investments and current maturities of Indebtedness), minus increases in the Borrower's and its Subsidiaries' working capital (excluding changes in cash, Cash Equivalent Investments and current maturities of Indebtedness).

                 "Cash Reserve Account" means an interest-bearing cash reserve account established by the Borrower at SunTrust Bank, Atlanta in favor of the Agent, subject to the terms of the Cash Reserve Account Agreement, in which account the Borrower shall deposit or cause to be deposited on the Closing Date, out of the proceeds of the Bridge Loan, $1,000,000 and from which account the Agent shall be irrevocably authorized by the Borrower to withdraw funds sufficient to pay from time to time accrued and unpaid interest on the Bridge Loan which has become due and payable.

                 "Cash Reserve Account Agreement" means the Collateral Account Agreement, dated as of the Closing Date, between Brunswick, the Agent and SunTrust Bank, Atlanta, pursuant to which Brunswick shall grant to the Agent a security interest in the Cash Reserve Account.

                 "Change in Control" means (a) at any time prior to the Merger Consummation Date, (i) the sale, transfer or other disposition by EM Industries, Inc. or Mylan Laboratories, Inc. of any shares of Stock held by such Persons as of the Closing Date other than to an Affiliate of such Person, or (ii) the failure of James H. Miller (or a Person of comparable qualifications and experience) to serve as chief executive officer of the Borrower, and (b) from and after the Merger Consummation Date, (i) the acquisition by any Person or group of Persons (other than an employee benefit plan solely for employees of STI and its Subsidiaries) of beneficial ownership of more than 20% of the outstanding Stock of the Borrower (within the meaning of Section 13(d) or 14(d) of the Securities and Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder) other than as a result of the Merger, (ii) during any period of 12 consecutive months (whether commencing before or after the Merger Consummation Date), the failure of individuals who on the first day of such period were directors of the Borrower (together with any replacement or additional directors who were nominated or elected by a majority of directors then in office) to constitute a majority of the Board of Directors of the Borrower, or (iii) the failure of James H. Miller (or a Person of comparable qualifications and experience) to serve as chief executive officer of the Borrower.

                 "Charges" means all federal, state, county, city, municipal, local, foreign or other governmental (including, without limitation, PBGC) (a) taxes at the time due and payable and (b) levies, assessments, charges, liens, claims or encumbrances upon or relating to (i) the Collateral, (ii) the Obligations, (iii) the Borrower's and its Subsidiaries' employees, payroll, income or gross receipts, (iv) the Borrower's and its Subsidiaries' ownership or use of their assets, or (v) any other aspect of the Borrower's and its Subsidiaries' business.

                 "Closing Date" means April 15, 1996, the date of the funding of the Bridge Loan.

                 "Closing Date Pro Forma Balance Sheet" means the pro forma balance sheet of Brunswick as of January 31, 1996 prepared by Brunswick based on the financial statements described in clauses (a)(i) and (ii) of Section 5.4 and assuming that the transactions contemplated by this Agreement to occur on the Closing Date, including the Acquisition and the Bridge Loan, occurred on January 31, 1996.

                 "Collateral" means all property and interests in property and proceeds thereof now owned or hereafter acquired by the Borrower or any Subsidiary in or upon which a Lien is granted to the Agent, for its benefit and the ratable benefit of the Lenders, under any of the Loan Documents.

                 "Commitment" means, collectively, the Lenders' Bridge Loan Commitments, Revolving Loan Commitments and Term Loan Commitments.

                 "Commitment Letter" means the Commitment Letter dated March 18, 1996 between Brunswick and ING.

                 "Commonly Controlled Entity" means, with respect to any Person, an entity or trade or business, whether or not incorporated, which is from time to time a member of a controlled group or a group under common control with such Person within the meaning of Sections 414(b), 414(c), 414(m) or 414(o) of the IRC or Section 4001(a)(14) of ERISA.
Unless otherwise indicated in this Agreement, Commonly Controlled Entity shall refer to a Commonly Controlled Entity with respect to the Borrower.

                 "Compliance Certificate" means a certificate duly executed by the chief executive, accounting or financial Authorized Officer of the Borrower in the form of Exhibit D, together with such changes as the Required Lenders may from time to time reasonably request through the Agent for purposes of monitoring the Borrower's compliance herewith.

                 "Consolidated Capital Expenditures" means, for any period, without duplication, the sum of (a) the gross dollar amount of additions during such period to property, plant, equipment and other fixed assets of the Borrower and its Subsidiaries, including those additions made in the ordinary course of business, but excluding routine maintenance and repairs, plus (b) the aggregate amount of Capitalized Lease Liabilities incurred during such period by the Borrower and its Subsidiaries.

                 "Continuation/Conversion Notice" means a notice of continuation or conversion and certificate duly executed by the chief executive, accounting or financial Authorized Officer of the Borrower in the form of Exhibit E attached hereto.

                 "Contractual Obligation" means, relative to any Person, any provision of any security issued by such Person or of any Instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

                 "Default" means any Event of Default or any condition or event which, after notice or lapse of time or both, would constitute an Event of Default.

                 "Disclosure Schedule" means the Disclosure Schedule attached hereto as Schedule 1, as it may be amended, supplemented or otherwise modified from time to time by the Borrower with the consent of the Required Lenders as provided in Section 4.3.2.

                 "Dollar" and the sign "$" mean lawful money of the United
States.

                 "EBITDA" means, for any period, an amount equal to Net Income plus (to the extent deducted in determining Net Income) interest expense, provisions for income taxes, depreciation and amortization of intangible assets, in each case for the Borrower and its Subsidiaries on a consolidated basis.

                 "Eligible Lending Institution" means a financial institution having a branch or office in the United States and having capital and surplus and undivided profits aggregating at least $100,000,000 and rated Prime-1 or better by Moody's Investors Service, Inc. or A-1 or better by Standard & Poor's Corporation.

                 "Environment" means soil, surface waters, ground waters, land, streams, sediments, surface or subsurface strata and ambient air.

                 "Environmental Laws" means all federal, state, local and foreign laws or regulations, codes, common law, consent agreements, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder relating to pollution or protection of the Environment, natural resource or occupational health and safety.

                 "Environmental Liabilities and Costs" means all liabilities, obligations, responsibilities, remedial actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, settlement costs, sanctions and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, any Environmental Law, permit, order, variance or agreement with a Governmental Authority or other Person, arising from or related to the administration of any Environmental Law or arising from environmental, health or safety conditions or a release or threatened release resulting from the past, present or future operations of the Borrower or its Subsidiaries or affecting any of their properties, or any release or threatened release for which the Borrower or any of its Subsidiaries is otherwise responsible under any Environmental Law.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulation thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

                 "ERISA Insolvency" or "ERISA Insolvent" means, at any particular time, a Multiemployer Pension Plan is insolvent within the meaning of Section 4245 of ERISA.

                 "Estate" means the Estate of Dr. Stanley J. Sarnoff.

                 "Estate Registration Rights Agreement" means the Registration Rights Agreement, dated September 14, 1990, between STI and the Estate, pursuant to which the Estate was granted the right, upon the terms and subject to the conditions set forth therein, to require STI to register the STI Shares under the Securities Act of 1933, as amended, which right will be acquired by Brunswick pursuant to the Acquisition Agreement and collaterally assigned to the Agent, for its benefit and the ratable benefit of the Lenders, pursuant to
Section 4.1.8(g).

                 "Estate Stock Pledge Agreement" means the Stock Pledge Agreement, dated as of the Closing Date, between the Estate and Brunswick regarding the STI Shares.

                 "Estate Subordinated Note" means the Subordinated Promissory Note, dated the Closing Date, made by Brunswick payable to the Estate in the principal amount of $4,700,000, and delivered by Brunswick to the Estate in partial payment of the Purchase Price.

                 "Eurodollar Base Rate" means, with respect to any Borrowing of Eurodollar Loans for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) which appears on Telerate Page 3750 for Dollar deposits comparable to the amount of such Borrowing in the London interbank market as of 11:00 a.m. London time (or as soon thereafter as practicable) on the date two (2) Business Days prior to the first day of such Interest Period having a term comparable to such Interest Period. If such Telerate Page is unavailable, the "Eurodollar Base Rate" shall mean with respect to any Borrowing of Eurodollar Loans for any Interest Period therefor, the arithmetic average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates per annum which appear on the Reuters Screen LIBO Page, or if such Reuters Screen LIBO Page is unavailable, the "Eurodollar Base Rate" shall mean with respect to any Borrowing of Eurodollar Loans for any Interest Period therefor, the arithmetic average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates per annum for Dollar deposits comparable to the amount of such Borrowing offered to each of the Reference Lenders in the London interbank market as of 11:00 a.m. London time (or as soon thereafter as practicable) on the date two (2) Business Days prior to the first day of such Interest Period of Dollar deposits having a term comparable to such Interest Period.

                 "Eurodollar Loans" means Loans or portions thereof interest rates on which are determined on the basis of the Eurodollar Rate.

                 "Eurodollar Rate" means, with respect to any Borrowing of Eurodollar Loans for any Interest Period therefor, the rate per annum (rounded upward, if necessary, to the nearest 1/16 of 1%) determined by the Agent to be equal to (i) the Eurodollar Base Rate for such Borrowing for such Interest Period divided by (ii) one (1) minus the Reserve Requirement. The Eurodollar Rate for any Interest Period will be determined initially by the Agent on the basis of the Reserve Requirement in effect on the date two (2) Business Days prior to the commencement of such Interest Period and, from time to time thereafter during such Interest Period, such Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement during such Interest Period.

                 "Event of Default" means any of the events set forth in
Section 7.1.

                 "Excess Cash Flow" means, for any Fiscal Year, the excess of :
(a) Cash Flow for such Fiscal Year minus (b) the sum of (i) the lesser of the amount of Consolidated Capital Expenditures permitted during such Fiscal Year pursuant to Section 6.2.5 and actual Consolidated Capital Expenditures during such Fiscal Year, plus (ii) scheduled repayments of the Term Loan under clause
(c) of Section 3.3.1 during such Fiscal Year and scheduled repayments of other Indebtedness permitted under Section 6.2.2 during such Fiscal Year.

                 "Extension Criteria" means (1) all filings and registrations required to be made with the Securities and Exchange Commission in connection with the Merger shall have been submitted and no stop order or other action which would unreasonably delay or prevent the effectiveness of any such filing or registration shall exist, (2) all procedural matters related to the Merger shall have been completed by the respective Boards of Directions of Brunswick and STI, including, without limitation, approving and authorizing the Merger, and (3) the Agent, based upon the advice of its counsel, shall have determined to its satisfaction that there are no material impediments to the orderly consummation of the Merger.

                 "Facility Fee Letter" means the letter agreement, dated as of the Closing Date, between ING and the Borrower.

                 "Fair Saleable Value Balance Sheet" means, with respect to Brunswick or STI, as the case may be, a hypothetical balance sheet of such Person, prepared by such Person based on the Closing Date Pro Forma Balance Sheet or the Merger Pro Forma Balance Sheet, as applicable, setting forth (a) the assets of such Person (restated at the fair saleable value thereof based upon such evidence of the fair saleable value thereof as such Person shall reasonably deem pertinent), (b) the liabilities of such Person (including all liabilities and obligations of such Person, fixed or contingent, direct or indirect, disputed or undisputed, and whether or not required to be reflected on a balance sheet prepared in accordance with GAAP), and (c) the excess of such assets over such liabilities. The amount of attributed contingent liabilities shall be discounted to reflect the likelihood that such liabilities shall become payable.

                 "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to:

                 (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

                 (b) if such rate is not so published for any day which is a Business Day, the arithmetic average of the quotations for such transactions received by the Agent, in its sole discretion, either from (i) three federal funds brokers of recognized standing selected by the Agent in its sole discretion or (ii) the Reference Lenders.

                 "Financing Statements" means the financing statements under the Uniform Commercial Codes of the applicable jurisdictions, filed with respect to the Security Documents pursuant to clause (c) of Section 4.1.8 or clause (c) or (d) of Section 4.2.9.

                 "Fiscal Quarter" means any quarter of a Fiscal Year.

                 "Fiscal Year" means, subject to Sections 6.2.16 and 9.14 (b),
(a) at any time prior to the Merger Consummation Date, the accounting period of Brunswick commencing on the Closing Date and ending on June 30, 1996 or, if Brunswick shall have changed its Fiscal Year end to July 31 as permitted under
Section 6.2.16, July 31, 1996, and each twelve-month accounting period ending June 30 or July 31, as the case may be, thereafter and (b) from and after the Merger Consummation Date, the accounting period of STI commencing on the Merger Consummation Date and ending on the first July 31 to occur thereafter, and each twelve-month accounting period ending on July 31 thereafter. References to a Fiscal Year with a number corresponding to any calendar year (e.g., the "1996 Fiscal Year") refer to the Fiscal Year ending on a date in such calendar year.

                 "Foreign Lender" means any Lender organized under the laws of a jurisdiction outside the United States.

                 "F.R.S. Board" means the Board of Governors of the Federal Reserve System (or any successor).

                 "GAAP" means generally accepted accounting principles in effect from time to time in the United States.

                 "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                 "herein", "hereof", "hereto", "hereunder" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, clause or provision of this Agreement or such other Loan Document.

                 "Inactive Subsidiaries" means, collectively, Brunswick Biomedical Investment Corporation, a Massachusetts corporation, and Pharmapak, Inc., a Delaware corporation.

                 "including" means including without limiting the generality of any description preceding such term.

                 "Indebtedness" of any Person means, without duplication:

                 (a) all obligations of such Person for borrowed money (including all notes payable and drafts accepted representing extensions of credit) and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments on which interest charges are customarily paid;

                 (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

                 (c) all Capitalized Lease Liabilities of such Person (to the extent required by GAAP to be included on the balance sheet of such Person);

                 (d) whether or not so included as liabilities in accordance with GAAP (i) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable for other than borrowed money arising in the ordinary course of business) and indebtedness secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse, and (ii) all obligations of such Person in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise assure a creditor against loss in respect of, Indebtedness of another Person;

                 (e) all net obligations of such Person under Interest Rate Contracts; and

                 (f) all obligations of such Person to redeem, purchase or otherwise retire or extinguish any of its Stock at a fixed or determinable date (whether by operation of a sinking fund or otherwise), at another's option or upon the occurrence of a condition not solely within the control of such Person (e.g., redemption from future earnings).

                 "Indemnified Liabilities" has the meaning set forth in Section 9.4.

                 "ING" means Internationale Nederlanden (U.S.) Capital Corporation.

                 "ING Alternate Base Rate" means a fluctuating rate of interest per annum equal to the higher of:

                 (a) the arithmetic average of rates of interest announced by each of the Reference Lenders from time to time at such Reference Lender's principal New York City office as its prime (or base) rate for U.S. domestic commercial loans; and

                 (b) the Federal Funds Rate from time to time in effect plus 1/2 of 1% (0.50%).

Changes in the rate of interest on the Base Rate Loans shall take effect on the date of each change in the ING Alternate Base Rate. The Agent shall give notice promptly to the Borrower and the Lenders of changes in the ING Alternate Base Rate.

                 "Instrument" means any contract, agreement, letter of credit, indenture, mortgage, deed, certificate of title, document or writing (whether by formal agreement, letter or otherwise) under which any obligation is evidenced, assumed or undertaken, any Lien (or right or interest therein) is granted or perfected, or any property (or right or interest therein) is conveyed.

                 "Intellectual Property" means, collectively, (a) patents, patent rights and patent applications, copyrights and copyright applications, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, applications for registration of trademarks, trade names and service marks, fictitious names registrations and trademark, trade name and servicemark registrations, including the names "Brunswick Biomedical Corporation", "Survival Technology, Inc."

and all derivations thereof, and (b) patent licenses, trademark licenses, copyright licenses and other licenses to use any of the items described in clause (a), or any other items necessary to conduct or operate the business of the Borrower and its Subsidiaries.

                 "Interest Coverage Ratio" means, for any period, the ratio of
(a) EBITDA for such period to (b) Interest Expense during such period.

                 "Interest Expense" means, for any period, the sum of (a) the Borrower's consolidated interest expense accrued during such period in respect of all Indebtedness of the Borrower and its Subsidiaries, minus (b) the Borrower's consolidated interest expense accrued during such period in respect of the Estate Subordinated Note and the Junior Subordinated Note to the extent that, in accordance with the terms of the Estate Subordinated Note and the Junior Subordinated Note, such interest expense is added to the respective principal amounts thereof and is not paid by the Borrower in cash.

                 "Interest Period" means, relative to any Eurodollar Loans comprising part of the same Borrowing, the period beginning on (and including) the date on which such Eurodollar Loans are made or continued as, or converted into, Eurodollar Loans pursuant to Section 3.1 or Section 3.4.4 and ending on (but excluding) the date which numerically corresponds to such date one, two, three or six months thereafter (or, if such month has no numerically corresponding date, on the last Business Day of such month), in either case as the Borrower may select in its relevant notice pursuant to Section 3.1 or
Section 3.4.4; provided, however, that:

                 (a) the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than three (3) dates with respect to the Term Loan and two
(2) dates with respect to the Revolving Loans;

                 (b) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding date);

                 (c) in the case of Interest Periods for Revolving Loans, no such Interest Period may end later than the Stated Maturity Date for Revolving Loans; and

                 (d) in the case of Interest Periods for the Term Loan, no such Interest Period may end later than (i) the Stated Maturity Date of the Term Loan, or (ii) the date of any principal repayment with respect to the Term Loan as set forth in clause (c) of Section 3.3.1, if on such date the Borrower otherwise would be required to repay any portion of any Borrowing prior to the end of the Interest Period relative to such Borrowing.

                 "Interest Rate Contract" means any interest rate cap agreement, interest rate collar agreement, interest rate swap agreement or other agreement or arrangement designed to protect against fluctuations in interest rates.

                 "Interest Rate Contract Counterparty" means any counterparty to an Interest Rate Contract which the Borrower is required to enter into pursuant to Section 6.1.13.

                 "Internal Revenue Service" means the Internal Revenue Service of the United States of America.

                 "Investment" means, relative to any Person:

                 (a) any loan or advance made by such Person to any other Person (excluding commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business);

                 (b) any ownership or similar interest held by such Person in any other Person; and

                 (c) the purchase of any debt or equity securities or instruments issued by any other Person (including, without limitation, Stock, notes, debentures, drafts and acceptances, trust certificates, partnership interests or units or membership interests in limited liability companies).

The amount of any Investment of the nature referred to in clause (a) or (b) shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

                 "IRC" means the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the IRC also refer to any successor sections.

                 "Junior Subordinated Note" means the Subordinated Promissory Note, dated the Closing Date, made by Brunswick payable to EM Industries, Inc. in the principal amount of $1,000,000.

                 "Lender" means any of the various lenders as are, or may become, parties to this Agreement.

                 "Lender Parties" means, collectively, the Agent and each Lender, and each of their respective successors and assigns, and each of the respective officers, directors, employees, attorneys and agents of the Agent and each Lender and of each of their respective successors and assigns, indemnified by the Borrower as provided in Section 9.4.

                 "Lien" means any mortgage, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, lien (statutory or other), adverse claim or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any jurisdiction).

                 "Loan" means, as the context may require, the Bridge Loan, the Term Loan or the Revolving Loans.

                 "Loan Documents" means, collectively, this Agreement, the Notes, each Security Document, the Brunswick Subsidiary Guaranty, each Borrowing Request, any Interest Rate Contract entered into by the Borrower with a Lender that has executed and delivered to the Agent an acknowledgment in the form of Exhibit F, each other Instrument executed and delivered by the Borrower or any of its Subsidiaries as of the date hereof or at any time thereafter and, from and after the Merger Consummation Date, the STI Subsidiary Guaranty, in connection with the transactions contemplated by this Agreement, in each case, as amended, modified or supplemented from time to time.

                 "Loan Party" means any of the Borrower, its Subsidiaries and Affiliates which is a party to any of the Loan Documents.

                 "Loss" means any loss, damage, destruction, theft, or seizure of, or any other casualty with respect to, or any condemnation of, any property or asset of any Person in an amount in excess of $100,000 individually or $250,000 in the aggregate for any Fiscal Year; and the "amount" of any Loss means (i) if such asset or property is repaired or replaced, the greater of (A) the cost to repair or replace the property or asset that was the subject of such Loss and (B) the amount of insurance proceeds or condemnation awards payable as a result of such Loss, and (ii) if such asset or property is not repaired or replaced, the amount of insurance proceeds or condemnation awards payable as a result of such loss.

                 "Material Adverse Change" means a material adverse change in
(a) the condition (financial or otherwise), operations, performance, business, properties or prospects of the Borrower and its Subsidiaries taken as a whole; or (b) the rights and remedies of the Lenders or the Agent under the Loan Documents; or (c) the ability of the Borrower to repay the Obligations or of the Borrower or any Subsidiary to perform their respective obligations under the Loan Documents; or (d) the legality, validity or enforceability of any Loan Document; or (e) the Liens granted the Agent pursuant to the Security Documents.

                 "Maturity" means relative to any Loan or portion thereof, the earlier of such Loan's Stated Maturity Date or such other date when such Loan or portion thereof shall be or become due and payable in accordance with the terms of this Agreement, whether by required repayment, prepayment, declaration or otherwise.

                 "Merger" means the merger of Brunswick with and into STI with STI being the surviving corporation.

                 "Merger Consummation Date" means the date on which the Merger has been consummated and all conditions set forth in Section 4.2 and Section
4.3 have been satisfied or waived in writing by the Lenders and the Agent.

                 "Merger Pro Forma Balance Sheet" means the pro forma balance sheet of the Borrower as of the Merger Consummation Date, prepared by the Borrower based upon the financial statements described in clause (a) of Section 5.4, and after giving effect to the transactions contemplated by this Agreement to occur on the Merger Consummation Date, including the consummation of the Merger, the conversion of $10,000,000 of the Bridge Loan into the Term Loan and the making of the Revolving Loans to be made on the Merger Consummation Date.

                 "Monthly Payment Date" means the last day of each calendar month or, if such day is not a Business Day, the immediately preceding Business Day.

                 "Mortgage" means any mortgage, deed of trust, deed to secure debt, leasehold mortgage, leasehold deed of trust or leasehold deed to secure debt covering real property, as such instruments are originally executed or supplemented, amended, renewed, extended or otherwise modified from time to time.

                 "Multiemployer Pension Plan" means a Multiemployer Plan which is subject to Subtitle E of Title IV of ERISA.

                 "Multiemployer Plan" means a Plan which is a "multiemployer plan" within the meaning of Section 3(37) of ERISA.

                 "Net Disposition Proceeds" means, with respect to any disposition of the assets of the Borrower or any Subsidiary (including the disposition by Brunswick of any Stock of STI other than as a result of the Merger), the excess of: (a) the gross cash proceeds received by the Borrower or any Subsidiary from such disposition (including any cash proceeds subsequently received in respect of notes and other non-cash proceeds received by the Borrower or any of its Subsidiaries from such disposition), minus (b) the sum of (i) all reasonable out-of-pocket fees and expenses incurred in connection therewith, plus (ii) all taxes paid or payable in connection with such sale.

                 "Net Income" means, as to any Person, for any period, the net income (or loss) of such Person for such period, determined in accordance with GAAP, but excluding extraordinary gains or losses for such period.

                 "Net Securities Proceeds" means, with respect to the issuance or sale by the Borrower or any Subsidiary of any equity or debt securities (not including upon the exercise of existing stock options or employee stock options, the issuance of equity securities pursuant to any dividend reinvestment plan or the incurrence of Indebtedness to finance Consolidated Capital Expenditures to the extent permitted under Section 6.2.2), the excess of: (a) the gross cash proceeds received by the Borrower or any Subsidiary from such issuance and sale; minus (b) all reasonable out-of-pocket fees and expenses incurred in connection with such issuance and sale; minus (c) the amount of such proceeds required to be applied to the prepayment of the Estate Subordinated Note pursuant to Section 4 of the Estate Subordinated Note as in effect on the Closing Date.

                 "Note" means, as the context may require, any Bridge Note, Term Note or Revolving Note.

                 "Notes" means, collectively, the Bridge Notes, the Term Notes and the Revolving Notes.

                 "Obligations" means all payment and performance obligations of the Loan Parties (monetary or otherwise) arising under or in connection with this Agreement, the Notes and the other Loan Documents.

                 "Organic Document" means, relative to any Person, its articles or certificate of incorporation or organization or certificate of limited partnership, its bylaws, partnership or operating agreement or other organizational documents, and all stockholders agreements, voting trusts and similar arrangements applicable to any of its Stock or partnership interests or other ownership interests.

                 "Participant" means the banks or other entities that purchase participating interests in any Loan, Note, Revolving Loan Commitment or other interest hereunder, as provided in clause (a) of Section 9.11.

                 "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

                 "Pension Plan" means any Plan which is subject to the provisions of Title IV of ERISA, or to the provisions of Section 302 of ERISA or Section 412 of the IRC.

                 "Percentage" means, as the context requires, either (a) the Bridge Percentage, (b) the Revolving Percentage, (c) the Term Percentage or (d) all of the above.

                 "Person" means any natural person, corporation, partnership, limited liability company, firm, association, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

                 "Plan" shall mean, at a particular time, any employee benefit plan (within the meaning of Section 3(3) of ERISA), which is covered by ERISA and in respect of which the Borrower, a

Subsidiary or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                 "Plan Reorganization" means with respect to any Multiemployer Pension Plan, the condition that such plan is in reorganization within the meaning of such term as used in Section 4241 of ERISA.

                 "Plan Reportable Event" means (i) a reportable event described in Section 4043 of ERISA and regulations thereunder (other than any reportable event described in Section 4043(b)(2) or (7)), (ii) a withdrawal by a "substantial employer" (within the meaning of Section 4001(a)(2) of ERISA) from a Single Employer Plan to which more than one employer contributes, as referred to in Section 4063(b) of ERISA, or (iii) a cessation of operations at a facility causing more than twenty percent (20%) of participants under a Single Employer Plan to be separated from employment, as referred to in Section 4062(e) of ERISA.

                 "Pledge Agreement" means any of the Brunswick Pledge Agreement or the STI Pledge Agreement.

                 "Post-Default Rate" means (a) in the case of each Loan, the sum of the rate per annum otherwise applicable to such Loan from time to time plus two percent (2%) per annum and (b) in the case of all other Obligations, the sum of the highest rate per annum then applicable to any Loan (other than by application of the Post-Default Rate) plus two percent (2%) per annum.

                 "Pro Forma Balance Sheets" means the Closing Date Pro Forma Balance Sheet, the Trial Merger Pro Forma Balance Sheet, and the Merger Pro Forma Balance Sheet.

                 "Projections" means the projected balance sheets and statements of operations and changes in cash flows of the Borrower (after giving effect to the Merger) for the Fiscal Years 1997 - 1999 inclusive, prepared by the Borrower on an annual basis for the 1997 - 1999 Fiscal Years, together with supporting details and a statement of underlying assumptions, which have been delivered to the Lenders prior to the Closing Date.

                 "Purchase Money Indebtedness" means Indebtedness incurred to finance part or all of (but not more than) the purchase price of equipment in which neither the Borrower nor any of its Subsidiaries had an interest at any time prior to such purchase.

                 "Purchase Price" means "Purchase Price" as that term is defined in the Acquisition Agreement.

                 "Purchasing Lender" means any Person purchasing all or any part of the rights and obligations under this Agreement and the Notes of any Lender pursuant to a Transfer Supplement in accordance with Section 9.11.

                 "Quarterly Payment Date" means the last day of each March, June, September and December or, if such day is not a Business Day, the immediately preceding Business Day.

                 "Reference Lenders" means, collectively, The Chase Manhattan Bank, N.A., Citibank, N.A. and Morgan Guaranty Trust Company of New York.

                 "Register" means the register for the recordation of the names and addresses of the Lenders and the Revolving Loan Commitment of, and the principal amounts of the Loans owing to, each Lender from time to time, as provided in clause (c) of Section 9.11.

                 "Regulatory Approval" means each and every approval, consent, filing and registration by or with any federal, state or other regulatory authority (domestic or foreign) necessary to authorize or permit the execution, delivery or performance of this Agreement, the Notes or any other Loan Document, for the granting of any security contemplated hereby or thereby, for the validity or enforceability hereof or thereof, or for the consummation of the transaction contemplated by the Loan Documents, including, without limitation, the Acquisition and the Merger.

                 "Regulatory Change" means, as to any or all of the Lenders or the Agent, the adoption of or any change in (including, without limitation, any change in the interpretation of) any:

                 (a) United States federal or state law or foreign law applicable to the Agent or such Lender; or

                 (b) regulation, interpretation, directive, guideline or request (whether or not having the force of law) applicable to the Agent or such Lender of any court or Governmental Authority charged with the interpretation or administration of any law referred to in clause (a) or of any central bank or fiscal, monetary or other authority having jurisdiction over the Agent or such Lender.

                 "Required Lenders" means, as the context may require at any time, Lenders having, in the aggregate, 66-2/3% or more of (a) the Bridge Loans at any time prior to the Merger Consummation Date, and (b) the Revolving Loan Commitment, the Revolving Loans and the Term Loan on and after the Merger Consummation Date.

                 "Requirements of Law" means, as to any Person, the Organic Documents of such Person, and all federal, state and local laws, rules, regulations, orders, decrees or other determinations of an arbitrator, court or other Governmental Authority, including, without limitation, all disclosure and other requirements of ERISA, the requirements of Environmental Laws and Environmental Permits, the requirements of OSHA, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                 "Reserve Requirement" means, relative to any Interest Period for any Eurodollar Loans, from time to time during such Interest Period, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of or including "Eurodollar Liabilities", as currently defined under Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

                 "Responsible Officer" means the chief executive officer, the chief operating officer and the chief financial officer of the Borrower.

                 "Revolving Loan" means, relative to any Lender, any loan made by such Lender to the Borrower pursuant to Section 2.2.2.

                 "Revolving Loan Availability" means, on any date, the excess of (a) the Revolving Loan Commitment Amount minus (b) the then aggregate principal amount of all outstanding Revolving Loans.

                 "Revolving Loan Commitment" means the collective commitments of the Lenders to make Revolving Loans pursuant to Section 2.2.2 if the conditions set forth in Section 4.2 and Section 4.3 are met.

                 "Revolving Loan Commitment Amount" means $5,000,000.

                 "Revolving Loan Commitment Termination Date" means the earliest of:

                 (a)      the Stated Maturity Date for Revolving Loans;

                 (b) immediately and without further action upon the occurrence of any Event of Default described in Section 7.1.4;

                 (c) immediately when any other Event of Default shall have occurred and be continuing and either:

                          (i) the Revolving Loans shall be declared to be due and payable pursuant to Section 7.3; or

                          (ii) in the absence of such declaration, the Agent, acting at the direction of the Required Lenders, shall give notice to the Borrower that the Revolving Loan Commitment has been terminated; and

                 (d) immediately upon the occurrence of a Change in Control.

                 "Revolving Note" means a promissory note of the Borrower dated the date hereof and substantially in the form of Exhibit C-2, and shall also refer to all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

                 "Revolving Percentage" of any Lender means, at any time, in respect of the Revolving Loan Commitment and the Revolving Loans, the percentage set forth opposite such Lender's signature hereto under the caption "Percentage," as the same may be adjusted pursuant to Section 9.11.

                 "Secretary" means, with respect to any Person, the secretary, assistant secretary, clerk, assistant clerk or comparable officer of such Person.

                 "Security Documents" means, collectively, the Brunswick Pledge Agreement, the Brunswick Security Agreement, the Brunswick Patent Agreement, the Brunswick Trademark Assignment, the Technology Patent Assignment, the Technology Trademark Assignment, the Cash Reserve Account Agreement, the assignment of the Interest Rate Contracts described in Section 6.1.13, the collateral assignment of the Estate Registration Rights Agreement described in clause (g) of Section 4.1.8, the collateral assignment of rights under Acquisition Agreement and all other documents described in clause (f) of
Section 4.1.8, each other Instrument at any time delivered in connection with this Agreement to secure the Obligations and, from and after the Merger Consummation Date, the Assumption Agreement, the STI Security Agreement, STI Patent Assignment, STI Trademark Assignment, the STI Pledge Agreement, the Mortgages described in clause (h) of Section 4.2.9, the Share Charge and the assignment of "key-man" life insurance described in clause (i) of Section 4.2.9.

                 "Senior Debt Leverage Ratio" means, for any period, the ratio of (a) the aggregate outstanding principal amount of the Loans as of the last day of such period to (b) EBITDA for such period.

                 "Senior Debt Service" means, for any period, the sum of (a) Interest Expense with respect to the Loans during such period, plus (b) principal repayments, if any, of the Loans during such period required to be made pursuant to clause (c) of Section 3.3.1.

                 "Senior Debt Service Ratio" means, for any period, the ratio of (a) EBITDA for such period to (b) Senior Debt Service for such period.

                 "Share Charge" means the Share Charge, dated the Merger Consummation Date, made by STI in favor of the Agent, for its benefit and the ratable benefit of the Lenders, in respect of all of the outstanding shares of STI International Limited held by STI, in form and substance satisfactory to the Agent.

                 "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, other than a Multiemployer Plan.

                 "Solvent" means, with respect to any Person on a particular date, that on such date (i) the fair value of the assets of such Person (both at fair valuation and at present fair saleable value) is, on the date of determination, greater than the total amount of liabilities of such Person (including all liabilities and obligations of such Person, fixed or contingent, direct or indirect, disputed or undisputed, and whether or not required to be reflected on a balance sheet prepared in accordance with GAAP), (ii) such Person is able to pay all liabilities of such Person as they mature, and (iii) such Person does not have unreasonably small capital with which to carry on its business. The amount attributed to contingent liabilities shall be discounted to reflect the likelihood that such liabilities shall become payable.

                 "Stated Maturity Date" means, (a) with respect to the Bridge Loan, October 15, 1996, unless the Borrower requests a ninety-day extension in writing and the Extension Criteria have been met, in which case the Stated Maturity Date shall be January 15, 1997, and (b) with respect to the Term Loan and the Revolving Loans, the fifth anniversary of the Merger Consummation Date.

                 "STI" means Survival Technology, Inc., a Delaware corporation.

                 "STI Patent Assignment" means, collectively, each Collateral Assignment and Security Agreement (Patents), dated as of the Merger Consummation Date, in substantially the form of the Brunswick Patent Assignment, made by STI or one of its Subsidiaries in favor of the Agent, for its benefit and the ratable benefit of the Lenders, as originally in effect on the Merger Consummation Date and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified and in effect.

                 "STI Pledge Agreement" means the Stock and Notes Pledge Agreement, dated as of the Merger Consummation Date, in substantially the form of the Brunswick Pledge Agreement, made by STI in favor of the Agent, for itself and the ratable benefit of the Lenders, as originally in effect on the Merger Consummation Date and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified and in effect, pursuant to which STI shall pledge to the Agent all of the issued and outstanding stock of its Subsidiaries located in the United States and all promissory notes and other instruments and securities held by STI, as security for the Obligations.

                 "STI Security Agreement" means the Security Agreement, dated as of the Merger Consummation Date, in substantially the form of the Brunswick Security Agreement, made by STI and each of its Subsidiaries located in the United States (other than the Inactive Subsidiaries) in favor of the Agent, for its benefit and the ratable benefit of the Lenders, as originally in effect on the Merger Consummation Date and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified and in effect.

                 "STI Subsidiary Guaranty" means the Subsidiary Guaranty, dated as of the Merger Consummation Date, in substantially the form of the Brunswick Subsidiary Guaranty, made by each Subsidiary (other than the Inactive Subsidiaries) of STI located in the United States in favor of the

Agent and the Lenders, as originally in effect on the Merger Consummation Date and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified and in effect.

                 "STI Shares" means the 1,888,126 shares of Common Stock, $.10 par value, of STI purchased by Brunswick pursuant to the Acquisition Agreement.

                 "STI Trademark Assignment" means, collectively, each Collateral Assignment and Security Agreement (Trademarks), dated as of the Merger Consummation Date, in substantially the form of the Brunswick Trademark Assignment, made by STI or one of its Subsidiaries in favor of the Agent, for its benefit and the ratable benefit of the Lenders, as originally in effect on the Merger Consummation Date and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified and in effect.

                 "Stock" means all shares of capital stock of or in a corporation, whether voting or non-voting, and including, without limitation, common stock and preferred stock.

                 "Subsidiary" of any corporation means any other corporation greater than 50% of the outstanding shares of Stock of which having ordinary voting power for the election of directors is owned directly or indirectly by such corporation, and, except as otherwise indicated herein, references to Subsidiaries shall refer to Subsidiaries of the Borrower. Unless otherwise indicated, references to Subsidiaries of Brunswick on the Closing Date and as of any time thereafter, but prior to the Merger Consummation Date, shall include STI and its Subsidiaries.

                 "Subsidiary Note" means a promissory note made by a Subsidiary payable to the Borrower and meeting the requirements of Section 6.2.7(e).

                 "Taxes" means all taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes imposed on or measured by its net income and franchise taxes imposed on it.

                 "Technology" means Brunswick Biomedical Technologies, Inc., a Massachusetts corporation and a Subsidiary of the Borrower.

                 "Technology Patent Assignment" means the Collateral Assignment and Security Agreement (Patents), dated as of the Closing Date, made by Technology in favor of the Agent, for its benefit and the ratable benefit of the Lenders, as originally in effect on the Closing Date and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified and in effect.

                 "Technology Trademark Assignment" means the Collateral Assignment and Security Agreement (Trademarks), dated as of the Closing Date, made by Technology in favor of the Agent, for its benefit and the ratable benefit of the Lenders, as originally in effect on the Closing Date and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified and in effect.

                 "Term Loan" means, collectively, the loans, in an aggregate principal amount equal to $10,000,000, to be converted from $10,000,000 of the outstanding principal balance of the Bridge Loan on the Merger Consummation Date pursuant to Section 2.2.1.

                 "Term Loan Commitment" means the collective commitments of the Lenders to extend the Term Loan pursuant to Section 2.2.1 by converting $10,000,000 of the outstanding principal balance of the Bridge Loan into the Term Loan on the Merger Consummation Date if the conditions set forth in
Section 4.2 and Section 4.3 are met.

                 "Term Note" means a promissory note of the Borrower dated the date hereof and substantially in the form of Exhibit C-3, and shall also refer to all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

                 "Term Percentage" of any Lender means, at any time, in respect of the Term Loan, the percentage set forth opposite such Lender's signature hereto under the caption "Percentage," as the same may be adjusted pursuant to
Section 9.11.

                 "Total Debt Leverage Ratio" means, for any period, the ratio of (a) the aggregate outstanding principal amount of all Indebtedness of the Borrower and its Subsidiaries as of the last day of such period to (b) EBITDA for such period.

                 "Transfer Supplement" means a Transfer Supplement, substantially in the form of Exhibit G, executed pursuant to Section 9.11.

                 "Trial Merger Pro Forma Balance Sheet" means the pro forma balance sheet of the Borrower, assuming the Merger will occur on August 1, 1996, prepared by Brunswick based on the financial statements described in clauses a(i) - (iv) of Section 5.4 and the Projections and after giving effect to the transactions contemplated to occur on the Closing Date.

                 "type" means, relative to any Borrowing or Loan, the portion thereof being maintained as a Base Rate Loan or a Eurodollar Rate Loan.

                 "UCC" means the Uniform Commercial Code of any applicable jurisdiction, as in effect from time to time.

                 "United States" or "U.S." means the United States of America, its 50 States and the District of Columbia.

                 "written" or "in writing" means any form of written communication or a communication by means of telephonic facsimile device.

                 SECTION 1.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and each Note, Borrowing Request, Compliance Certificate, Continuation/Conversion Notice, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

                 SECTION 1.3. Cross-References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and unless otherwise specified, references in any Article, Section, or definition to any clause are references to such clause of such Section, Article or definition.

                 SECTION 1.4. Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with GAAP.


                                   ARTICLE 2.

                                  COMMITMENTS

                 SECTION 2.1. Bridge Loan. Subject to the terms and conditions of this Agreement, each Lender severally and for itself alone agrees to make a single Loan to the Borrower on the Closing Date equal to its Bridge Percentage of $11,000,000.

                 SECTION 2.2. Term Loan and Revolving Loan Commitment. Subject to the terms and conditions of this Agreement, each Lender severally and for itself alone agrees to make its Term Percentage of the Term Loan described in Section 2.2.1 and to provide its Revolving Percentage of the Revolving Loan Commitment described in Section 2.2.2.

                 SECTION 2.2.1. Term Loan. On the Merger Consummation Date, each Lender will convert a portion of the Bridge Loan equal to its Term Percentage of $10,000,000, which portion shall thereafter constitute such Lender's portion of the Term Loan.

                 SECTION 2.2.2. Revolving Loan Commitment. Each Lender will, from time to time on any Business Day occurring during the period commencing on the Merger Consummation Date and continuing to (but not including) the Revolving Loan Commitment Termination Date, make Revolving Loans to the Borrower equal to its Revolving Percentage of the aggregate amount of any Borrowing of Revolving Loans requested by the Borrower to be made on such Business Day in accordance with Section 3.1.

                 SECTION 2.2.3. Limitations on Revolving Credit Commitment. No Lender shall be required to make any Revolving Loan, if after giving effect thereto:

                 (a) the then aggregate outstanding principal amount of all Revolving Loans would exceed the Revolving Loan Commitment Amount less the amount of reserves established by the Agent pursuant to Section 2.3; or

                 (b) the then aggregate outstanding principal amount of such Lender's Revolving Loans would exceed its Revolving Percentage of an amount equal to the Revolving Loan Commitment Amount less the amount of reserves established by the Agent pursuant to Section 2.3.

Subject to the terms hereof, the Borrower may from time to time borrow, prepay and reborrow Revolving Loans, in all cases pursuant to the Revolving Loan Commitment.

                 SECTION 2.3. Establishment of Reserves. The Agent shall have the right to establish, in such amounts, and with respect to such matters, as the Agent, based on the Agent's customary credit considerations, shall deem necessary or appropriate, reserves with respect to (i) Charges and Liens; (ii) Environmental Liabilities and Costs, (iii) sums as to which the Agent and the Lenders are permitted to make Revolving Loans on the Borrower's behalf under
Section 3.3.3 of this Agreement; and (iv) by thirty (30) days prior written notice by the Agent to the Borrower, such other matters, events, conditions or contingencies as to which the Agent, based on the Agent's customary credit considerations, reasonably determines reserves should be established from time to time hereunder.

                 SECTION 2.4. Commitment Fee. The Borrower agrees to pay to the Agent, for the account of each Lender, a nonrefundable fee for the period from the Closing Date to and including the Revolving Loan Commitment Termination Date, equal to such Lender's Revolving Percentage of one-half of one percent (0.50%) per annum of the difference between (A) the Revolving Loan Commitment Amount and (B) the average daily aggregate outstanding principal amount of all Revolving Loans. The fee described in this Section 2.4 shall be calculated on a daily basis and shall be payable by the Borrower in arrears on each Monthly Payment Date and on the Revolving Loan Commitment Termination Date.

                 SECTION 2.5. Increased Costs; Capital Adequacy. (a) The Borrower shall pay to each Lender from time to time on demand such amounts as such Lender may determine to be reasonably necessary to compensate it or its holding company for any costs which such Lender determines are attributable to its making or maintaining Loans, or maintaining Commitments hereunder or its obligation to make any such Loans hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any such Loans, Commitments or obligation, in each case resulting from any Regulatory Change which: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement in respect of any of such Loans or Commitments (other than taxes imposed on or measured by the overall net income of such Lender or of its Applicable Lending Office); or (ii) imposes or modifies any reserve, special deposit, deposit insurance or assessment, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender or any holding company of such bank (including, without limitation, a request or requirement which affects the manner in which any Lender or the holding company of any thereof allocates capital resources to commitments, including the Commitments and obligations of such Lender hereunder). Each Lender will notify the Borrower of any event occurring after the date of this Agreement which will entitle such Lender to compensation pursuant to this clause (a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation.

                 (b) Without limiting the effect of the foregoing provisions of this Section 2.5 (but without duplication), the Borrower shall pay to each Lender from time to time upon demand by such Lender such amounts as the Lender may determine to be reasonably necessary to compensate such Lender for any costs which it determines are attributable to the maintenance by it or its holding company, pursuant to any law or regulation of any jurisdiction or any interpretation, directive or request (whether or not having the force of law) of any court or governmental or monetary authority, whether in effect on the date of this Agreement or thereafter, of capital in respect of its Loans its obligation to make the Loans hereunder (such compensation to include, without limitation, an amount equal to any reduction in return on assets or equity of such Lender or its holding company to a level below that which it could have achieved but for such law, regulation, interpretation, directive or request). The Lender will notify the Borrower with a copy to the Agent) if it is entitled to compensation pursuant to this clause (b) as promptly as practicable after it determines to request such compensation.

                 (c)      Each notice delivered by any Lender pursuant to this
Section 2.5 shall contain a statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) which shall, in the absence of manifest error, be conclusive of the matters stated therein and be binding upon the Borrower. In determining such amount, any Lender may use any method of averaging and attribution that it in good faith shall deem applicable.

                 (d) Upon the receipt by the Borrower from any Lender of a claim for compensation pursuant to this Section 2.5, the Borrower may obtain a replacement bank, financial institution or other lender satisfactory to the Borrower and the Agent to acquire and assume all or part of such affected Lender's Loans and Commitments and such affected Lender shall transfer all or such part of its Loans and Commitments upon receipt of the purchase price therefor (which shall equal the outstanding principal amount of its Loans plus all accrued and unpaid interest and fees to the date of purchase, plus all other amounts owing by the Borrower) to such affected Lender under this Agreement. Any such replacement bank, financial institution or other lender shall be subject to the prior written consent of the Agent, which consent shall not be unreasonably withheld.


                                   ARTICLE 3.

                                LOANS AND NOTES

                 SECTION 3.1. Borrowing Procedure. By delivery of a Borrowing Request to the Agent on or before 11:00 a.m., New York City time, on any day, the Borrower may request that the Bridge Loan be made on such day. By delivering a Borrowing Request to the Agent at the Agent's Atlanta Office on or before 11:00 a.m., New York City time, on a Business Day, the Borrower may (a) request, on not less than one (1) Business Day's advance notice in the case of Base Rate Loans and not less than three (3) Business Days' advance notice in the case of Eurodollar Loans, that the Term Loan be made on the Merger Consummation Date; and (b) from time to time request, on not less than one (1) nor more than three (3) Business Days' notice, in the case of Base Rate Loans, and not less than three (3) nor more than five (5) Business Days' notice in the case of Eurodollar Loans, that a Borrowing of Revolving Loans be made on the Business Day specified in such Borrowing Request. Borrowings of Base Rate Loans shall be in a minimum aggregate amount equal to $250,000 and in integral multiples of $50,000 or, if less, the amount of the Revolving Loan Availability immediately prior to such Borrowing. Borrowings of Eurodollar Loans shall be in a minimum aggregate amount of $500,000 and in integral multiples of $100,000. The Term Loan shall be made on the Merger Consummation Date, and each Revolving Loan shall be made on the Business Day specified in the Borrowing Request therefor, which Business Day shall be on or after the Merger Consummation Date. On such Business Day, each Lender shall, on or before 2:00 p.m., New York City time, deposit same day funds with the Agent in an amount equal to such Lender's Percentage of the requested Borrowing, such deposit to be made to such account as the Agent shall specify from time to time by notice to the Lenders. The proceeds of all Borrowings shall be made available to the Borrower by wire transfer of such proceeds to such transferees, or to such accounts of the Borrower, as the Borrower shall have specified in the Borrowing Request therefor; provided, however, that in each case the Agent shall be required to make available to the Borrower the proceeds of any Borrowing only to the extent received by it in same day funds from the Lenders. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan.

                 SECTION 3.2. Notes. All Loans made by each Lender shall be evidenced:

                 (a) in the case of such Lender's portion of the Bridge Loan, by a Bridge Note payable to the order of such Lender in a principal amount equal to such Lender's Bridge Percentage of the Bridge Loan;

                 (b) in the case of such Lender's portion of the Term Loan, by a Term Note payable to the order of such Lender in a principal amount equal to such Lender's Term Percentage of the Term Loan; and

                 (c) in the case of such Lender's Revolving Loans, by a Revolving Note payable to the order of such Lender in a principal amount equal to such Lender's Revolving Percentage of the Revolving Loan Commitment Amount.

The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on a grid schedule attached to such Lender's Revolving Note (or on a continuation of any such grid attached to any Revolving Note and made a part thereof), which notations shall evidence, inter alia, the date and outstanding principal amount of the Revolving Loans evidenced thereby. The notations on any such grid (and on any such continuation) indicating the outstanding principal amount of such Lender's Revolving Loans shall be presumptive evidence of the principal amount thereof owing and unpaid, but the failure to record any such amount on any such grid (or on any such continuation) shall not limit or otherwise affect the obligations of the Borrower hereunder or under such Note to make payments of principal of or interest on such Loans when due.

                 SECTION 3.3. Principal Payments. Repayments and prepayments of principal of the Loans shall be made in accordance with this
Section 3.3.

                 SECTION 3.3.1. Repayments and Prepayments. The Borrower will make payment in full of all unpaid principal of each Loan at its Stated Maturity Date (or such earlier date as such Loan may become or be declared due and payable pursuant to Article 7). Prior thereto, the Borrower:

                 (a) may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans; provided, however, that (i) as to partial prepayments of the Bridge Loan or the Term Loan, all such voluntary prepayments shall require at least three (3) Business Days prior notice to the Agent, (ii) as to the Bridge Loan, the Term Loan and the Revolving Loans, all such voluntary prepayments shall be in a minimum amount of $50,000 (subject to the Borrower's right to prepay in full the entire unpaid principal amount of the Bridge Loan, the Term Loan or the Revolving Loans, as the case may be), and (iii) as to the voluntary prepayment in full of the Bridge Loan and the Term Loan and the termination of the Revolving Loan Commitment, such prepayment shall require at least five (5) Business Days prior written notice to the Agent;

                 (b) shall, on any Business Day on which the aggregate outstanding principal amount of all Revolving Loans exceeds the Revolving Loan Commitment Amount, make a mandatory prepayment of the outstanding principal amount of Revolving Loans in an amount equal to such excess amount;

                 (c) shall, on each Quarterly Payment Date, commencing on the third (3rd) Quarterly Payment Date occurring after the Merger Consummation Date, make a scheduled payment of a portion of the outstanding principal amount of the Term Loan in an amount equal to the lesser of (i) the outstanding principal balance of the Term Loan, and (ii) the amount shown below opposite each such Quarterly Payment Date:

                                                                      Quarterly
         Quarterly Payment Dates Occuring                             Principal
         During the Period from:                                      Payment
         --------------------------------                             ---------
Merger Consummation Date through but
         excluding the first anniversary of the
         Merger Consummation Date                                     $250,000

First anniversary of the Merger Consummation
         Date through but excluding the second
         anniversary of the Merger Consummation Date                  $500,000

Second anniversary of the Merger Consummation
         Date through but excluding the third
         anniversary of the Merger Consummation Date                  $500,000

Third anniversary of the Merger Consummation
         Date through but excluding the fourth
         anniversary of the Merger Consummation Date                  $625,000

Fourth anniversary of the Merger Consummation
         Date through and including the Stated Maturity
         Date for the Term Loan                                       $750,000

                 (d) shall, concurrently with the receipt by the Borrower or any Subsidiary of any Net Disposition Proceeds (other than from dispositions of assets permitted under clause (a) of Section 6.2.11) which in the aggregate equal or exceed $250,000 in any Fiscal Year, if received prior to the Merger Consummation Date, make a mandatory prepayment of the Bridge Loan, and if received after the Merger Consummation Date, make a mandatory prepayment of the Term Loan, in each case in an aggregate amount equal to such Net Disposition Proceeds; provided that this clause (d) of Section 3.3.1 shall not in any event be deemed a consent to any disposition by the Borrower or any Subsidiary which is otherwise prohibited by the terms of this Agreement or of any of the other Loan Documents;

                 (e) shall, concurrently with the receipt by the Borrower or any Subsidiary of any Net Securities Proceeds, if received prior to the Merger Consummation Date make a mandatory prepayment of the Bridge Loan, and if received after the Merger Consummation Date make a mandatory prepayment of the Term Loan, in each case in an aggregate amount equal to such Net Securities Proceeds; provided that this clause (e) of Section 3.3.1 shall not in any event be deemed a consent to any issuance of Stock or the incurrence of Indebtedness by the Borrower or any Subsidiary which is otherwise prohibited by the terms of this Agreement or of any of the other Loan Documents;

                 (f) shall, concurrently with the delivery of the financial information required under clause (a)(i) of Section 6.1.1 (but in no event later than the date such information is required to be delivered), make a mandatory prepayment of a portion of the outstanding principal amount of the Term Loan in an amount equal to 75% of Excess Cash Flow for the Fiscal Year with respect to which such financial information was delivered or is required to be delivered;

                 (g) shall, within 180 days after receipt by the Borrower or any Subsidiary or the Agent of any condemnation awards with respect to any Loss, make a mandatory prepayment of the Loans in an amount by which such condemnation awards exceed the actual cost incurred to replace or restore the property or asset which was the subject of such Loss as nearly as practicable to conditions prior to such Loss;

                 (h) shall, within 180 days after receipt by the Borrower or any Subsidiary or the Agent of any insurance proceeds with respect to any Loss resulting from a casualty, make a mandatory prepayment of the Loans in an amount by which such insurance proceeds exceed the actual cost incurred by the Borrower or such Subsidiary to repair or replace the property or asset which was the subject of the Loss or deemed Loss giving rise to such insurance proceeds;

                 (i) shall, within 180 days after receipt by the Borrower or any Subsidiary or the Agent of any insurance proceeds with respect to any Loss resulting from a liability, make a mandatory prepayment of the Loans in an amount by which such insurance proceeds exceed the amount of the liability to be satisfied with such proceeds (to the extent such liability is so satisfied);

                 (j) shall, concurrently with the receipt by the Borrower of any proceeds of the life insurance policies described in clause (c) of
Section 6.1.5, make a mandatory prepayment of the Loans in an amount equal to the amount of such insurance proceeds;

                 (k) shall, concurrently with the receipt by the Borrower of any amount payable by the Estate to the Borrower pursuant to or as a result of the breach by the Estate of the Acquisition Agreement, make a mandatory prepayment in an aggregate amount equal to the amount so received;

                 (l) shall, on the earlier of the Merger Consummation Date or the Stated Maturity Date for the Bridge Loan, repay the Bridge Loan in an amount equal to the cash balance on deposit in the Cash Reserve Account on such date (and the Borrower hereby irrevocably authorizes and directs the Agent to apply such cash balance for such purpose); and

                 (m) shall prepay the entire outstanding principal amount of the Loans together with accrued and unpaid interest and all of the outstanding Obligations hereunder upon the occurrence of a Change in Control.

                 SECTION 3.3.2. Application. Each prepayment or repayment of principal required under clauses (d) through (k) of Section 3.3.1 prior to the Merger Consummation Date shall be applied to the Bridge Loan and, subsequent to the Merger Consummation Date, shall be applied in inverse order to the scheduled installments due on the Term Loan under clause (c) of Section 3.3.1.

                 SECTION 3.3.3. Revolving Loans on Borrower's Behalf. The Lenders are authorized to, and at their option may, make Revolving Loans on behalf of the Borrower for payment of all fees, expenses, charges, costs, principal and interest owed by the Borrower to the Lenders or the Agent under this Agreement and the other Loan Documents. Such Revolving Loans shall be made when and as the Borrower fails promptly to pay same, and all such Revolving Loans shall constitute Revolving Loans made to the Borrower and shall be secured by all of the Collateral.

                 SECTION 3.4. Interest. Interest on the outstanding principal amount of the Loans and other outstanding Obligations shall accrue and be payable in accordance with this Section 3.4.

                 SECTION 3.4.1. Bridge Loan Rate. Subject to Section 3.4.5, the Bridge Loan shall accrue interest at a rate per annum equal to the ING Alternate Base Rate (as in effect from time to time) plus the Bridge Loan Applicable Margin.

                 SECTION 3.4.2. Term Loan Rate. Subject to Section 3.4.5, the Term Loan or any portion thereof shall accrue interest at the following rates per annum, at the election of the Borrower, pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice:

                 (a) during such periods as the Term Loan or portion thereof is a Base Rate Loan, the ING Alternate Base Rate (as in effect from time to time) plus 1.50%, and

                 (b) during such periods as the Term Loan or portion thereof is a Eurodollar Loan, for each Interest Period relating thereto, the Eurodollar Rate for and Interest Period plus 3.50%.

                 SECTION 3.4.3. Revolving Loan Rate. Subject to Section 3.4.5, Borrowings of Revolving Loans shall accrue interest at the following rates per annum, at the election of the Borrower pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice:

                 (a) during such periods as such Borrowing consists of Base Rate Loans, the ING Alternate Base Rate (as in effect from time to time) plus 1.25%, and

                 (b) during such periods as such Borrowing consists of Eurodollar Loans, for each Interest Period relating thereto, the Eurodollar Rate for such Interest Period plus 3.25%.

                 SECTION 3.4.4. Continuation and Conversion Elections. By delivering a Continuation/Conversion Notice to the Agent on or before 11:00 a.m., New York City time, on a Business Day, the Borrower may from time to time irrevocably elect, on not less than three (3) nor more than five (5) Business Days' notice, that all or any portion in an aggregate minimum amount of $500,000 and an integral multiple of $100,000 of Revolving Loans or the Term Loan be, in the case of Base Rate Loans, converted to Eurodollar Loans or, in the case of Eurodollar Loans, continued as Eurodollar Loans; provided, however, that:

                 (a) each such continuation or conversion shall be pro rata among the applicable outstanding Term Percentages of the Term Loan or Revolving Percentages of Revolving Loans, as the case may be, of all Lenders; and

                 (b) no portion of the outstanding principal amount of any Loan may be continued as, or converted into, a Eurodollar Loan when any Default has occurred and is continuing.

The Agent shall give prompt telephonic notice to each Lender of the interest rate determined pursuant to this Section 3.4.4 with respect to such Loans. Absent delivery of a Continuation/Conversion Notice with respect to any Eurodollar Loan at least three (3) Business Days before the last day of the then current Interest Period with respect thereto, such Eurodollar Loan shall, on such last day, automatically convert to a Base Rate Loan.

                 SECTION 3.4.5. Post-Default Rates. From and after the occurrence of an Event of Default and during the continuance thereof, the Borrower shall pay interest (after as well as before judgment) on the outstanding principal amount of all Loans and other Obligations at a rate per annum equal to the Post-Default Rate applicable to such Loans and Obligations.

                 SECTION 3.4.6. Payment Dates. Accrued interest on any Loans shall be payable, without duplication:

                 (a)      on the Stated Maturity Date applicable to such Loans;

                 (b) with respect to any portion of any Loan prepaid or repaid pursuant to Section 3.3.1, on the date such prepayment or repayment is due as provided in Section 3.3.1 and, in the case of a voluntary prepayment, on the date set forth in any notice required for such prepayment;

                 (c) with respect to Base Rate Loans, on each Monthly Payment Date, commencing with the first such day following the Closing Date;

                 (d) with respect to Eurodollar Loans, on the last day of each applicable Interest Period (and if such Interest Period shall exceed three months, also on the numerically corresponding day of the third calendar month after the commencement of such Interest Period);

                 (e) with respect to any Base Rate Loans converted into Eurodollar Loans on a day which is not a Monthly Payment Date, on the date of such conversion; and

                 (f)      on the date of acceleration of such Loans pursuant to
Section 7.2 or Section 7.3.

Interest accruing at the Post-Default Rate and, to the extent permitted by applicable law, interest on overdue amounts (including overdue interest), shall be payable upon demand. The Borrower hereby irrevocably authorizes and directs the Agent to withdraw from the Cash Reserve Account on each day that accrued interest on the Bridge Loan shall be due and payable in accordance with this Section 3.4.6, an amount equal to the amount of accrued interest so due and payable and to apply such amount withdrawn from the Cash Reserve Account to the payment of such interest.

                 SECTION 3.4.7. Rate Determinations. All determinations by the Agent of the rate of interest applicable to any Loan shall be conclusive in the absence of manifest error.

                 SECTION 3.4.8. Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if on or prior to the determination of any Eurodollar Rate for any Interest Period:

                 (a) the Agent determines in good faith, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

                 (b) the Required Lenders determine in good faith, which determination shall be conclusive, and notify the Agent that the relevant rates of interest referred to in the definition of "Eurodollar Rate" upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not likely to cover adequately the cost to such Lenders of making or maintaining Eurodollar Loans for such Interest Period;

then the Agent shall give the Borrower and each Lender prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans, to continue Eurodollar Loans or to convert Base Rate Loans into Eurodollar Loans, and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Loans or such Loans shall be converted into Base Rate Loans in accordance with Section 3.4.10 hereof.

                 SECTION 3.4.9. Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder, then such Lender shall promptly notify the Borrower thereof (with a copy to the Agent) and such Lender's obligation to make or continue, or to convert Base Rate Loans into, Eurodollar Loans shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans (in which case the provisions of Section 3.4.10 hereof shall be applicable). If requested by the Borrower, any such Lender shall use reasonable efforts to designate another Applicable Lending Office, provided that such designation would not, in the discretion of such Lender exercised in good faith, be materially disadvantageous to such Lender or in any manner contrary to such Lender's policy.

                 SECTION 3.4.10. Treatment of Affected Loans. If the obligation of any Lender to make Eurodollar Loans or continue, or to convert Base Rate Loans into, Eurodollar Loans shall be suspended pursuant to Sections
3.4.8 or 3.4.9 hereof, such Lender's Eurodollar Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Eurodollar Loans (or, in the case of a conversion required by Sections
3.4.8 or 3.4.9 hereof, on such earlier date as such Lender may specify to the Borrower with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Sections 3.4.8 or
3.4.9 hereof which gave rise to such conversion no longer exist:

                 (a) to the extent that such Lender's Eurodollar Loans have been so converted, all payments and prepayments of principal which would otherwise be applied to such Lender's Eurodollar Loans shall be applied instead to its Base Rate Loans; and

                 (b) all Loans which would otherwise be made or continued by such Lender as Eurodollar Loans shall be made or continued instead as Base Rate Loans and all Base Rate Loans of such Lender which would otherwise be converted into Eurodollar Loans shall remain as Base Rate Loans.

Promptly after the circumstances specified in Sections 3.4.8 or 3.4.9 which gave rise to the conversion of such Lender's Eurodollar Loans pursuant to this
Section 3.4.10 no longer exist, such Lender shall give the Agent and the Borrower notice thereof, and the Borrower may thereafter request conversion of such Loans to Eurodollar Loans, subject to the subsequent application of
Section 3.4.8 or 3.4.9.

                 SECTION 3.4.11. Compensation. The Borrower shall pay to the Agent for the account of each Lender, upon the request of such Lender through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense which such Lender determines is attributable to:

                 (a) any payment, prepayment or conversion of a Eurodollar Loan made by such Lender for any reason (including, without limitation, the acceleration of the Loans pursuant to Article 7 hereof) on a date other than the last day of the Interest Period for such Loan; or

                 (b) any failure by the Borrower for any reason (including, without limitation, the failure of any of the conditions precedent specified in Article 4 hereof to be satisfied) to borrow a Eurodollar Loan from such Lender on the date for such borrowing specified in the Borrowing Request given pursuant to Section 3.1 hereof.

                 SECTION 3.5. Taxes. (a) Any and all payments by the Borrower hereunder or under the Notes or any other Loan Document shall be made, in accordance with this Section 3.5, free and clear of and without deduction for any and all present or future Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5), such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law;

                 (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or intangibles taxes or any other excise or property taxes, transfer taxes, charges or similar levies which arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to this Agreement, the Notes, or any other Loan Document;

                 (c) The Borrower will indemnify each Lender and the Agent for the full amount of the taxes, charges and levies described in clauses (a) and (b) of this Section 3.5 (including, without limitation, any such taxes, charges and levies imposed by any jurisdiction on amounts payable under this
Section 3.5) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such taxes, charges and levies were correctly or legally asserted. Payment under this clause (c) shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor;

                 (d) Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Agent, at its address referred to in
Section 9.2, the original or a certified copy of any receipt received by the Borrower evidencing payment thereof;

                 (e) On or prior to the Closing Date and on or prior to the first Business Day of each calendar year thereafter, each Foreign Lender shall provide the Agent and the Borrower with two properly executed original Forms 4224 and 1001 (or any successor form) prescribed by the Internal Revenue Service or other documents satisfactory to the Borrower and the Agent, and properly executed Internal Revenue Service Forms W-8 or W-9, as the case may be, certifying (i) as to such Foreign Lenders's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to such Foreign Lender hereunder and under the Notes or
(ii) that all payments to be made to such Foreign Lender hereunder and under the Notes are subject to such taxes at a rate reduced to zero by an applicable tax treaty. Each Foreign Lender agrees to provide the Agent and the Borrower with new forms prescribed by the Internal Revenue Service upon the expiration or obsolescence of any previously delivered form, or after the occurrence of any event requiring a change in the most recent forms delivered by it to the Agent and the Borrower;

                 (f) In the event that the Agent or any Lender receives a refund or credit that, in the good faith determination of the Agent or such Lender, is attributable to any taxes paid on its behalf by the Borrower in accordance with this Section 3.5, the Agent or such Lenders, as the case may be, shall pay an amount equal to such refund or credit to the Borrower; and

                 (g) Without prejudice to the survival of any other agreement hereunder, the agreements and obligations contained in this Section
3.5 shall survive the payment in full of principal and interest hereunder and under the Notes.

                 SECTION 3.6. Payments, Interest Rate Computations, Other Computations, etc. All payments by the Borrower pursuant to this Agreement, the Notes or any other Loan Document, (a) in respect of principal or interest on the Bridge Notes, shall be made by the Borrower to the Agent for the account of the Lenders, pro rata according to their respective unpaid principal amounts of the Bridge Notes, (b) in respect of principal or interest on the Term Notes, shall be made by the Borrower to the Agent for the account of the Lenders, pro rata according to their respective unpaid principal amounts of the Term Notes and, (c) in respect of principal or interest on the Revolving Notes, shall be made by the Borrower to the Agent for the account of the Lenders, pro rata according to their respective unpaid principal amounts of the Revolving Notes. The payment of the commitment fee referred to in Section 2.4 shall be made by the Borrower to the Agent for the account of the Lenders entitled thereto pro rata according to their respective Revolving Percentages. All other amounts payable to the Agent or any Lender under this Agreement or any other Loan Document (except under the Facility Fee Letter) shall be paid to the Agent for the account of the Person entitled thereto. All such payments required to be made to the Agent shall be made, without setoff, deduction or counterclaim, not later than 2:00 p.m., New York City time, on the date due, in immediately available funds, to such account as the Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Agent on the next following Business Day. The Agent shall promptly remit in the type of funds received to each Lender notified to the Agent its share, if any, of such payments received by the Agent for the account of such Lender or holder. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (365 days in the case of interest computed on the basis of the ING Alternate Base Rate). Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall be made on the immediately preceding Business Day.

                 SECTION 3.7. Proration of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of principal of or interest on any Loan or other Obligations in excess of such Lender's or holder's pro rata share of payments then or therewith obtained thereon by all Lenders, such Lender which has received in excess of its pro rata share shall purchase from the other Lenders such participations in such Notes or other Obligations held by them as shall be necessary to cause such purchaser to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing holder, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 3.7 may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 3.8) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.7 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this
Section 3.7 to share in the benefits of any recovery on such secured claim.

                 SECTION 3.8. Setoff. In addition to and not in limitation of any rights of any Lender under applicable law, each Lender shall, upon the occurrence and during the continuance of any Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it
(whether or not then due), and (as security for such Obligations) the Borrower hereby grants to each Lender, a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with such Lender; provided, however, that any such appropriation and application shall be subject to the provisions of Section 3.7.

                 SECTION 3.9.     Use of Proceeds.

                 (a) The Borrower shall use the proceeds of the Bridge Loan on the Closing Date (i) to pay a portion of the Purchase Price, and (ii) to pay costs and expenses arising in connection with the transactions contemplated hereby which are set forth in Item 1 (Transaction Costs) of the Disclosure Schedule, all as more specifically described in Item 2 (Sources and Uses) of the Disclosure Schedule.

                 (b) By conversion of $10,000,000 of the outstanding principal balance of the Bridge Loan into the Term Loan, the Term Loan shall constitute an extension and renewal of such portion of the Bridge Loan, and the Term Loan shall not constitute or otherwise be deemed a repayment, refinancing or novation of any portion of the Bridge Loan.

                 (c) The Borrower shall use the proceeds of (i) the Revolving Loans made on the Merger Consummation Date to refinance the remaining principal balance of the Bridge Loan after conversion of $10,000,000 thereof into the Term Loan, and to refinance in full the outstanding Indebtedness of STI described in Item 3 (Indebtedness of STI to be Refinanced) of the Disclosure Schedule and (ii) the Revolving Loans made after the Merger Consummation Date for the on-going working capital needs of the Borrower.

                 (d) No part of the proceeds of any Loans shall be used for any purpose which violates Regulations G, T, U or X of the F.R.S. Board.

                 SECTION 3.10. Replacement of Lender Under Certain Circumstances. If (x) the obligation of any Lender to make Eurodollar Loans or to continue, or to convert Base Rate Loans into, Eurodollar Loans shall be suspended pursuant to Sections 3.4.8 or 3.4.9 or (y) the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender in respect of which the Borrower is required to increase amounts payable to such Lender under subsection (a) of
Section 3.5, in either such case the Borrower may obtain a replacement bank, financial institution or other lender to acquire and assume all or part of such affected Lender's Loans and Revolving Loan Commitment and such affected Lender shall transfer all or such part of its Loans and Revolving Loan Commitment upon receipt of the purchase price therefor (which shall equal the outstanding principal amount of its Loans plus all accrued and unpaid interest and fees to the date of purchase, plus all other amounts owing by the Borrower to such affected Lender under this Agreement. Any such replacement bank, financial institution or other lender shall be subject to the prior written consent of the Agent, which consent shall not be unreasonably withheld.


                                   ARTICLE 4.

                              CONDITIONS TO LOANS

                 SECTION 4.1. Bridge Loan. The obligations of the Lenders to fund the Bridge Loan on the Closing Date shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this
Section 4.1.

                 SECTION 4.1.1.   Resolutions, etc.  The Agent shall have
received:

                 (a) a certificate, dated the Closing Date, of the Secretary of each Loan Party as of the Closing Date as to:

                 (i) resolutions of its Board of Directors, then in full force and effect authorizing the execution, delivery and performance of the Loan Documents to which such Loan Party is a party and the related transactions contemplated thereby, and

                 (ii) the incumbency and signatures of those of its officers authorized to act with respect to the Loan Documents to which it is party, upon which certificate each Lender may conclusively rely until it shall have received further certificates of the Secretary of such Loan Party canceling or amending such prior certificates;

                 (b) copies of the Organic Documents of each Loan Party as of the Closing Date certified by, in the case of the charters, the appropriate Governmental Authority of the State of such Loan Party's incorporation and, in the case of its other Organic Documents, such Loan Party's Secretary, which documents shall be satisfactory to the Agent;

                 (c) a so-called "good standing" certificate with respect to each Loan Party as of the Closing Date from the appropriate Governmental Authority of the State of its incorporation;

                 (d) evidence of qualification of each Loan Party as of the Closing Date to do business in each other jurisdiction in which the failure to so qualify could result in a Material Adverse Change; and

                 (e) such other documents (certified if requested) as the Agent or the Required Lenders may reasonably request, with respect to this Agreement, the Notes, any other Loan Document, the transactions contemplated hereby and thereby, or any Organic Document, Contractual Obligation or Regulatory Approval.

                 SECTION 4.1.2. Bridge Notes. The Agent shall have received for the account of each Lender, such Lender's Bridge Note, in each case duly executed and delivered pursuant to clause (a) of Section 3.2.

                 SECTION 4.1.3. Subsidiary Guaranty. The Agent shall have received for the account of each Lender the Brunswick Subsidiary Guaranty, duly executed and delivered by each Subsidiary of Brunswick located in the United States, other than STI and its Subsidiaries and other than the Inactive Subsidiaries.

                 SECTION 4.1.4. No Contest, etc. No litigation, arbitration, governmental investigation, injunction, proceeding or inquiry shall be pending or, to the knowledge of Brunswick, threatened which:

                 (a) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief from Brunswick, Technology or, to the knowledge of Brunswick, the Estate, as a result of, the transactions contemplated by or in connection with the Acquisition Agreement, this Agreement or any Loan Document; or

                 (b) would, in the opinion of the Agent, be materially adverse to any of the parties hereto with respect to the transactions contemplated hereby;

No litigation set forth in Item 4 (Litigation) of the Disclosure Schedule, in the reasonable opinion of the Agent, could result in a Material Adverse Change or give rise to any liability on the part of the Agent or any Lender in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

                 SECTION 4.1.5. Certificate as to Completed Conditions, Warranties, No Default, etc. The Agent shall have received a certificate, dated the Closing Date, of the chief executive officer of Brunswick, to the effect that:

                 (a)      all conditions precedent set forth in this Section
4.1 and in Section 4.3 have been satisfied;

                 (b)      all representations and warranties set forth in
Article 5 are true and correct in all material respects;

                 (c) all representations and warranties set forth in the Loan Documents are true and correct in all material respects; and

                 (d)      no Default has occurred and is continuing.

                 SECTION 4.1.6. Opinion of Counsel. The Agent shall have received opinion letters, dated the Closing Date and addressed to the Agent and all Lenders, from Palmer & Dodge, counsel to Brunswick and its Subsidiaries, in form and substance satisfactory to the Agent, and covering such matters as the Agent may request, including the Acquisition.

                 SECTION 4.1.7. Closing Fees, Expenses, etc. The Agent shall have received the facility fee, which was due and payable pursuant to the terms of the Facility Fee Letter, and all costs and expenses which have been invoiced and are payable upon the initial Borrowing pursuant to Section 9.3.

                 SECTION 4.1.8. Security Documents and Perfection. The Agent shall have received:

                 (a) The Brunswick Security Agreement, duly executed by an Authorized Officer of Brunswick and each Subsidiary of Brunswick located in the United States, other than STI and its Subsidiaries and other than the Inactive Subsidiaries;

                 (b) The Brunswick Patent Assignment and the Brunswick Trademark Assignment duly executed by an Authorized Officer of Brunswick, and the Technology Patent Assignment and Technology Trademark Assignment duly executed by an Authorized Officer of Technology;

                 (c) Evidence of all filings of the Financing Statements with respect to the Brunswick Security Agreement and other Security Documents executed on the Closing Date; searches or other evidence as to the absence of any perfected security interests or Liens (except those previously disclosed to and consented to by the Lenders); and evidence that all other actions (including all actions necessary such that the Brunswick Patent Assignment, the Brunswick Trademark Assignment, the Technology Patent Assignment and the Technology Trademark Assignment are acceptable for filing in the United States Patent and Trademark Office and the payment of all documentary, intangibles, filing and recording taxes and fees) with respect to the Liens created by the Security Documents executed on the Closing Date have been taken as are necessary or appropriate to perfect such Liens;

                 (d) The Brunswick Pledge Agreement, duly executed by an Authorized Officer of Brunswick;

                 (e) All (i) stock certificates and undated stock powers duly executed in blank relating thereto with respect to the pledged securities under the Brunswick Pledge Agreement, which pledged securities shall consist of the STI Shares and all outstanding Stock held by Brunswick in its other Subsidiaries located in the United States (other than the Inactive Subsidiaries) and (ii) all promissory notes and other instruments owned by Borrower duly endorsed in blank pledged under the Brunswick Pledge Agreement;

                 (f) A collateral assignment to the Agent, for its benefit and the ratable benefit of the Lenders, of Brunswick's rights under the Acquisition Agreement and all other documents executed or delivered by the Estate pursuant to the Acquisition Agreement, duly consented to by the Estate, which assignment shall be in form and substance satisfactory to the Agent;

                 (g) A collateral assignment to the Agent, for its benefit and the ratable benefit of the Lenders, of Brunswick's rights under the Estate Registration Rights Agreement, which assignment and registration rights shall be in form and substance satisfactory to the Agent;

                 (h) The Cash Reserve Account Agreement, duly executed by Brunswick, the Agent and SunTrust Bank, Atlanta.

                 SECTION 4.1.9. Employment Agreements; Compensation. The Agent shall have received copies of all employment agreements to which Brunswick or any of its Subsidiaries is a party (including STI or any of its Subsidiaries), and the Agent shall be satisfied in all respects with the levels of compensation (including, without limitation, fees, wages, salaries, deferred payment arrangements, stock options, incentive plans and pension or employee benefit contributions) paid to key members of management.

                 SECTION 4.1.10. Pension and Welfare Liabilities. The Agent shall have received (i) the most recent actuarial valuation report for each Single Employer Plan, if any, and a copy of Schedule B to the Annual Report on Form 5500 of the Internal Revenue Service for each such Single Employer Plan most recently filed with the Internal Revenue Service, and (ii) a report prepared by Brunswick in form and substance satisfactory to the Agent detailing any liabilities of Brunswick and each of its Subsidiaries and of STI and each of its Subsidiaries, and of each Commonly Controlled Entity of Brunswick or STI for post-retirement benefits under Plans which are welfare benefit plans.

                 SECTION 4.1.11. Insurance. The Agent shall have received evidence satisfactory to it that the insurance maintained by Brunswick, STI and their respective Subsidiaries is issued by an insurance company with a Best's rating of "A" or better and a financial size category of not less than XII, is in amounts satisfactory to the Agent and, in the case of insurance maintained by Brunswick and its Subsidiaries (other than STI and its Subsidiaries), under policies naming the Agent as loss payee (in the case of casualty insurance policies) and as additional insured (in the case of liability policies), and otherwise complying with the requirements of this Agreement and the Security Documents.


                 SECTION 4.1.12. Key Man Insurance. Brunswick shall have purchased "key-man" life insurance policies in the total amount of $500,000 on the life of James H. Miller.

                 SECTION 4.1.13. Financial Information, etc. The Agent shall have received the historical financial statements referred to in Section 5.4, the Closing Date Pro Forma Balance Sheet, a Fair Saleable Value Balance Sheet for Brunswick as of the Closing Date, the Trial Merger Pro Forma Balance Sheet and the Projections.

                 SECTION 4.1.14. Solvency, etc. The Fair Saleable Value Balance Sheet for Brunswick as of the Closing Date shall show that the assets of Brunswick are at least $6,540,888 greater than the liabilities of Brunswick (including all liabilities and obligations of Brunswick, fixed or contingent, direct or indirect, disputed or undisputed, and whether or not required to be reflected on a balance sheet prepared in accordance with GAAP, except to the extent noted thereon); and the Agent shall have received a certificate of the chief executive officer of Brunswick dated the Closing Date, stating that, after giving effect to the consummation of the transactions contemplated by this Agreement to occur on the Closing Date (including the Acquisition and the making of the Bridge Loan), each of Brunswick and Technology is Solvent.

                 SECTION 4.1.15. Acquisition. The Acquisition Agreement shall remain in full force and effect and shall not have been amended, modified or supplemented without the Agent's approval, all conditions precedent to the consummation by Brunswick of the transactions contemplated by the Acquisition Agreement shall have been fully satisfied or waived with the consent of the Agent, Brunswick shall have delivered to the Agent evidence satisfactory to the Agent that the Acquisition shall be consummated simultaneously with the funding of the Bridge Loan substantially in accordance with the terms of the Acquisition Agreement, and Brunswick shall have delivered to the Agent each of the following:

                 (a) resolutions of the boards of directors and, to the extent required, the stockholders of Brunswick, certified by the Secretary of Brunswick, to be duly adopted and in full force and effect on the Closing Date, authorizing the execution, delivery and performance of the Acquisition Agreement;

                 (b) certified copies of all documents evidencing any other necessary corporate action, consents and Regulatory Approvals with respect to the consummation of the transactions contemplated by the Acquisition Agreement; and

                 (c) a certificate from the chief executive officer of Borrower to the effect that attached thereto are true and correct copies of the Acquisition Agreement and each of the material documents, instruments and agreements executed and delivered pursuant to the Acquisition Agreement and making such statements of fact concerning the Acquisition and the other transactions consummated pursuant to such agreements as the Agent shall reasonably request.

                 SECTION 4.1.16. Cash Reserve Fund. Brunswick shall have established the Cash Reserve Account for the benefit of the Agent and shall have irrevocably directed the Agent to deposit from the proceeds of the Bridge Loan the sum of $1,000,000 in the Cash Reserve Account.

                 SECTION 4.1.17. Capital Contributions; Junior Subordinated Note. The Agent shall have received evidence that, since August 1, 1995, Brunswick has received not less than $7,000,000 in cash proceeds from the issuance of its Stock, and $1,000,000 in cash proceeds from the issuance of the Junior Subordinated Note.

                 SECTION 4.1.18. Other Documents, Certificates, Etc. The Agent shall have received such other documents, certificates, opinions of counsel or other materials as it reasonably requests from any Loan Party.

                 SECTION 4.2. Term Loan and Revolving Loans. The obligations of the Lenders to fund the Term Loan and Revolving Loans on the Merger Consummation Date shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 4.2.

                 SECTION 4.2.1.   Resolutions, etc.  The Agent shall have
received:

                 (a) a certificate, dated the Merger Consummation Date, of the Secretary of STI as to:

                 (i) resolutions of its Board of Directors, then in full force and effect authorizing (A) the Merger, (B) the execution, delivery and performance of the Assumption Agreement, the Term Notes, the Revolving Notes and all other Loan Documents to which such Loan Party is a party and (C) the related transactions contemplated thereby, and

                 (ii) the incumbency and signatures of those of its officers authorized to act with respect to the Assumption Agreement, the Term Notes, the Revolving Notes and all Loan Documents to which it is party, upon which certificate each Lender may conclusively rely until it shall have received further certificates of the Secretary of such Loan Party canceling or amending such prior certificates;

                 (b) a certificate, dated as of the Merger Consummation Date, of the Secretary of each Subsidiary of STI executing a Loan Document as of the Merger Consummation Date as to:

                 (i) resolutions of its Board of Directors, then in full force and effect, authorizing the execution, delivery and performance of each Loan Document to which such Subsidiary is a party and the transactions contemplated thereby, and

                 (ii) the incumbency and signature of those of its officers authorized to act with respect to all Loan Documents to which it is a party, upon which certificate each Lender may conclusively rely until it shall have received further certificates of the Secretary of such Subsidiary canceling or amending such prior certificate;

                 (c) copies of the Organic Documents of STI and each Subsidiary of STI executing a Loan Document as of the Merger Consummation Date certified by, in the case of charters, the appropriate Governmental Authority of the State of such Loan Party's incorporation and, in the case of its other Organic Documents, such Loan Party's Secretary, which documents shall be satisfactory to the Agent;

                 (d) a so-called "good standing" certificate with respect to STI and each Subsidiary of STI executing a Loan Document as of the Merger Consummation Date from the appropriate Governmental Authority of the State of its incorporation;

                 (e) evidence of qualification of STI and each Subsidiary of STI to do business in each other jurisdiction in which the failure to so qualify could result in a Material Adverse Change; and

                 (f) such other documents (certified if requested) as the Agent may reasonably request, with respect to this Agreement, the Notes, any other Loan Document, the transactions contemplated hereby and thereby, or any Organic Document, Contractual Obligation or Regulatory Approval.

                 SECTION 4.2.2. Term Notes and Revolving Notes. The Agent shall have received for the account of each Lender, such Lender's Term Note and Revolving Note, in each case, duly executed and delivered by STI pursuant to clauses (b) and (c) of Section 3.2.

                 SECTION 4.2.3. STI Subsidiary Guaranty. The Agent shall have received for the account of each Lender the STI Subsidiary Guaranty, duly executed and delivered by each Subsidiary of STI located in the United States, other than the Inactive Subsidiaries.

                 SECTION 4.2.4. Release of Liens on Assets. All Indebtedness of STI and its Subsidiaries described in Item 3 (Indebtedness of STI to be Refinanced) of the Disclosure Schedule shall have been repaid in full and all holders of such Indebtedness shall have acknowledged such repayment, released STI and its Subsidiaries from any liability in respect of such Indebtedness, and released all Liens on the assets securing such Indebtedness pursuant to UCC-3 Termination Statements and other Instruments as shall be suitable or appropriate in connection therewith.

                 SECTION 4.2.5. No Contest, etc. No litigation, arbitration, governmental investigation, injunction, proceeding or inquiry shall be pending or, to the knowledge of Brunswick or STI, threatened which:

                 (a) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the Merger or the transactions contemplated by or in connection with this Agreement, the Assumption Agreement or any other Loan Document; or

                 (b) would, in the reasonable opinion of the Agent be materially adverse to any of the parties hereto with respect to the transactions contemplated hereby;

No litigation set forth in Item 4 (Litigation) of the Disclosure Schedule, in the reasonable opinion of the Agent, could result in a Material Adverse Change or give rise to any liability on the part of the Agent or any Lender in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

                          SECTION 4.2.6.   Certificate as to Completed
Conditions, Warranties, No Default, etc. The Agent shall have received a certificate, dated the Merger Consummation Date, of the chief executive officer of STI to the effect that;

                 (a)      all conditions precedent set forth in this Section
4.2 and in Section 4.3 have been satisfied;

                 (b)      all representations and warranties set forth in
Article 5 are true and correct in all material respects;

                 (c) all representations and warranties set forth in the Loan Documents are true and correct in all material respects; and

                 (d)      no Default has occurred and is continuing.

                 SECTION 4.2.7. Opinions of Counsel. The Agent shall have received opinion letters, dated the Merger Consummation Date and addressed to the Agent and all Lenders, from

                 (a) counsel to STI and its Subsidiaries, substantially in the form of Exhibit H;

                 (b) counsel to STI in the States of Maryland and Missouri, in form and substance reasonably satisfactory to the Agent and covering such matters as the Agent may request;

                 (c) counsel to STI and STI International, Limited in England, in form and substance reasonably satisfactory to the Agent and covering such matters relating to the Share Charge and STI International, Limited, as the Agent may request; and

                 (d) if required by the Agent, counsel to STI and Brunswick Biomedical Limited in Ireland, in form and substance reasonably satisfactory to the Agent and covering such matters related to Brunswick Biomedical Limited and a share charge over Stock of Brunswick Biomedical Limited owned by STI or any of its Subsidiaries as the Agent may request.

                 SECTION 4.2.8. Assumption Agreement. The Agent shall have received the Assumption Agreement duly executed by an Authorized Officer of STI.

                 SECTION 4.2.9. Security Documents and Perfection. The Agent shall have received:

                 (a) The STI Security Agreement, duly executed by an Authorized Officer of STI and each Subsidiary of STI located in the United States, other than the Inactive Subsidiaries;

                 (b) The STI Patent Assignment and the STI Trademark Assignment duly executed by an Authorized Officer of STI and each Subsidiary of STI located in the United States, other than the Inactive Subsidiaries;

                 (c) Evidence of all filings of the Financing Statements with respect to the STI Security Agreement and the other Security Documents executed and delivered by STI and its Subsidiaries on the Merger Consummation Date; evidence that all other actions (including all actions necessary such that the STI Patent Assignment and the STI Trademark Assignment are acceptable for filing in the United States Patent and Trademark Office and the payment of all documentary, intangibles, filing and recording taxes and fees) with respect to the Liens created by the Security Documents executed by STI and its Subsidiaries on the Merger Consummation Date have been taken as are necessary or appropriate to effect such Liens;

                 (d) UCC amendments to all Financing Statements naming Brunswick as debtor and filed pursuant to clause (c) of Section 4.1.8, amending such Financing Statements to reflect that the debtor with respect to such Financing Statements is STI as successor by merger to Brunswick, in each case duly executed by the Borrower;

                 (e) searches or other evidence as to the absence of any perfected security interests or Liens (except those permitted under Section
6.2.3 and those to be released pursuant to Section 4.2.4.) against STI or any of its property; and evidence that all other actions with respect to the Liens created by the Security Documents have been taken as are necessary or appropriate to continue the perfection of Liens granted thereunder; and

                 (f) The STI Pledge Agreement and the Share Charge, duly executed by an Authorized Officer of STI, and if requested by the Agent prior to the Merger Consummation Date, a share charge (or the equivalent thereof) pursuant to which sixty-six and two-thirds (66 2/3%) of the outstanding Stock of Brunswick Biomedical Limited shall be pledged to the Agent, duly executed by an Authorized Officer of STI and any Subsidiary of STI that owns such Stock;

                 (g) all (i) stock certificates and undated stock powers duly executed in blank relating thereto with respect to the pledged securities under the STI Pledge Agreement, which pledged securities shall constitute (after giving effect to the Merger) all outstanding stock of all Subsidiaries of STI located in the United States (other than the Inactive Subsidiaries) and sixty-six and two-thirds percent (66-2/3%) of the outstanding stock of all Subsidiaries of STI located outside the United States; provided, however, STI and its Subsidiaries shall not have to pledge any shares of outstanding Stock of Brunswick Biomedical Limited unless requested by the Agent prior to the Merger Consummation Date; and (ii) all promissory notes and other instruments owned by STI duly endorsed in blank pledged under the STI Pledge Agreement.

                 (h) Mortgages covering the real property owned and leased by STI which is identified on Item 5 (Mortgaged Property) of the Disclosure Schedule, together with such title insurance policies, title searches, abstracts of title or other title work as may be required by the Agent with regard to such real property, insuring the security title of the Agent in such real property and including such endorsements as the Agent shall require, as well as surveys, valuations of properties and assets, certificates of occupancy, deeds, leases, tenant subordination agreements, leasehold assignments and related consents of landlords, and such environmental reports, assessments and diligence as the Agent shall require; and

                 (i) An assignment to the Agent, for its benefit and the ratable benefit of the Lenders, of the insurance policies described in Section
4.1.12 (with respect to which the insurer shall have executed and delivered to the Agent a written consent), which assignment shall be in form and substance satisfactory to the Agent.

                 SECTION 4.2.10. Financial Information, etc. The Agent shall have received unaudited consolidated balance sheets of STI as of the last day of each Fiscal Quarter subsequent to the Fiscal Quarter ending January 31, 1996 and ending prior to the Merger Consummation Date and the related consolidated statements of income for each of such Fiscal Quarters, and, if available, the consolidated audited balance sheets of STI as of July 31, 1996, as well as the Merger Pro Forma Balance Sheet, a Fair Saleable Value Balance Sheet for STI as of the Merger Consummation Date, and, to the extent required to reflect historical experience, revisions to the Projections delivered as of the Closing Date.

                 SECTION 4.2.11. Solvency, etc. The Fair Saleable Value Balance Sheet for STI as of the Merger Consummation Date shall show that the assets of STI (after giving effect to the Merger) are at least $6,540,888 greater than the liabilities of STI (after giving effect to the Merger) (including all liabilities and obligations of STI, fixed or contingent, direct or indirect, disputed or undisputed, and whether or not required to be reflected on a balance sheet prepared in accordance with GAAP, except to the extent noted thereon); and the Agent shall have received a certificate of the chief executive officer of STI dated the Merger Consummation Date, stating that after giving effect to the consummation of the transactions contemplated by this Agreement to occur on the Merger Consummation Date (including the Merger, the making of the Revolving Loans to be made on the Merger Consummation Date and the conversion of $10,000,000 of the Bridge Loan into the Term Loan), STI and each of its Subsidiaries (other than the Inactive Subsidiaries) is Solvent.

                 SECTION 4.2.12. Merger of Brunswick into STI. The Agent shall have received:

                 (a) evidence that all filings and registrations required to be made with the Securities and Exchange Commission in connection with the consummation of the Merger shall have been submitted and, to the extent applicable, approved, and shall be effective;

                 (b) copies of all agreements, instruments, and documents executed, delivered or furnished in connection with the Merger (the "Merger Documents"), and evidence that the Merger Documents remain in full force and effect and have not have been amended, modified or supplemented and that all conditions precedent to the consummation of the Merger have been fully satisfied or waived;

                 (c) each of the following, in form and substance satisfactory to the Agent:

                 (i) resolutions of the boards of directors and, to the extent required, the stockholders of Brunswick and STI, certified by the Secretary of Brunswick and STI, respectively, to be duly adopted and in full force and effect on the Merger Consummation Date, authorizing and approving the Merger and the execution, delivery and performance of the Merger Documents;

                 (ii) certified copies of all documents evidencing any other necessary corporate action, consents and Regulatory Approvals with respect to the consummation of the Merger;

                 (iii) a certificate from the chief executive officer of Borrower (A) to the effect that attached thereto are true and correct copies of the Merger Documents and each of the material documents, instruments and agreements executed and delivered pursuant thereto, that the Merger has been consummated in accordance with all applicable law, rules and regulations, including all securities and antitrust laws and regulations, and that all Regulatory Approvals required in connection with the Merger have been obtained, and (B) making such other statements of fact concerning the Merger as the Agent shall reasonably request;

                 (d) a certificate from the chief executive officer of Borrower certifying that no shareholder of STI has exercised or that no shareholder of STI is entitled to exercise any appraisal rights they may have in connection with the Merger, whether such rights arise as a matter of law or otherwise; and

                 (e) a certificate from the chief executive officer of Borrower certifying that shareholders of Brunswick holding no more than three percent (3%) of the outstanding capital stock of Brunswick have exercised any appraisal rights they may have in connection with the Merger, whether such rights arise as a matter of law or otherwise.

                 SECTION 4.2.13. Maturity of Bridge Loan. The date of the conversion of $10,000,000 of the outstanding principal balance of the Bridge Loan and the funding of the Revolving Loans to be funded on the Merger Consummation Date shall be on or prior to the Stated Maturity Date of the Bridge Loan.

                 SECTION 4.2.14. Reaffirmation of Representations and Warranties. The Borrower shall have reaffirmed as of the Merger Consummation Date, in form and substance satisfactory to the Agent, each of the representations and warranties made in Article 5 of this Agreement, except for any such representation or warranty expressly made as of a particular date, which STI shall have reaffirmed as of such date. In addition, STI shall have represented and warranted to the Agent and the Lenders the following (which shall be deemed to supplement the representations and warranties in Article 5):
(i) the Merger Pro Forma Balance Sheet has been prepared in accordance with GAAP consistently applied (except to the extent based upon estimates) throughout the periods involved and presents fairly in all material respects the matters reflected therein, (ii) as of the Merger Consummation Date, neither STI nor its Subsidiaries has material contingent liabilities or material liabilities for taxes, long-term leases or unusual forward or long-term commitments which are not reflected in such Merger Pro Forma Balance Sheet, (iii) as of the Merger Consummation Date, after giving effect to the consummation of the transactions contemplated by this Agreement and the other Loan Documents to occur on the Merger Consummation Date (including the Merger, the conversion of $10,000,000 of the outstanding principal balance of the Bridge Loan into the Term Loan and the making of the Revolving Loans contemplated to be made on the Merger Consummation Date), STI is solvent, and (iv) each of the Security Documents executed on the Merger Consummation Date creates a fully perfected first lien on, and security interest in, all right, title and interest of the Loan Parties executing such Security Documents in all of the Collateral described therein, other than Liens permitted under Section 6.2.3.

                 SECTION 4.2.15. No Dividends; etc. Since the Closing Date, STI shall not have declared or paid any dividends or other distributions on its Stock, and no material increase shall have occurred in the liabilities, liquidated or contingent, of STI and its Subsidiaries and no material decrease shall have occurred in the assets of STI and its Subsidiaries.

                 SECTION 4.3. All Loans. Without duplication of any conditions precedent required to be satisfied pursuant to Section 4.1 or
Section 4.2, the obligations of the Lenders to make any Loan, shall be subject to the satisfaction of each of the additional conditions precedent set forth in this Section 4.3.

                 SECTION 4.3.1. Compliance with Warranties, No Default, etc. The representations and warranties set forth in Article 5 (including from and after the Merger Consummation Date, those representations and warranties set forth in Section 4.2.14) shall have been true and correct in all material respects as of the date initially made. In addition, both before and after giving effect to the making of any such Loan and the application of the proceeds thereof,

                          (a) such representations and warranties shall be true and correct in all material respects with the same effect as if then made (except to the extent expressly made as of a specified date, in which case such representations and warranties shall be true as of such specified date);

                          (b) all representations and warranties set forth in the Security Documents shall be true and correct in all material respects with the same effect as if then made (except to the extent expressly made as of a specified date, in which case such representations and warranties shall be true as of such specified date);

                          (c) no material adverse development shall have occurred in any litigation, arbitration or governmental investigation, proceeding or inquiry disclosed pursuant to Section 5.7 which renders such litigation, arbitration or governmental investigation or inquiry or proceeding, in the reasonable opinion of the Required Lenders, likely to be adversely determined and, if adversely determined, could result in a Material Adverse Change; and

           (d)     no Default shall have occurred and be continuing.

                 SECTION 4.3.2. Borrowing Request, etc. The Agent shall have received a duly completed Borrowing Request. The delivery of any such Borrowing Request, and the acceptance by the Borrower of the proceeds of any such Loan, shall constitute a representation and warranty by the Borrower that on the date of such request for a Loan, and before and after giving effect to the making of such Loan and the application of any proceeds of such Loan, all statements set forth in Section 4.3.1 are true and correct. In the event that, in connection with the delivery of any such Borrowing Request the Borrower is required to amend any Item of the Disclosure Schedule in order that the statement set forth in clause (a) or (b) of Section 4.3.1 shall be true and correct, the Borrower shall deliver to the Agent at least three (3) Business Days prior to the date of the Borrowing requested or to be requested, a request that such Item of the Disclosure Schedule be amended, and the Agent shall promptly forward such request to the Lenders. To the extent that the Required Lenders agree to such requested amendment or otherwise make any Loans after receipt of such request, the representations and warranties proposed to be amended by such amendment to the Disclosure Schedule will be deemed amended for purposes of this Agreement.

                 SECTION 4.3.3. Satisfactory Legal Form. All documents executed or submitted by or on behalf of the Borrower or any Subsidiary shall be reasonably satisfactory in form and substance to the Agent and its counsel, the Agent and its counsel shall have received all information, and such counterpart originals or such certified or other copies of such Instruments, as the Agent or its counsel may request. All legal matters incident to the transactions contemplated by this Agreement shall be satisfactory to counsel to the Agent.

                 SECTION 4.3.4. Margin Regulations. The making of such Loan and the use of the proceeds thereof shall not violate Regulations G, T, U and X of the F.R.S. Board.

                 SECTION 4.3.5. Adverse Change. In the reasonable judgment of the Required Lenders, no Material Adverse Change shall have occurred since the Closing Date.

                 SECTION 4.3.6. Change in Law. On the date of such Loan, no change shall have occurred in applicable law, or in applicable regulations thereunder or in interpretations thereof by any court or Governmental Authority which, in the opinion of any Lender, would make it illegal for such Lender to make the Loan required to be made on such date.


                                   ARTICLE 5.

                                WARRANTIES, ETC.

                 In order to induce the Lenders and the Agent to enter into this Agreement, to engage in the transactions contemplated herein and in the other Loan Documents and to make the Loans, the

Borrower represents and warrants to the Agent and each Lender as set forth in this Article 5; provided, however, that to the extent any representation or warranty made by Brunswick prior to the Merger Consummation Date relates to STI or any of its Subsidiaries, such representation or warranty is made to the best knowledge of Brunswick.

                 SECTION 5.1. Organization, Power, Authority, etc. Each of the Borrower and its Subsidiaries (i) is a corporation validly organized and existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the failure to so qualify could result in a Material Adverse Change, and (iii) has full power and authority, and, except as set forth in Item 6 (Governmental Licenses) of the Disclosure Schedule, holds all governmental licenses, permits, registrations and other Regulatory Approvals required under all Requirements of Law, to own and hold under lease its property and to conduct its business as conducted prior to the Closing Date and as contemplated to be conducted subsequent to the Closing Date and the Merger Consummation Date. Each Loan Party has full power and authority to enter into and perform its Obligations under this Agreement, the Notes and each other Loan Document executed or to be executed by it and to incur Indebtedness hereunder or under the Subsidiary Guaranty, as the case may be.

                 SECTION 5.2. Due Authorization. The execution and delivery by each Loan Party of each Loan Document executed or to be executed by it, and the incurrence and performance by such Loan Party of its respective Obligations have been duly authorized by all necessary corporate action, do not require any Regulatory Approval (except those Regulatory Approvals already obtained), do not and will not conflict with, result in any violation of, or constitute any default under, any provision of any Organic Document or Contractual Obligation of such Loan Party or any law or governmental regulation or court decree or order, and will not result in or require the creation or imposition of any Lien on such Loan Party's properties pursuant to the provisions of any Contractual Obligation of such Loan Party.

                 SECTION 5.3. Validity, etc. Each of this Agreement, the Notes and the other Loan Documents constitutes the legal, valid and binding obligation of each Loan Party executing and delivering such Loan Document, enforceable in accordance with its terms subject to the effect of any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally, and the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

                 SECTION 5.4.     Financial Information; Solvency.

                 (a) Except as disclosed in Item 7 (Exceptions to GAAP) of the Disclosure Schedule, all balance sheets, all statements of operations, stockholders' equity and cash flows, and all other financial information of Brunswick and STI which have been furnished by or on behalf of Brunswick or STI to the Agent and the Lenders for the purposes of or in connection with this Agreement or any transaction contemplated hereby, including:

                 (i) the consolidated audited balance sheets of Brunswick as of June 30, 1994 and June 30, 1995, and the related consolidated statements of income and cash flows for each of the two (2) fiscal years of Brunswick ending June 30, 1994 and June 30, 1995, together with the opinion thereon of Arthur Andersen LLP;

                 (ii) the unaudited consolidated balance sheets of Brunswick as of September 30, 1995 and December 31, 1995, and the related consolidated statements of income for each of the fiscal quarters of Brunswick ending September 30, 1995 and December 31, 1995;

                 (iii) the consolidated audited balance sheets of STI as of July 31, 1994 and July 31, 1995, and the related consolidated statements of income and cash flows for each of the two (2) fiscal years of STI ending July 31, 1994 and July 31, 1995, each as included in its annual report on Form 10-K filed with the Securities and Exchange Commission, together with the opinion thereon of Price Waterhouse LLP;

                 (iv) the unaudited consolidated balance sheets of STI as of October 31, 1995 and January 31, 1996 and the related consolidated statements of income for each of the fiscal quarters of STI ending October 31, 1996 and January 31, 1996, each as included in its quarterly report on Form 10-Q filed with the Securities and Exchange Commission;

                 (v)      the Closing Date Pro Forma Balance Sheet;

                 (vi)     the Trial Merger Pro Forma Balance Sheet; and

                 (vii)    the Projections;

have been prepared in accordance with GAAP consistently applied (except to the extent items in the Closing Date Pro Forma Balance Sheet, the Trial Merger Pro Forma Balance Sheet, and the Projections are based upon estimates) throughout the periods involved and present fairly in all material respects the matters reflected therein subject, in the case of unaudited statements, to changes resulting from normal year-end audit adjustments and except as to the absence of footnotes. As of the Closing Date, neither Brunswick nor STI nor any of their respective Subsidiaries has material contingent liabilities or material liabilities for taxes, long-term leases or unusual forward or long-term commitments which are not reflected in the financial statements described in clauses (i), (ii), (iii), (iv), (v) and (vi).

                 (b) After giving effect to the consummation of the transactions contemplated by this Agreement and the other Loan Documents to occur on the Closing Date (including the Acquisition and the Bridge Loan), Brunswick is Solvent.

                 SECTION 5.5. Material Adverse Change. (a) Since June 30, 1995, there has been no material adverse change in the condition (financial or otherwise), operations, performance, business, properties or prospects of the Brunswick and its Subsidiaries (other than STI and its

Subsidiaries), taken as a whole, or in any industry in which the Borrower or any of its Subsidiaries (other than STI and its Subsidiaries) is engaged in any material respect.

                 (b) Since July 31, 1995, there has been no material adverse change in the condition (financial or otherwise), operations, performance, business, properties or prospects of STI and its Subsidiaries, taken as a whole, or in any industry in which STI or any of its Subsidiaries is engaged in any material respect.

                 SECTION 5.6. Absence of Default. Neither the Borrower nor any Subsidiary is in default in the payment of (or in the performance of any obligation applicable to) any Indebtedness, or is in material default under any regulation of any Governmental Agency or court decree or order, or is in default under any Requirements of Law which default could result in a Material Adverse Change.

                 SECTION 5.7. Litigation, Legislation, etc. Except as disclosed in Item 4 (Litigation) of the Disclosure Schedule, there is no pending or, to the knowledge of the Borrower, threatened litigation, arbitration or governmental investigation, proceeding or inquiry which, if adversely determined, could result in a Material Adverse Change; and none of the proceedings set forth in such Item 4 seeks to amend, modify or enjoin the transactions contemplated hereby or is likely to be adversely determined. There is no legislation, governmental regulation or judicial decision that could result in a Material Adverse Change.

                 SECTION 5.8. Regulations G, T, U and X. Neither the Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock (as defined in F.R.S. Board Regulation G or U) and, except for the STI Shares prior to the Merger Consummation Date, no assets of the Borrower or any Subsidiary consist of Margin Stock. The Loans hereunder will not be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation G, T, U or X.

                 SECTION 5.9. Government Regulation. Neither the Borrower nor any Subsidiary is an "investment company" within the meaning of the Investment Holding Company Act of 1940, as amended, or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended, or subject to regulation under the Federal Power Act, the Interstate Commerce Act or any other federal or state law limiting its ability to incur Indebtedness or to execute, deliver or perform the Loan Documents to which it is party.

                 SECTION 5.10. Taxes. Each of the Borrower and its present or past Subsidiaries has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and Charges thereby shown to be owing, except any such taxes or Charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

                 SECTION 5.11. Pension and Welfare Plans. (a) Except as disclosed in Item 8 (Benefit Plans) of the Disclosure Schedule, neither the Borrower nor any Subsidiary or Commonly Controlled Entity has assumed any material liability under any employee benefit plan, fund, program, arrangement, agreement or commitment maintained by or on behalf of or contributed to by or on behalf of any entity or trade or business which, together with any of such corporations, is treated as a single employer under Sections 414(b), (c), (m) or (o) of the IRC. Neither the Borrower nor any Subsidiary or Commonly Controlled Entity shall be subject (directly or indirectly) to any material liability, tax or penalty whatsoever to any person whomsoever with respect to any employee benefit plan, fund, program, arrangement, agreement or commitment described in the immediately preceding sentence.

                 (b) No Reportable Event which could result in a Material Adverse Change has occurred during the six-year period prior to the date on which this representation is made or deemed made with respect to any Single Employer Plan. The Borrower, each Commonly Controlled Entity, each Subsidiary, each Plan, and each trust maintained pursuant to any such Plan have complied in all material respects with the applicable provisions of ERISA, the IRC, and any other applicable laws. Except as disclosed in Item 8 (Benefit Plans) of the Disclosure Schedule, the present value of all "benefit liabilities" (within the meaning of Section 4001(a)(16) of ERISA) under each Single Employer Plan maintained by the Borrower, any Subsidiary or any Commonly Controlled Entity (based on those assumptions that would be used in a termination of each such Plan) did not, as of the last annual valuation date for which an actuarial valuation report has been done, exceed the value of the assets of such Plan as of such date. Except as disclosed in such Item 8, neither the Borrower nor any Commonly Controlled Entity or Subsidiary has incurred any liability to the PBGC or to any other Person under Section 4062, 4063 or Section 4064 of ERISA on account of the termination of, or its withdrawal from, a Single Employer Plan, and no Lien has been imposed on the assets of the Borrower or any Commonly Controlled Entity or Subsidiary under Section 4068 of ERISA. To the knowledge of the Borrower and any Commonly Controlled Entities and Subsidiaries, there does not exist any event or condition which would permit the institution of proceedings to terminate any Single Employer Plan pursuant to Section 4042 of ERISA. Except as disclosed in Item 8 of the Disclosure Schedule, no "accumulated funding deficiency" (as defined in Section 302 of ERISA or Section 412 of IRC), whether or not waived, exists with respect to any Pension Plan. The Borrower and each Commonly Controlled Entity and Subsidiary have timely made in full each quarterly installment payment to any Pension Plan required under Section 302(e) of ERISA or Section 412(m) of the IRC and have also made full and timely payment of any other costs or expenses related to such a Plan. The Borrower and all Commonly Controlled Entities and Subsidiaries have made full and timely payment of all contributions to Multiemployer Plans required under ERISA, the IRC or applicable collective bargaining agreements. Neither the Borrower nor any Commonly Controlled Entity or Subsidiary has had a complete or partial withdrawal from any Multiemployer Pension Plan and the liability to which the Borrower or any Commonly Controlled Entity or Subsidiary would become subject under ERISA if the Borrower or any such Commonly Controlled Entity or Subsidiary were to withdraw completely from all Multiemployer Pension Plans as of the valuation date most closely preceding the date hereof is not in excess of $200,000. No such Multiemployer Pension Plan has been terminated or is in Plan Reorganization or ERISA Insolvent, nor, to the knowledge of the

Borrower and any Commonly Controlled Entities and Subsidiaries, is any such Multiemployer Pension Plan likely to be terminated or to become in Plan Reorganization or ERISA Insolvent. To the knowledge of the Borrower and any Commonly Controlled Entities and Subsidiaries, no "accumulated funding deficiency" (as defined in Section 302 of ERISA or Section 412 of the IRC), whether or not waived, exists with respect to any Multiemployer Plan. The present value (determined using assumptions which are reasonable in respect of the benefits provided and the employees participating) of the aggregate liability of the Borrower and each Subsidiary and Commonly Controlled Entity for post-retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) is not in excess of $200,000. No written notice of liability has been received with respect to the Borrower, any of its Subsidiaries, or any Plan for any "prohibited transaction" (within the meaning of Section 4975 of the IRC or Section 406 of ERISA), nor has any such prohibited transaction resulting in material liability to the Borrower or any of its Subsidiaries occurred. Neither the Borrower nor any Subsidiary or Commonly Controlled Entity will, as a result of consummating the transactions contemplated by this Agreement (pursuant to the provisions of the Agreement, by operation of law or otherwise) (i) have incurred or become liable for any tax assessed by the Internal Revenue Service for any alleged violations of Section 4975 of the IRC or any civil penalty imposed by the Department of Labor for any alleged violations of Section 406 of ERISA, (ii) have caused or permitted to occur any "prohibited transaction" within the meaning of such Section 4975 of the IRC or
Section 406 of ERISA with respect to any Plan for which no exemption is available or (iii) have incurred any liability to the PBGC (other than ordinary and usual PBGC premium liability) or any liability for complete or partial withdrawal to any Multiemployer Plan. Neither the Holding Company, the Borrower nor any Subsidiary is subject (directly or indirectly) to, and no facts exist which could subject the Holding Company, the Borrower or any Subsidiary (directly or indirectly) to, any other liability, penalty, tax or lien whatsoever, which could result in a Material Adverse Change and which is directly or indirectly related to any Plan, including, but not limited to, liability for any damages or penalties arising under Title I or Title IV of ERISA, liability for any tax or penalty resulting from a loss of deduction under Section 404 or 419 of the IRC, any tax or penalty under chapter 43 of the IRC, or any taxes or penalties under any other applicable law, but excluding any liability to make contributions or pay premiums to or under an ongoing Plan before the last due date on which such contributions or premiums could be paid or made without penalty or to pay benefits when due in accordance with Plan terms.

                 SECTION 5.12.    Labor Controversies.  Except as disclosed in
Item 9 (Labor Controversies) of the Disclosure Schedule, there are no labor controversies pending or, to the best knowledge of the Borrower, threatened, relating to the Borrower or any Subsidiary. There is (i) no unfair labor practice complaint pending against the Borrower, or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, before the National Labor Relations Board, and no arbitration proceeding arising out of or under any collective bargaining agreement or the Borrower's internal grievance procedures is so pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage is pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries and (iii) no union representation question existing with respect to the employees of the Borrower or any of its Subsidiaries. Each of the Borrower and its Subsidiaries is in compliance in all material respects with all collective bargaining agreements to which it is subject.

                 SECTION 5.13. Ownership of Properties; Collateral. (a) Each of the Borrower and its Subsidiaries owns good title to all of its material personal properties and assets of any nature whatsoever, free and clear of all Liens except as permitted pursuant to Section 6.2.3.

                 (b) The provisions of the Brunswick Security Agreement are effective to create in favor of the Agent for the benefit of the Agent and the Lenders, a legal, valid and enforceable security interest in all right, title and interest of the Loan Parties in the Collateral described therein, and, upon the filing of the Financing Statements and any required filing in the United States Patent and Trademark Office pursuant to Section 4.1.8, the Security Documents will create a fully perfected first Lien on, and the security interest in, all right, title and interest of the Loan Parties in all of the Collateral described therein, to the extent that a security interest therein can be perfected by such a filing, subject to no other Liens other than Liens permitted by Section 6.2.3.

                 SECTION 5.14. Intellectual Property. Each of the Borrower and its Subsidiaries owns or licenses all such Intellectual Property, and has obtained assignments of all licenses and other rights, as the Borrower considers necessary for or as are otherwise material to the conduct of the business of the Borrower and its Subsidiaries as now conducted without, individually or in the aggregate, any infringement upon rights of other Persons which could result in a Material Adverse Change. All Intellectual Property owned or licensed from third Persons described in this Section 5.14 is set forth in Item 10 (Intellectual Property) of the Disclosure Schedule.

                 SECTION 5.15. Accuracy of Information. All factual information heretofore or contemporaneously furnished by or on behalf of the Borrower in writing to the Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement by the Agent or such Lender and such information is not incomplete by omitting to state any material fact necessary to make such information not misleading. Neither this Agreement nor any document or statement furnished to the Agent or any of the Lenders by or on behalf of the Borrower contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not materially misleading. The Agent and the Lenders recognize that the Projections are not to be viewed as facts and that actual results during the period or periods covered by the Projections may differ from the projected or forecasted results.

                 SECTION 5.16. Insurance. All policies of insurance in effect of any kind or nature owned by or issued to the Borrower and its Subsidiaries, including policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation, property and liability insurance, (a) are listed in Item 11 (Insurance) of the Disclosure Schedule as of the Closing Date, (b) are, together with all policies of employee health and welfare and title insurance, in full force and effect, (c) comply in all respects with the applicable requirements set forth herein and in the Security Documents and (d) are of a nature and provide such coverage as is customarily carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower and its Subsidiaries operate. Neither the Borrower nor any of its Subsidiaries provides any of its insurance through self-insurance except as disclosed in Item 11 of the Disclosure Schedule.

                 SECTION 5.17. Certain Indebtedness. Item 12 (Existing Indebtedness) of the Disclosure Schedule sets forth all Indebtedness of Brunswick and its Subsidiaries as of the Closing Date, which (a) is for borrowed money, or (b) is not incurred in the ordinary course of the business of the Borrower or any Subsidiary in a manner and to the extent consistent with past practice, or (c) is material to the financial condition, operations, businesses, properties or prospects of the Borrower or any Subsidiary.

                 SECTION 5.18. Environmental Matters. Except as disclosed in Item 13 (Environmental Matters) of the Disclosure Schedule, the Borrower and each of its Subsidiaries are in compliance in all material respects with all applicable Environmental Laws, and to the best of the Borrower's knowledge, there are no conditions or circumstances associated with the currently or previously owned, operated, used or leased properties or current or past operations of the Borrower or any Subsidiary which may give rise to Environmental Liabilities and Costs which could result in a Material Adverse Change or which may give rise to any Environmental Lien.

                 SECTION 5.19. No Burdensome Agreements. Neither the Borrower nor any Subsidiary is a party to or has assumed any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or other corporate restriction that could result in a Material Adverse Change.

                 SECTION 5.20. Consents. Except as disclosed in Item 14 (Consents) of the Disclosure Schedule, the Borrower and its Subsidiaries have all material permits and governmental consents and Regulatory Approvals necessary under Requirements of Law or, in the reasonable business judgment of the Borrower, deemed advisable under Requirements of Law, in connection with the transactions contemplated hereby (including the Acquisition, the Merger and the Loans) and the ongoing business and operations of the Borrower and its Subsidiaries.

                 SECTION 5.21. Contracts. Set forth in Item 15 (Contracts) of the Disclosure Schedule is an accurate and complete list of all material Contractual Obligations of the Borrower and its Subsidiaries as of the Closing Date. Each such material Contractual Obligation is in full force and effect in accordance with the terms thereof. There are no material defaults by the Borrower or any Subsidiary or, to the Borrower's knowledge after due inquiry, any other default in existence under any such material Contractual
Obligations, in each case that could result in a Material Adverse Change.

                 SECTION 5.22. Employment Agreements. Set forth in Item 16 (Employment Contracts) of the Disclosure Schedule is a complete and accurate list of each employment agreement to which the Borrower or any Subsidiary is a party, or by which it is bound.

                 SECTION 5.23. Condition of Property. All of the assets and properties owned by, leased to or used by the Borrower and its Subsidiaries material to the conduct of their business are in adequate operating condition and repair, ordinary wear and tear excepted, and are free and clear of known defects except for defects which do not substantially interfere with the use thereof in the conduct of normal operations.

                 SECTION 5.24. Subsidiaries. Item 17 (Subsidiaries) of the Disclosure Schedule sets forth all Subsidiaries of Brunswick.

                 SECTION 5.25. Acquisition Agreement. The closing of the transactions contemplated by the Acquisition Agreement shall occur on the Closing Date simultaneously with the making of the Bridge Loan, and the Borrower has not waived or in any way amended, without the prior written consent of the Agent, any condition to the obligations to consummate the Acquisition. A true and complete copy of the Acquisition Agreement (including all exhibits, schedules and amendments thereto) has been delivered to the Agent. The Borrower is not in default under the Acquisition Agreement or under any instrument or document to be delivered in connection therewith. The representations and warranties made in the Acquisition Agreement by the Borrower and, to the best knowledge of the Borrower, the Estate are true and correct in all material respects on and as of the Closing Date as though made on and as of such date.

                 SECTION 5.26. Trade Relations. There exists no actual or, to the best of Borrower's knowledge, threatened termination, cancellation or limitation of, or any modification or change in, the business relationship of the Borrower with any customer or group of customers of the Borrower.


                                   ARTICLE 6.

                                   COVENANTS

                 SECTION 6.1. Affirmative Covenants. The Borrower agrees with each Lender that until all Obligations (other than Obligations that expressly survive the termination of this Agreement pursuant to Section 9.5) have been paid and performed in full and the Commitments have terminated, the Borrower will perform the Obligations set forth in this Section 6.1; provided, however, that to the extent that prior to the Merger Consummation Date any of the Obligations of Brunswick set forth in this Section 6.1 relate to STI and its Subsidiaries, Brunswick's obligation to cause STI or such Subsidiary to perform any act or to refrain from performing any act shall be subject to Brunswick's fiduciary duties to the other shareholders of STI.





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                 SECTION 6.1.1.   Financial Information, etc.  The Borrower
will furnish, or will cause to be furnished, to each Lender and to the Agent copies of its financial statements, reports and information:

                 (a) (i) promptly when available and in any event within ninety (90) days after the close of each Fiscal Year, a consolidated and consolidating balance sheet at the close of such Fiscal Year, and related consolidated and consolidating statements of operations, retained earnings, and cash flows for such Fiscal Year, of the Borrower and its Subsidiaries (with comparable information at the close of and for the prior Fiscal Year), certified (in the case of consolidated statements) without qualification by Arthur Andersen L.L.P., Price Waterhouse LLP or other independent public accountants satisfactory to the Agent, together with a report containing management's discussion and analysis of the financial condition and results of operation of the Borrower and its Subsidiaries (the delivery by the Borrower to the Agent of the Borrower's annual report on Form 10-K filed under the Securities Exchange Act of 1934, as amended, shall satisfy the requirements of this clause (a)(i));

                 (ii) promptly when available and in any event within ninety (90) days after the close of each Fiscal Year, a letter report of such independent public accountants at the close of such Fiscal Year to the effect that it has reviewed the provisions of this Agreement and the most recent Compliance Certificate being furnished pursuant to clause (a)(iii) of this Section 6.1.1 and that, in the course of performing its duties it did not become aware of any Default or Event of Default or any miscalculation in such Compliance Certificate relating to the financial tests set forth in Section 6.2.4 or relating to the calculation of Excess Cash Flow, except as such may be disclosed in such statement; and

                 (iii) promptly when available and in any event within ninety (90) days after the close of each Fiscal Year, a Compliance Certificate calculated as of the computation date at the close of such Fiscal Year; and

                 (b) promptly when available and in any event within forty-five (45) days after the close of each Fiscal Quarter, consolidated and consolidating balance sheets at the close of such Fiscal Quarter, and consolidated and consolidating statements of operations, retained earnings, and cash flows for such Fiscal Quarter and for the period commencing at the close of the previous Fiscal Year and ending with the close of such Fiscal Quarter, of the Borrower and its Subsidiaries (with comparable information at the close of and for the corresponding Fiscal Quarter of the prior Fiscal Year and for the corresponding portion of such prior Fiscal Year), certified by the chief executive or financial officer of the Borrower, together with a brief report containing management's discussion and analysis of the financial condition and results of operations of the Borrower and its Subsidiaries (including a discussion and analysis of any changes compared to prior results) (the delivery by the Borrower of its quarterly report with respect to any Fiscal Quarter on Form 10-Q filed under the Securities Exchange Act of 1934, as amended, shall satisfy the requirements of this clause (b) with respect to such Fiscal Quarter) (subject to normal recurring year end adjustments);





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

                 (c) promptly when available and in any event within thirty (30) days after the close of each calendar month of each Fiscal Year (other than a calendar month that is the last month of a Fiscal Quarter), consolidated and consolidating balance sheets at the close of such month, and consolidated and consolidating statements of operations, retained earnings, and cash flows for such month and for the period commencing at the close of the previous Fiscal Year and ending with the close of such month, of the Borrower and its Subsidiaries (with comparable information at the close of and for the corresponding month of the prior Fiscal Year and for the corresponding portion of such prior Fiscal Year), certified by the chief executive or financial officer of the Borrower, together with a brief report containing management's discussion and analysis of the financial condition and results of operations of the Borrower and its Subsidiaries (including a discussion and analysis of any changes compared to prior results);

                 (d) promptly upon preparation of any update to the business plan described in clause (g) of this Section 6.1.1 for the remaining term of Borrower's then current Fiscal Year as in the Borrower's reasonable judgment is required, a copy of such update; and

                 (e) within forty-five (45) days after the close of each Fiscal Quarter, a Compliance Certificate calculated as of the close of such Fiscal Quarter;

                 (f) promptly upon receipt thereof, copies of all detailed financial and management reports submitted to the Borrower by its independent public accountants in connection with each annual or interim audit made by such independent public accountants of the books of the Borrower or any Subsidiary;

                 (g) within ten (10) days prior to the end of each Fiscal Year of the Borrower, (i) a business plan of the Borrower and its Subsidiaries, in form, scope and detail satisfactory to the Agent, and (ii) consolidated and consolidating operating budgets for the twelve (12) months following the end of such Fiscal Year, prepared on a monthly basis, and for each Fiscal Year thereafter through the 2001 Fiscal Year, prepared on an annual basis, which budgets shall include estimated capital expenditures and other costs to be incurred by the Borrower and its Subsidiaries, on a consolidated and consolidating basis, during the applicable Fiscal Year, in each case, with accompanying detail, together with a report containing management's discussion and analysis of the projected financial condition and results of operations of the Borrower and its Subsidiaries;

                 (h) promptly after approved by the Borrower's Board of Directors, any updates or revisions to any business plan described in clause
(g) of this Section 6.1.1, in addition to those described in clause (d) of this
Section 6.1.1;

                 (i) promptly upon the sending or filing thereof, copies of all reports that the Borrower sends to its security holders generally, and copies of all reports and registration statements that the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange; and





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

                 (j) such other information with respect to the financial condition, business, property, assets, revenues and operations of the Borrower and any Subsidiary as the Agent or the Required Lenders may from time to time reasonably request.

                 SECTION 6.1.2. Maintenance of Corporate Existence, etc. Except as permitted by Section 6.2.10, the Borrower will cause to be done at all times all things necessary to maintain and preserve the corporate existence of the Borrower and each Subsidiary (other than the Inactive Subsidiaries).

                 SECTION 6.1.3. Foreign Qualification. The Borrower will, and will cause each Subsidiary to, cause to be done at all times all things necessary to be duly qualified to do business and be in good standing as a foreign corporation in each jurisdiction where the failure to so qualify could result in a Material Adverse Change.

                 SECTION 6.1.4. Payment of Taxes, etc. The Borrower will, and will cause each Subsidiary to, pay and discharge, as the same become due and payable, (a) all Charges against it or on any of its property, as well as claims of any kind which, if unpaid, might become a Lien upon any one of its properties, and (b) all lawful claims for labor, materials, supplies, services or otherwise before any thereof become a default; provided, however, that the foregoing shall not require the Borrower or any Subsidiary to pay or discharge any such Charge or claim so long as it shall be diligently contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves in accordance with GAAP.

                 SECTION 6.1.5. Insurance. In addition to any insurance required to be maintained pursuant to any other Loan Document, the Borrower will, and (with respect to the insurance described in clauses (a) and (b) below) will cause each Subsidiary to, maintain or cause to be maintained:

                 (a) insurance with respect to its properties and business against such casualties, contingencies and liabilities (including, without limitation, in the case of STI, business interruption insurance) and of such types and in such amounts as are customary in the industries in which the Borrower and Subsidiaries are engaged, and will furnish to the Agent annual certification from the respective insurers (or their authorized agents) of the extent of all insurance maintained by the Borrower and its Subsidiaries in accordance with this Section 6.1.5; and

                 (b)      the "key-man" life insurance policy referred to in
Section 4.1.12, which policy shall at all times have a minimum face value of not less than $500,000 in the aggregate.

Each such policy shall be issued by an insurance company with a Best's rating of "A" or better and a financial size category of not less than XII shall be in effect on the Closing Date. The premiums for each such policy shall be paid as such premiums shall come due. All policies of casualty insurance shall contain an endorsement, in the form submitted to the Borrower by the Agent, showing loss payable to the Agent, for its benefit and the ratable benefit of the Lenders, as their interests may





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

appear. All policies of liability insurance, including, without limitation, all primary and umbrella liability policies, shall name the Agent, for its benefit and the ratable benefit of the Lenders, as additional insured. All such insurance policies shall provide, or shall be properly endorsed to provide, that the insurer shall give the Agent not less than 10 days prior written notice of any cancellation or non-renewal of any such policy. The Borrower shall retain all the incidents of ownership of the insurance maintained pursuant to this Section 6.1.5, but shall not borrow upon or otherwise impair its right to receive the proceeds of such insurance. So long as no Event of Default has occurred and is continuing, the Borrower and its Subsidiaries shall have the right to use the proceeds of casualty insurance to repair or replace damaged or destroyed property, shall have the right to use the proceeds of business interruption insurance for its ongoing business needs and shall have the right to use the proceeds of liability insurance to pay covered claims.

                 SECTION 6.1.6. Notice of Default, Litigation, etc. Upon a Responsible Officer learning thereof, the Borrower will give prompt written notice (with a description in reasonable detail) to the Agent of:

                 (a)      the occurrence of any Default;

                 (b) the occurrence of any litigation, arbitration or governmental investigation or proceeding not previously disclosed in writing by the Borrower to the Lenders which has been instituted or, to the knowledge of the Borrower, is threatened against, the Borrower or any Subsidiary or to which any of its properties, assets or revenues is subject which, if adversely determined, could result in a Material Adverse Change;

                 (c) any material development which shall occur in any litigation, arbitration or governmental investigation or proceeding previously disclosed by the Borrower to the Lenders pursuant to Section 5.7 which renders such litigation, arbitration or governmental investigation likely to be adversely determined and, if adversely determined, could result in a Material Adverse Change;

                 (d) the occurrence of any other circumstance which could result in a Material Adverse Change;

                 (e)      the occurrence of any Loss; and

                 (f) (i) the occurrence or expected occurrence of any Reportable Event with respect to any Single Employer Plan, or any withdrawal from, or the termination, Plan Reorganization or ERISA Insolvency of any Multiemployer Pension Plan, (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or Subsidiary or any Multiemployer Pension Plan with respect to the withdrawal from, or the termination, Plan Reorganization or ERISA Insolvency of, any Single Employer Plan or Multiemployer Pension Plan, or the receipt of notice by the Borrower or any Commonly Controlled Entity or Subsidiary that the institution of any such proceedings or the taking of any such action is under consideration or anticipated, (iii) the institution of any proceedings or other action by the





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Internal Revenue Service or the Department of Labor with respect to the minimum funding requirements of any Pension Plan, or the receipt of notice by the Borrower or any Commonly Controlled Entity or Subsidiary that the institution of any such proceedings or the taking of any such action is under consideration or anticipated, (iv) the occurrence or expected occurrence of any event which could result in the incurrence of unpredictable contingent event benefits under
Section 302 of ERISA or Section 412 of the IRC with respect to any Pension
Plan, (v) any event or condition which could increase the liability of the Borrower or any Commonly Controlled Entity or Subsidiary with respect to post-retirement welfare benefits under any Plan, or (vi) the occurrence of any other event or condition with respect to any Plan which could subject the Borrower or any Subsidiary (directly or indirectly) to any tax, penalty or liability under Title I or Title IV of ERISA, Section 404 or 419 and Chapter 43 of the IRC, or any other applicable laws, and in each case in clauses (i) through (vi) above, such event or condition, together with all other events or conditions, if any, could subject the Borrower or any Subsidiary (directly or indirectly) to any tax, fine, penalty, or other liabilities in amounts which in the aggregate could result in a Material Adverse Change. Upon the request of the Agent, the Borrower will deliver to each of the Lenders a true and complete copy of each annual report (Form 5500) of each Plan (other than a Multi-Employer Plan) required to be filed with the Internal Revenue Service, promptly after the filing thereof; and

                 (g) the condemnation or threat of condemnation with respect to any property used or necessary in the conduct of the businesses of the Borrower or any of its Subsidiaries.

                 SECTION 6.1.7. Books and Records. The Borrower will, and will cause each Subsidiary to, keep books and records reflecting all of its business affairs and transactions in accordance with GAAP and, subject to any government security limitations, permit the Agent and each Lender or any of their respective representatives upon one Business Day's notice, during normal business hours, to visit all of its offices, to discuss its financial matters with its officers and independent public accountants and to examine (and, at the expense of the Borrower, photocopy extracts from) any of its books or other corporate records. The Borrower shall pay any fees of its independent public accountants incurred in connection with the Agent's or any Lender's exercise of its rights pursuant to this Section 6.1.7; provided that unless an Event of Default shall have occurred and be continuing, the Borrower shall be required to pay any such fees only in respect of the Agent's exercise of its rights pursuant to this Section 6.1.7 for one occasion during each Fiscal Year. On or prior to the Closing Date (and upon consummation of the Merger) the Borrower will deliver a letter to its independent public accountants authorizing such public accountants to discuss the Borrower's financial matters with the Agent and each Lender or any of their respective representatives whether or not a representative of the Borrower is present; provided that the Borrower shall have been given prior notice and an opportunity to be present.

                 SECTION 6.1.8. Maintenance of Properties, Etc. The Borrower will maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties (real and personal and including all intangible assets), except obsolete properties, which are used or necessary in the conduct of its business in good working order and condition, ordinary wear and tear excepted.





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                 SECTION 6.1.9.   Maintenance of Licenses and Permits.  The
Borrower will maintain and preserve, and will cause each of its Subsidiaries to maintain and preserve, all Intellectual Property, rights, permits, licenses, Regulatory Approvals and privileges issued under or arising under any Requirements of Law to the extent material to the conduct of the business of the Borrower or any of its Subsidiaries.

                 SECTION 6.1.10. Employee Plans. The Borrower will at all times comply in all material respects with the provisions of ERISA and the IRC which are applicable to any of the Plans, and cause each of its Subsidiaries so to do.

                 SECTION 6.1.11. Environmental Management. The Borrower will adopt and maintain prudent solid and hazardous waste management and disposal practices, including at a minimum such practices as are required or dictated from time to time by current and future Environmental Laws and Environmental Permits.

                 SECTION 6.1.12. Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply with all applicable Requirements of Law; provided, however, that this Section 6.1.12 shall not apply to any circumstance of noncompliance that together with all other noncompliance could not result in a Material Adverse Change.

                 SECTION 6.1.13. Interest Rate Protection. Within 90 days after the Merger Consummation Date, the Borrower shall obtain and thereafter maintain in full force and effect, from ING or an Eligible Lending Institution, one or more Interest Rate Contracts, protecting the Borrower against increases in the Eurodollar Rate for an aggregate notional amount equal to 50% of the aggregate principal amount of the Term Loan for a term of five (5) years. ING shall make available to the Borrower various proposals for Interest Rate Contracts. Should the Borrower obtain any proposal for Interest Rate Contracts from a source other than ING, the Borrower agrees that ING shall have a right to provide such Interest Rate Contracts on the same terms as those set forth in such proposal. The Borrower will collaterally assign such Interest Rate Contracts to the Agent, for its benefit and the ratable benefit of the Lenders, pursuant to documentation acceptable to the Agent.

                 SECTION 6.1.14. Real Estate. If the Borrower shall acquire a fee interest in real estate which the Agent reasonably designates as material to the Borrower or a leasehold interest in real estate with respect to which the Borrower shall have made substantial tenant improvements or improvements uniquely configured for the Borrower's business requirements, in either case, at any time prior to the date on which all Commitments have terminated and all Obligations under this Agreement have been paid in full, the Borrower will execute a Mortgage subject only to the Liens described in clauses (c) and (h) of Section 6.2.3, in form and substance satisfactory to the Agent, in favor of the Agent, for its benefit and the ratable benefit of the Lenders, and shall use its reasonable efforts to deliver to the Agent such title insurance policies, surveys and landlords' estoppel agreements with respect thereto as the Agent shall reasonably request.





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                 SECTION 6.1.15.  Merger of Brunswick into STI.  Brunswick
shall use its best efforts to merge with and into STI, with STI being the surviving corporation, to cause STI to take any action required to be taken in order that the conditions set forth in Sections 4.2 and 4.3 are satisfied on or prior to the Stated Maturity Date for the Bridge Loan, and to cause STI to refrain from taking any action if the result of such action would be to prevent any conditions set forth in Section 4.2 or 4.3 from being met on or prior to the Maturity Date for the Bridge Loan or at any time thereafter.

                 SECTION 6.1.16. Cash Reserve Account. The Borrower agrees to establish the Cash Reserve Account for the benefit of the Agent. The Borrower hereby irrevocably authorizes the Agent to withdraw funds from the Cash Reserve Account at any time that accrued and unpaid interest with respect to the Bridge Loan has become due and payable and to apply such funds to the payment of such interest.

                 SECTION 6.1.17. Private Placements. The Borrower hereby grants to ING a right of first refusal for a period of one year following the Closing Date to manage and serve as placement agent, on an exclusive basis, in assisting the Borrower in any private placement of debt securities. In the event that the Borrower desires to issue through a private placement debt securities to institutional investors, the Borrower shall, prior to entering into any agreement with any other party in connection with such issuance, give notice to ING of the terms of such issuance. ING shall have the right to manage and serve as placement agent, on an exclusive basis, in connection with such private placement of debt securities on terms that are at least as favorable to the Borrower as the terms of any proposal made by any other party. Once ING has exercised its rights to manage and serve as placement agent, the Borrower agrees that it shall use its best efforts to assist ING in its efforts to place such debt securities on the Borrower's behalf.

                 SECTION 6.2. Negative Covenants. The Borrower agrees with each Lender that until all Commitments have terminated and all Obligations (other than Obligations that expressly survive the termination of this Agreement pursuant to Section 9.5) have been paid and performed in full, the Borrower will perform the Obligations set forth in this Section 6.2. provided, however, that to the extent that prior to the Merger Consummation Date any of the Obligations of Brunswick set forth in this Section 6.1 relate to STI and its Subsidiaries, Brunswick's obligation to cause STI or such Subsidiary to perform any act or to refrain from performing any act shall be subject to Brunswick's fiduciary duties to the other shareholders of STI.

                 SECTION 6.2.1. Business Activities. The Borrower will not, and will not permit any Subsidiary to, engage in any business activity, except those in the fields in which the Borrower and its Subsidiaries are engaged on the Closing Date and such activities as may be incidental or related thereto.

                 SECTION 6.2.2. Indebtedness. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness other than:





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                 (a)      Indebtedness in respect of the Loans and other
Obligations;

                 (b) Indebtedness in respect of the Interest Rate Contracts required pursuant to Section 6.1.13 to the extent such do not constitute Obligations;

                 (c) obligations that constitute Indebtedness solely by virtue of being secured by Liens permitted under Section 6.2.3;

                 (d)      Indebtedness in respect of liabilities resulting from
(i) endorsements of negotiable instruments in the ordinary course of business; and (ii) surety bonds and other bonds issued for the Borrower's account in the ordinary course of business;

                 (e) Indebtedness of Brunswick and its Subsidiaries existing on the Closing Date and set forth in Item 12 (Existing Indebtedness) of the Disclosure Schedule, excluding, however, from and after the Merger Consummation Date (i) Indebtedness owed to Syntex Laboratories, Inc. unless prior to the Merger Consummation Date, Syntex Laboratories, Inc. expressly agrees, in form and substance satisfactory to the Agent, that (A) the Agent may be granted a lien on the property subject to a lien in favor of Syntex Laboratories, Inc. and (B) Syntex Laboratories, Inc. enters into an intercreditor agreement, in form and substance satisfactory to the Agent, pursuant to which Syntex Laboratories, Inc. will agree, among other things, to give the Agent notice of any default under such Indebtedness and, upon request by any Lender, to sell such Indebtedness to such Lender for the principal amount then outstanding, plus accrued and unpaid interest, but without premium or penalty, and (ii) such Indebtedness set forth in Item 3 (Indebtedness of STI to be Refinanced) of the Disclosure Schedule.

                 (f) Indebtedness of any Subsidiary (other than an Inactive Subsidiary) owing to the Borrower, provided that such Indebtedness is evidenced by a demand promissory note that is pledged to the Agent, for its benefit and the benefit of the Lenders, as security for the Obligations pursuant to the Pledge Agreement;

                 (g) Capitalized Lease Liabilities incurred after the Closing Date; provided that (i) the aggregate amount of such Capitalized Lease Liabilities incurred by the Borrower and its Subsidiaries during any Fiscal Year which in accordance with GAAP is attributable to principal, together with the aggregate principal amount of all Purchase Money Indebtedness of the Borrower and its Subsidiaries incurred during such Fiscal Year, does not exceed $1,000,000, (ii) payments under each capitalized lease giving rise to such Capitalized Lease Liabilities shall be made in equal periodic installments,
(iii) the original term of each capitalized lease giving rise to such Capitalized Lease Liabilities shall not be less than seventy-five percent (75%) of the useful life of the item of property for which such Capitalized Lease Liabilities are incurred and (iv) the Consolidated Capital Expenditures financed by such Capitalized Lease Liabilities are not prohibited under Section 6.2.5;

                 (h) Purchase Money Indebtedness incurred after the Closing Date; provided that (i) the aggregate amount of such Indebtedness incurred by the Borrower and its Subsidiaries during any Fiscal Year, together with the aggregate amount of any Capitalized Lease Liabilities of the Borrower and its Subsidiaries incurred during such Fiscal Year that in accordance with GAAP is attributable to principal, does not exceed $1,000,000, (ii) such Indebtedness provides for the payment of principal in equal periodic installments, (iii) each issue of such Purchase Money Indebtedness shall have an original term that is not less than seventy-five (75%) of the useful life of the item of property for which such Purchase Money Indebtedness is incurred, and (iv) the Consolidated Capital Expenditures financed by such Purchase Money Indebtedness are not prohibited under Section 6.2.5;

                 (i)      Indebtedness evidenced by the Estate Subordinated
Note;

                 (j)      Indebtedness evidenced by the Junior Subordinated
Note;

                 (k) extensions, refinancings, replacements and renewals of any of the foregoing Indebtedness described in clause (e) (other than Capitalized Lease Liabilities) and clause (i) of this Section 6.2.2; provided that the principal amount thereof is not increased, such extension, refinancing, replacement or renewal does not impose more burdensome terms upon the Borrower or its Subsidiaries, as the case may be, than the Indebtedness being extended, refinanced, replaced or renewed and, in the case of any Indebtedness that constitutes an extension, refinancing, replacement or renewal of the Estate Subordinated Note, such Indebtedness does not have a stated final maturity that is earlier than the Stated Maturity Date for the Term Loan, such Indebtedness does not require any principal amortization and such Indebtedness otherwise is subordinated in right of payment to the prior payment of "Senior Debt" (as such term is defined in the Estate Subordinated Note as in effect on the Closing Date) to the same extent and in the same manner as the Estate Subordinated Note.

                 SECTION 6.2.3. Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

                 (a) Liens in favor of the Agent or the Lenders granted pursuant to any Loan Document;

                 (b) Liens identified in Item 19 of the Disclosure Schedule, excluding, however, from and after the Merger Consummation Date, (i) Liens in favor of First Pennsylvania Bank, which the Borrower agrees to have promptly terminated after the Closing Date, and (ii) Liens in favor of Merrill Lynch Business Financial Services, Inc.;

                 (c) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable with penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                 (d) Liens of carriers, warehousemen, mechanics, and materialmen incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings (which proceedings have the effect of preventing the forfeiture or sale of the asset subject to such Lien) and for which adequate reserves shall have been set aside on its books;

                 (e)      Liens (other than Liens arising under ERISA or
Section 412(n) of the Code) incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

                 (f) judgment Liens with respect to judgments to the extent such judgments do not constitute an Event of Default described in
Section 7.1.9;

                 (g) Liens which arise by operation of law under Article 2 of the UCC in favor of unpaid sellers of goods, or liens in items or any accompanying documents or proceeds of either arising by operation of law under
Article 4 of the UCC in favor of a collecting bank;

                 (h) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and other restrictions, charges or encumbrances (whether or not recorded) affecting the use of property, which do not materially detract from the value of such property or impair the use thereof;

                 (i) Liens upon any equipment acquired by the Borrower or any of its Subsidiaries after the Closing Date to secure Indebtedness permitted under clause (h) of Section 6.2.2 or arising by virtue of a capital lease permitted under clause (g) of Section 6.2.2;

                 (j) Leases and subleases granted to others in the ordinary course of business not interfering in any material respect with any business of the Borrower or any of its Subsidiaries;

                 (k) Liens which constitute rights of set-off of a customary nature or bankers' liens with respect to amounts on deposit, whether arising by operation of law or by contract, in connection with arrangements entered into with banks in the ordinary course of business; and

                 (l) Liens consisting of precautionary UCC-1 filings in respect of operating leases to the extent permitted under Section 6.2.6;

                 (m) the Lien on the STI Shares in favor of the Estate to the extent arising pursuant to the Estate Stock Pledge Agreement, and subordinated to the Lien of the Agent in the STI shares on the terms and conditions set forth therein; and

                 (n) extensions, renewals or replacements of any Lien referred to in clause (b) of this Section 6.2.3, other than any Lien granted to Syntex Laboratories, Inc., provided that the principal amount of the obligation secured thereby is not increased and that any such extension, renewal or replacement is limited to the property originally encumbered thereby.

                 SECTION 6.2.4. Financial Condition. From and after the Merger Consummation Date, the Borrower hereby covenants and agrees as set forth below:

                 (a) Senior Debt Leverage Ratio. The Borrower will not permit its Senior Debt Leverage Ratio with respect to the twelve-month period ending on the last day of any Fiscal Quarter to be greater than the ratio set forth opposite such Fiscal Quarter (for each Fiscal Quarter ending prior to the first anniversary of the Merger Consummation Date, such ratio to be calculated as provided in clause (g) of this Section 6.2.4):

         Fiscal Quarter Ending:                                        Ratio
         ----------------------                                        -----
         October 31, 1996                                              3.2:1.0
         January 31, 1997                                              2.8:1.0
         April 30, 1997                                                2.5:1.0
         July 31, 1997                                                 2.1:1.0
         October 31, 1997                                              1.8:1.0
         January 31, 1998                                              1.5:1.0
         April 30, 1998                                                1.3:1.0
         July 31, 1998                                                 1.1:1.0
         October 31, 1998                                              1.0:1.0
         January 31, 1999                                              0.9:1.0
         April 30, 1999                                                0.8:1.0
         July 31, 1999 and thereafter                                  0.7:1.0

                 (b) Total Debt Leverage Ratio. The Borrower will not permit its Total Debt Leverage Ratio with respect to the twelve-month period ending on the last day of any Fiscal Quarter to be greater than the ratio set forth opposite such Fiscal Quarter (for each Fiscal Quarter ending prior to the first anniversary of the Merger Consummation Date, to be calculated as provided in clause (g) of this Section 6.2.4):

         Fiscal Quarter Ending:                                        Ratio
         ----------------------                                        -----
         October 31, 1996                                              5.0:1.0
         January 31, 1997                                              4.5:1.0
         April 30, 1997                                                3.6:1.0
         July 31, 1997                                                 3.0:1.0
         October 31, 1997                                              2.7:1.0
         January 31, 1998                                              2.3:1.0
         April 30, 1998                                                2.0:1.0
         July 31, 1998                                                 1.7:1.0
         October 31, 1998                                              1.6:1.0
         January 31, 1999                                              1.4:1.0
         April 30, 1999                                                1.3:1.0

         July 31, 1999 and thereafter                                  1.2:1.0

                 (c) Senior Debt Service Ratio. The Borrower will not permit its Senior Debt Service Ratio with respect to the twelve-month period ending on the last day of any Fiscal Quarter to be less than the ratio set forth below opposite such Fiscal Quarter (for each Fiscal Quarter ending prior to the first anniversary of the Merger Consummation Date, such ratio to be calculated as provided in clause (g) of this Section 6.2.4):

         Fiscal Quarter Ending:                                        Ratio
         ----------------------                                        -----
         October 31, 1996                                              3.5:1.0
         January 31, 1997                                              3.8:1.0
         April 30, 1997                                                3.9:1.0
         July 31, 1997                                                 4.0:1.0
         October 31, 1997                                              3.4:1.0
         January 31, 1998                                              3.1:1.0
         April 30, 1998                                                3.2:1.0
         July 31, 1998                                                 3.5:1.0
         October 31, 1998                                              3.7:1.0
         January 31, 1999                                              4.1:1.0
         April 30, 1999                                                4.4:1.0
         July 31, 1999 and thereafter                                  4.8:1.0

                 (d) Interest Coverage Ratio. The Borrower will not permit its Interest Coverage Ratio with respect to the twelve-month period ending on the last day of any Fiscal Quarter to be less than the ratio set forth below opposite such Fiscal Quarter (for each Fiscal Quarter ending prior to the first anniversary of the Merger Consummation Date, such ratio to be calculated as provided in clause (g) of this Section 6.2.4):

         Fiscal Quarter Ending:                                        Ratio
         ----------------------                                        -----
         October 31, 1996                                              3.0:1.0
         January 31, 1997                                              3.5:1.0
         April 30, 1997                                                4.0:1.0
         July 31, 1997                                                 5.0:1.0
         October 31, 1997                                              5.8:1.0
         January 31, 1998                                              6.3:1.0
         April 30, 1998                                                7.3:1.0
         July 31, 1998                                                 7.5:1.0
         October 31, 1998                                              7.0:1.0
         January 31, 1999                                              6.9:1.0
         April 30, 1999                                                6.8:1.0
         July 31, 1999 and thereafter                                  7.5:1.0

                 (e) Net Worth. The Borrower will not permit its net worth determined in accordance with GAAP as of the last day of any Fiscal Quarter, commencing with the Fiscal Quarter ending on July 31, 1996 and continuing thereafter, to be less than (1) $19,500,000 plus (2) 75% of Net Income (but not loss) for each Fiscal Quarter ending after July 31, 1996 through and including the last day of the Fiscal Quarter in which this covenant is being tested; provided, however, that the amount set forth in clause (1) above shall be reduced by the amount, if any, by which any goodwill resulting from the Merger is allocated to research and development and is expensed by the Company on its income statement for the Fiscal Quarter during which the Merger occurs.

                 (f) EBITDA. The Borrower will not permit EBITDA for the twelve-month period ending on the last day of any Fiscal Quarter to be less than the amount set forth opposite such Fiscal Quarter (for each Fiscal Quarter ending prior to the first anniversary of the Merger Consummation Date, such amount to be calculated as provided in clause (g) of this Section 6.2.4):

         Fiscal Quarter Ending:                                       Amount
         ----------------------                                    -----------
         October 31, 1996                                          $ 5,000,000
         January 31, 1997                                          $ 5,500,000
         April 30, 1997                                            $ 6,500,000
         July 31, 1997                                             $ 8,000,000
         October 31, 1997                                          $ 8,500,000
         January 31, 1998                                          $ 9,000,000
         April 30, 1998                                            $10,000,000
         July 31, 1998                                             $11,500,000
         October 31, 1998                                          $12,000,000
         January 31, 1999                                          $13,000,000
         April 30, 1999                                            $14,000,000
         July 31, 1999 and thereafter                              $15,000,000

                 (g) Calculations for Stub Periods. Notwithstanding anything contained herein to the contrary, calculation of all items relating to income or expense (including, without limitation, EBITDA and Interest Expense) for any period ending prior to the first anniversary of the Merger Consummation Date shall be made by annualizing all items relating to income or expense for the period consisting of the full Fiscal Quarter(s) elapsed from the Merger Consummation Date to the end of such period and by using the actual scheduled repayments of Indebtedness occurring during such period.

                 SECTION 6.2.5. Capital Expenditures. The Borrower will not, and will not permit any Subsidiary to make or commit to make Consolidated Capital Expenditures, except that, during any Fiscal Year, the Borrower and its Subsidiaries may make Consolidated Capital Expenditures (including the amount of Capitalized Lease Liabilities incurred during such Fiscal Year that in accordance with GAAP is attributable to principal) which in the aggregate do not exceed the amount set forth below opposite such Fiscal Year (in the case of the 1996 Fiscal Year, for the period commencing on the Closing Date and ending on July 31, 1996):

                 Fiscal Year:                                         Amount
                 ------------                                       ----------
                   1996                                             $3,500,000
                   1997                                             $2,000,000
                   1998                                             $2,500,000
                   1999                                             $3,000,000
                   2000                                             $3,000,000
                   2001                                             $3,000,000

provided further, however, that expenditures from insurance proceeds received upon the occurrence of a Loss which are made to replace or repair damaged or destroyed assets will not be included in the foregoing calculation.

                 SECTION 6.2.6. Lease Obligations. The Borrower will not, and will not permit any Subsidiary to, create or suffer to exist any obligation for the payment of rent for any property under any operating lease or agreement to lease having a term of one year or more, except for (a) leases in existence on the Closing Date and described in Item 20 (Leases) of the Disclosure Schedule, and (b) any lease of real property entered into by the Borrower or any Subsidiary after the Closing Date in the ordinary course of business; provided, however, that no such lease shall subject the Borrower or any Subsidiary to Environmental Liabilities and Costs and that the aggregate amount of payments due from the Borrower and its Subsidiaries for all leases referred to in this Section 6.2.6 during any Fiscal Year set forth below is less than the amount set forth below opposite such Fiscal Year (in the case of the 1996 Fiscal Year, for the period commencing on the Closing Date and ending on July 31, 1996):

                 Fiscal Year:                                                   Amount
                    1996                                                     $1,000,000
                    1997                                                     $1,000,000
                    1998                                                     $1,250,000
                    1999                                                     $1,250,000
                    2000                                                     $1,250,000
                    2001                                                     $1,250,000

                 SECTION 6.2.7. Investments. The Borrower will not, and will not permit any Subsidiary to, make, incur, assume or suffer to exist any Investment in any other Person except:

                 (a)      Cash Equivalent Investments;

                 (b) deposits for utilities, security deposits under leases and similar prepaid expenses;

                 (c) accounts receivable arising in the ordinary course of business;

                 (d) Investments existing on the Closing Date and disclosed in Item 21 (Existing Investments) of the Disclosure Schedule;

                 (e) Investments in the form of Indebtedness made by the Borrower in its Subsidiaries (other than Inactive Subsidiaries) to the extent such Investments are evidenced by demand promissory notes in principal amounts equal to the amount of such Investments, payable to the Borrower and pledged by the Borrower in favor of the Agent pursuant to the Pledge Agreements;

                 (f) Investments in the form of equity made by the Borrower in its Subsidiaries (other than Inactive Subsidiaries) to the extent permitted under subsection (b) of Section 6.2.10;

                 (g) Investments (including debt obligations) received in connection with a bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business, provided that if such Investments are evidenced by promissory notes or other instruments, and such instruments are pledged to the Agent, for its benefit and the benefit of the Lenders;

                 (h)      Investments arising under Interest Rate Contracts; and

                 (i) Investments consisting of deposit accounts of the Borrower and its Subsidiaries maintained in the ordinary course of business.

                 SECTION 6.2.8. Restricted Payments, etc. The Borrower will not declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of Stock (now or hereafter outstanding) of the Borrower or on any warrants, options or other rights in respect of any class of Stock (now or hereafter outstanding) of the Borrower or apply, or permit any Subsidiary to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of any shares of any class of Stock (now or hereafter outstanding), of the Borrower or any Subsidiary, or make any deposit for any of the foregoing; provided, however, that (i) the Borrower may redeem Series D Preferred Stock from the State of Maryland in accordance with the terms of the Stock Purchase Agreement between Brunswick and the State of Maryland as in effect on the Closing Date and (ii) after the Merger Consummation Date, the Borrower may redeem restricted shares of Stock from any officer or employee who has purchased such restricted shares of Stock since the Merger Consummation Date, provided that the Borrower may not redeem such restricted shares of Stock for more than the purchase price paid by such officer or employee for such restricted shares of Stock.

                 SECTION 6.2.9. Take or Pay Contracts; Sale/Leasebacks. (a) The Borrower will not, and will not permit any Subsidiary to, enter into or be a party to any arrangement for the purchase of materials, supplies, other property or services if such arrangement by its express terms requires that payment be made by the Borrower or such Subsidiary regardless of whether or not such materials, supplies, other properties or services are delivered or furnished to it.

                 (b) The Borrower will not enter into, or permit any Subsidiary to enter into, any arrangement with any Person providing for the leasing by the Borrower or one or more Subsidiaries of any property or assets, which property or assets has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person except as permitted by Section 6.2.2(g).

                 SECTION 6.2.10.  Consolidation, Merger, Subsidiaries, etc.
(a) The Borrower will not, and will not permit any Subsidiary to, liquidate or dissolve, consolidate with, or merge into or with, any Person, or purchase or otherwise acquire all or substantially all of the assets or any Person (or of any operating division or unit thereof), except that (i) any such Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, the Borrower or any wholly-owned Subsidiary other than an Inactive Subsidiary (so long as the Borrower or such wholly-owned Subsidiary is the surviving corporation), and (ii) Brunswick and STI may consummate the Merger provided that they simultaneously comply with the conditions set forth in Section 4.2 and Section 4.3.

                 (b) The Borrower will not, and will not permit any Subsidiary to, create any Subsidiary or transfer any assets to any Subsidiary; provided, however, that the Borrower or any Subsidiary may create or transfer assets to any Subsidiary, provided that neither Brunswick nor any Subsidiary shall transfer more than 20% of its respective assets to Subsidiaries, in the aggregate and, to the extent any new Subsidiary is created, such Subsidiary executes and delivers to the Agent, for its benefit and the ratable benefit of the Lenders, (i) security agreements, collateral assignments, pledge agreements, UCC financing statements and other documents, all substantially in the form of the Security Documents executed and delivered as of the Closing Date, granting to the Agent, for its benefit and the ratable benefit of the Lenders, Liens on all of its assets subject only to Liens permitted under
Section 6.2.3 and (ii) a guaranty in substantially the form of the Brunswick Subsidiary Guaranty executed and delivered as of the Closing Date.

                 SECTION 6.2.11. Asset Dispositions, etc. The Borrower will not, and will not permit any Subsidiary to, sell, transfer, lease or otherwise dispose of, or grant options, warrants or other rights with respect to, any of its assets (including accounts receivable and capital stock of Subsidiaries) to any Person, unless (a) such disposition is made in the ordinary course of business and consists of inventories; or (b) such disposition constitutes a disposition of obsolete or retired assets no longer used in the business of the Borrower and its Subsidiaries.

                 SECTION 6.2.12. Modification of Organic Documents, etc. The Borrower will not consent to any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to, the charter or the by-laws of the Borrower, except for any amendment, supplement or other modification which does not adversely affect the Borrower's ability to pay or perform the Obligations.

                 SECTION 6.2.13. Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into, or cause, suffer or permit to exist:

                 (a) any arrangement or contract with any of its Affiliates (other than its Subsidiaries) of a nature customarily entered into by Persons which are Affiliates of each other (including management or similar contracts or arrangements relating to the allocation of revenues, expenses or otherwise) requiring any payments to be made by the Borrower or any Subsidiaries to any such Affiliate, other than the transactions provided for in the Loan Documents; and

                 (b) any other transaction, arrangement or contract with any of its Affiliates which is on terms which are less favorable than are obtainable from any Person which is not one of its Affiliates.

                 SECTION 6.2.14. Inconsistent Agreements. The Borrower will not, and will not permit any Subsidiary to, enter into any material agreement containing any provision which would be violated or breached in any material respect by any Loan or by the performance by the Borrower or any Subsidiary of its obligations hereunder or under any Loan Document.

                 SECTION 6.2.15. Change in Accounting Method. The Borrower will not, and will not permit any Subsidiary to, make any change in accounting treatment and reporting practices except as required by GAAP.

                 SECTION 6.2.16. Change in Fiscal Year End. The Borrower will not change its Fiscal Year end without the Required Lenders' prior written consent, which consent will not be unreasonably withheld but will not be given with respect to more than one such change during the term of this Agreement, except that Brunswick may change its Fiscal Year end to July 31 as a result of or in contemplation of the Merger.

                 SECTION 6.2.17. Compliance with ERISA. The Borrower will not, and will not permit any Subsidiary to take, or fail to take, any action with respect to a Plan, including establishing, amending, or terminating or withdrawing from any Plan, without first obtaining the Agent's written consent, where such action or failure to act could result in any liabilities under the IRC, ERISA, or any other applicable law which individually or in the aggregate could result in a Material Adverse Change.

                 SECTION 6.2.18. Limitation on Restrictions on Subsidiary Dividends. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make other distributions on its Stock or other interests or participations in profits owned by the Borrower or any Subsidiary of the Borrower or pay any

Indebtedness owed to the Borrower or any Subsidiary of the Borrower, (b) make loans or advances to the Borrower or any Subsidiary of the Borrower or (c) transfer any of its property or assets to the Borrower or any Subsidiary of the Borrower, except for such encumbrances and restrictions existing under or by reason of this Agreement and the other Loan Documents.

                 SECTION 6.2.19. Modification of Certain Documents. The Borrower shall not amend or modify, or consent to any amendment or modification of, any of the terms of the Estate Subordinated Note, the Junior Subordinated Note or the Estate Stock Pledge Agreement, the effect of which is to (i) increase the principal amount thereof, (ii) increase the interest rate applicable thereto, or cause any accrued interest thereon to be payable in cash at any time prior to the second anniversary of the Closing Date, (iii) alter or in any way modify the subordination provisions thereof (together with any definitions used therein), (iv) require any amortization of principal or any prepayment of interest, (v) impose on the Borrower or any of its Subsidiaries any additional or more burdensome obligations or covenants, (vi) impose on the Borrower any additional or more burdensome events of default or other events or conditions the effect of which would be to accelerate, or to permit the acceleration of, the stated maturity of the Estate Subordinated Note or the Junior Subordinated Note (or to permit any holder thereof to require the Borrower to redeem or repurchase the Estate Subordinated Note or the Junior Subordinated Note) or to allow the Estate (or any successor thereto) to exercise any remedies under the Estate Stock Pledge Agreement, (vii) modify the Estate Stock Pledge Agreement in any manner such that the Lien granted pursuant thereto is not released upon consummation of the Merger, or (viii) adversely affect any right or interest of the Agent or any Lender.

                 SECTION 6.2.20. Prohibition on Voluntary Prepayments on Subordinated Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, make any voluntary or optional payment or prepayment on, or redemption or acquisition for value of the Estate Subordinated Note, the Junior Subordinated Note or any Indebtedness incurred to refinance the Estate Subordinated Note (as permitted pursuant to clause (k) of Section 6.2.2); provided, however, that the Borrower may repay the Estate Subordinated Note to the extent such payment is required pursuant to Section 4.1 of the Estate Subordinated Note as in effect on the Closing Date.

                 SECTION 6.2.21. Prohibition on Actions Triggering Redemption of Series D Stock. The Borrower will not relocate its office located in the State of Maryland on the Closing Date to any location outside the State of Maryland or take any other action that would permit the State of Maryland to require the redemption of the Series D Preferred Stock.


                                   ARTICLE 7.

                               EVENTS OF DEFAULT

                 SECTION 7.1. Events of Default. The term "Event of Default" shall mean any of the events set forth in this Section 7.1.

                 SECTION 7.1.1. Non-Payment of Obligations. The Borrower shall default:

                 (a) in the payment or prepayment when due of any principal of any Loan;

                 (b) in the payment when due of the interest payable in respect of any Loan, the commitment fee provided for in Section 2.4 hereof and such default shall continue unremedied for a period of five (5) days; or

                 (c) in the payment when due of any Obligation (other than an Obligation referenced in clause (a) or (b) of this Section 7.1.1) and such default shall continue unremedied for a period of five (5) days after a notice thereof shall have been given to the Borrower by the Agent or any Lender or a Responsible Officer of the Borrower shall have actual knowledge thereof.

                 SECTION 7.1.2. Non-Performance of Certain Covenants. The Borrower shall default in the due performance and observance of any of its obligations under Section 6.1 and such default shall continue unremedied for a period of ten (10) days after notice thereof shall have been given to the Borrower by the Agent (or if such default is not reasonably susceptible to cure within ten (10) days, such longer period as is reasonably needed to effect such cure, but in no event longer than thirty (30) days from the date notice is given, so long as the Borrower promptly commences and diligently pursues such cure), or shall default in the due performance or observation of any of its obligations under Section 6.2.

                 SECTION 7.1.3. Defaults Under Other Loan Documents; Non-Performance of Other Obligations. Any "Event of Default" shall occur under the other Loan Documents; or the Borrower or any Subsidiary shall default in the due performance and observance of any other obligation, covenant or agreement contained herein or in any other Loan Document and such default shall continue unremedied for a period of ten (10) days after notice thereof shall have been given to the Borrower by the Agent (or if such default is not reasonably susceptible to cure within ten (10) days, such longer period as is reasonably needed to effect such cure, but in no event longer than thirty (30) days from the date notice is given, so long as the Borrower promptly commences and diligently pursues such cure).

                 SECTION 7.1.4. Bankruptcy, Insolvency, etc. The Borrower or any Subsidiary shall:

                 (a) become insolvent or generally fail to pay, or admit in writing its inability to pay, debts as they become due;

                 (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any Subsidiary or any property of any thereof, or make a general assignment for the benefit of creditors;

                 (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any Subsidiary or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within sixty (60) days;

                 (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower or any Subsidiary, and, if such case or proceeding is not commenced by the Borrower or such Subsidiary, such case or proceeding shall be consented to or acquiesced in by Borrower or such Subsidiary or shall result in the entry of an order for relief or shall remain for sixty (60) days undismissed; or

                 (e) take any corporate action authorizing, or in furtherance of, any of the foregoing.

                 SECTION 7.1.5. Breach of Warranty. Any representation or warranty of the Borrower hereunder or in any other Loan Document or in any other writing furnished by or on behalf of the Borrower to the Agent or any Lender for the purposes of or in connection with this Agreement or any such Loan Document is or shall be incorrect when made in any material respect.

                 SECTION 7.1.6. Default on Other Indebtedness, etc. (a) Any Indebtedness of the Borrower or any Subsidiary in an aggregate principal amount exceeding $500,000 (i) shall be duly declared to be or shall become due and payable prior to the stated maturity thereof (other than as a result of any mandatory prepayments required under Section 3.3.1 of this Agreement, Section
4.1 of the Estate Subordinated Note or any provision of any instrument governing any such Indebtedness that provides for the mandatory prepayment thereof with insurance proceeds or the like as a result of any casualty loss relating to any property securing such Indebtedness), or (ii) shall not be paid as and when the same becomes due and payable including any applicable grace period; or (b) there shall occur and be continuing any event under any Instrument relating to any Indebtedness of the Borrower or any Subsidiary in an aggregate principal amount exceeding $500,000, the effect of which is to cause such Indebtedness to become due prior to its stated maturity or to permit the holder or holders of such Indebtedness, or a trustee, agent or other representative on behalf of such holder or holders, to cause such Indebtedness to become due prior to its stated maturity or to require (or permit the holder or holders to require) the Borrower or any Subsidiary to redeem, repurchase or otherwise acquire or retire such Indebtedness for value.

                 SECTION 7.1.7. Failure of Valid, Perfected Security Interest. The security interest or Lien in the Collateral and all proceeds thereof, securing the Obligations shall cease to be valid or perfected at any time after the Closing Date (other than as a result of (i) the Agent's failure to make any required filing to the extent the necessity of such filing was disclosed to the Agent in an opinion of counsel to the Borrower or (ii) the release of possession of any pledged Instrument delivered to the Agent or its agent or representative pursuant to any of the Security Documents).





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                 SECTION 7.1.8.   Employee Plans.  Any of the following events
shall occur with respect to any Plan: (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA) not disclosed in
Item 8 (Benefit Plans) of the Disclosure Schedule, whether or not waived, shall exist with respect to any Single Employer Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) a notice of intent to terminate any Single Employer Plan for purposes of Title IV of ERISA is issued by the plan administrator thereof without the prior written consent of the Required Lenders, or the PBGC shall commence proceedings to terminate any Single Employer Plan, (v) the Borrower or any Commonly Controlled Entity or Subsidiary shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the ERISA Insolvency, Plan Reorganization or termination of, a Multiemployer Plan, (vi) the Borrower or any Commonly Controlled Entity or Subsidiary shall fail to make any quarterly installment payment to a Pension Plan required under Section 302(e) of ERISA or Section 412(m) of the Code, (vii) the Borrower or any Commonly Controlled Entity or Subsidiary shall fail to make any contribution to a Multiemployer Plan which is required under ERISA, the Code or applicable collective bargaining agreements, or (viii) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (viii) above, such event or condition, together with all other such events or conditions, if any, could subject the Borrower or any Subsidiary (directly or indirectly) to any tax, penalty or other liabilities under Title I or Title IV of ERISA, Section 404 or 419 and Chapter 43 of the IRC or any other applicable law which in the aggregate could result in a Material Adverse Change.

                 SECTION 7.1.9. Judgments. A final judgment which, with other such outstanding final judgments against the Borrower and its Subsidiaries (in each case to the extent not covered by insurance), exceeds an aggregate of $500,000, shall be entered against the Borrower or any of its Subsidiaries and, within 30 days after entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal, or, within 30 days after the expiration of any such stay, such judgment shall not have been discharged or stayed.

                 SECTION 7.1.10. Cessation of Business; Dissolution. The entry of any order of a court enjoining, restraining or otherwise preventing the Borrower or any Subsidiary from conducting all or any material part of its business affairs; or the cessation of business or dissolution of the Borrower.

                 SECTION 7.1.11. Subordinated Debt Documents. The Borrower shall fail to perform, keep or observe any term or provision of, or a default or other event shall occur or exist under, the Estate Subordinated Note or the Junior Subordinated Note, or any other event shall have occurred or circumstance shall exist, in any such case, the effect of which is to accelerate, or to permit the holder thereof to accelerate, the maturity of the Estate Subordinated Note or the Junior





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

Subordinated Note or to permit the holder thereof to require the Borrower to redeem the Estate Subordinated Note or the Junior Subordinated Note or any portion thereof.

                 SECTION 7.2. Action if Bankruptcy. If any Event of Default described in clause (d) of Section 7.1.4 shall occur, the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable and all Commitments shall automatically be terminated, in either case without notice, demand or presentment.

                 SECTION 7.3. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clause (d) of Section 7.1.4) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Agent may, and upon the direction of the Required Lenders, shall upon notice or demand, declare all or any portion of the outstanding principal amount of the Loans to be due and payable and any or all other Obligations to be due and payable and all Commitments to be terminated, whereupon the full unpaid amount of such Loans and any and all other Obligations which shall be so declared due and payable shall be and become immediately due and payable and any and all Commitments which shall be so declared terminated shall be and become immediately terminated, in each case without further notice, demand, or presentment, and to the extent any obligations are paid by the Borrower, they shall constitute a prepayment under this Agreement.


                                   ARTICLE 8.

                                   THE AGENT

                 SECTION 8.1. Actions. Each Lender and the holder of each Note authorize the Agent to act on behalf of such Lender or holder under this Agreement and any other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Agent (with respect to which the Agent agrees that it will, subject to the last two sentences of this Section 8.1, comply, except as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender agrees (which agreement shall survive any termination of this Agreement) to indemnify the Agent, pro rata according to such Lender's Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement, the Notes, or any other Loan Document, including the reimbursement of the Agent for all out-of-pocket expenses (including attorneys' fees) incurred by the Agent hereunder or in connection herewith or in enforcing the Obligations of the Borrower under this Agreement or any other Loan Document, in all cases as to which the Agent is not reimbursed by the Borrower; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments,





                                       81
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suits, costs, expenses or disbursements determined by a court of competent jurisdiction in a final proceeding to have resulted solely from the Agent's gross negligence or wilful misconduct. The Agent shall not be required to take any action hereunder or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement or any other Loan Document, unless it is indemnified to its satisfaction by the Lenders against loss, costs, liability and expense. If any indemnity in favor of the Agent shall become impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given.

                 SECTION 8.2. Funding Reliance, etc. Unless the Agent shall have been notified by telephone, confirmed in writing, by any Lender by 5:00 p.m., New York City time, on the day prior to a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Agent may assume that such Lender has made such amount available to the Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount; provided, however, that the Agent shall have no obligation to do so. If such amount is made available by such Lender to the Agent on a date after the date of such Borrowing, such Lender shall pay to the Agent on demand interest on such amount at the Federal Funds Rate for the number of days from and including the date of such Borrowing to the date on which such amount becomes immediately available to the Agent, together with such other compensatory amounts as may be required to be paid by such Lender to the Agent pursuant to the Rules for Interbank Compensation of the Council on International Banking or the Clearinghouse Compensation Committee, as the case may be, as in effect from time to time. A statement of the Agent submitted to any Lender with respect to any amounts owing under this Section 8.2 shall be conclusive, in the absence of manifest error. If such amount is not in fact made available to the Agent by such Lender within three Business Days after the date of such Borrowing, the Agent shall be entitled to recover such amount, with interest thereon at the rate per annum then applicable to the Loans comprising such Borrowing, within five Business Days after demand, from the Borrower. Nothing herein shall be construed to release any Lender from its obligation to make Loans subject to the terms and conditions set forth in this Agreement.

                 SECTION 8.3. Exculpation. Neither the Agent nor any of its directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement, the Notes, or any Loan Document, or in connection herewith or therewith, except for its own wilful misconduct or gross negligence. The Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or in any certificate or other document delivered in connection herewith or for the authorization, execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, or sufficiency of any of the Loan Documents, the financial condition of the Borrower or any Subsidiary or the condition or value of any of the Collateral, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of any of the Loan Documents, the financial condition of the Borrower or any Subsidiary or the existence or possible existence of any Default. The Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which it believes to be genuine and to have been presented by a proper Person.





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                 SECTION 8.4.     Successor.  The Agent may resign as such at
any time upon at least thirty (30) days' prior notice to the Borrower and all Lenders, such resignation not to be effective until a successor Agent is in place. If the Agent at any time shall resign, the Required Lenders may appoint another Lender as a successor Agent which shall thereupon become the Agent hereunder. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be one of the Lenders or a financial institution reasonably acceptable to the Borrower organized under the laws of the United States and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall be entitled to receive from the retiring Agent such documents of transfer and assignment as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents.

                 SECTION 8.5. Loans by the Agent. The Agent shall have the same rights and powers with respect to (a) the Loans made by it or any of its Affiliates and (b) the Notes held by it or any of its Affiliates, as any Lender and may exercise the same as if it were not the Agent.

                 SECTION 8.6. Credit Decisions. Each Lender acknowledges that it has, independently of the Agent and each other Lender, and based on such financial information and such other documents, information and investigations as it has deemed appropriate, made its own credit decision to extend its Commitments, to make the Loans. Each Lender also acknowledges that it will, independently of the Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

                 SECTION 8.7. Copies, etc. The Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Agent by the Borrower pursuant to the terms of this Agreement.
The Agent will distribute to each Lender each Instrument received for its account and copies of all other communications received by the Agent from the Borrower for distribution to the Lenders by the Agent in accordance with the terms of this Agreement. Notwithstanding anything herein contained to the contrary, all notices to and communications with the Borrower under this Agreement and the other Loan Documents shall be effected by the Lenders through the Agent.


                                   ARTICLE 9.

                                 MISCELLANEOUS

                 SECTION 9.1. Waivers, Amendments, etc. (a) The provisions of this Agreement and of each Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and, (x) in the case of an amendment or modification, is consented to by the Borrower and the Required Lenders and (y) in the case of a waiver of any obligation of the Borrower or compliance with any prohibition contained in this Agreement or any other Loan Document, is consented to by the Required Lenders; provided, however, that no such amendment, modification or waiver:

                 (i) which would modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;

                 (ii) which would modify this Section 9.1, change the definition of "Required Lenders," increase the Revolving Loan Commitment Amount or change any Percentage for any Lender, reduce any fees payable to the Lenders described in Article 2 and Article 3, extend the Revolving Loan Commitment Termination Date or subject any Lender to any additional obligations shall be made without the consent of each Lender;

                 (iii) which would extend the due date for, or reduce the amount of, any payment or prepayment of principal of or interest on any Loan (or reduce the principal amount of or rate of interest on any Loan) shall be made without the consent of the holder of the Note evidencing such Loan; or

                 (iv) which would affect adversely the interests, rights, compensation or obligations of the Agent qua the Agent shall be made without consent of the Agent.

                 (b) No failure or delay on the part of the Agent, any Lender or the holder of any Note in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or consent by the Agent, any Lender, or the holder of any Note under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or consent, be applicable to subsequent transactions. No waiver or consent hereunder shall require any similar or dissimilar waiver or consent thereafter to be granted hereunder.

                 (c) Neither any Lender nor the Agent shall be under any obligation to marshal any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations. Recourse for security shall not be required at any time. To the extent that the Borrower makes a payment or payments to the Agent or the Lenders, or the Agent or the Lenders enforce their security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently for any reason invalidated, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or





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federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                 SECTION 9.2. Notices. All notices hereunder shall be in writing or by telecopy and shall be sufficiently given to the Agent, the Lenders or the Borrower if addressed or delivered to them at the following addresses:

If to the Agent:                  ING Capital
                                  135 East 57th Street
                                  New York, New York 10022
                                  Attention: Chief Credit Officer
                                  Telecopier No.: (212) 750-8935

 with copies to:                  ING Capital
                                  Atlanta Office
                                  200 Galleria Parkway
                                  Suite 950
                                  Atlanta, Georgia 30339
                                  Telecopier No.: (770) 951-1005

and a copy to:                    King & Spalding
                                  191 Peachtree Street
                                  Atlanta, Georgia 30303-1763
                                  Attention: Hector E. Llorens, Jr. Esq.
                                  Telecopier No.: (404) 572-5100

If to any other Lender:           At its address set forth beneath its name on
                                  the signature pages hereof

If to the Borrower                Brunswick Biomedical Corporation/
prior to the Merger               6 Thacher Lane
Consummation Date:                Wareham, Massachusetts 02571
                                  Attention: James H. Miller
                                  Telecopier No.: (508) 460-7702

with a copy to:                   Palmer & Dodge
                                  One Beacon Street
                                  Boston, Massachusetts 02108
                                  Attention: Stanley Keller, Esq.
                                  Telecopier No: (617) 227-4420

If to the Borrower                Survival Technology, Inc.





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

on or after the Merger            2275 Research Boulevard, Suite 100
Consummation Date:                Rockville, Maryland 20850
                                  Attention: James H. Miller
                                  Telecopier No: (301) 926-6423

with a copy to:                   Palmer & Dodge
                                  One Beacon Street
                                  Boston, Massachusetts 02108
                                  Attention: Stanley Keller, Esq.
                                  Telecopier No: (617) 227-4420

or at such other address as any party may designate to any other party by written notice. All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when received, if deposited in the mail, postage prepaid; when transmission is verified, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

                 SECTION 9.3. Costs and Expenses. The Borrower agrees to pay all reasonable out-of-pocket expenses of the Agent (including reasonable fees and expenses of counsel to the Agent, or of any consultants or other experts retained by the Agent) in connection with (i) the negotiation, preparation, execution, and delivery of this Agreement and each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements, terminations, releases or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated, and (ii) the consideration of legal questions relevant to this Agreement of any other Loan Document. The Borrower also agrees to pay and hold the Agent and the Lenders harmless from any stamp, documentary, intangibles, transfer or similar taxes or charges, and all recording or filing fees with respect to the Loan Documents or any payments to be made thereunder and any title insurance premiums, surveyors costs and valuation fees, and to reimburse the Agent and each Lender upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and expenses) incurred by the Agent or such Lender in enforcing the Obligations of the Borrower or any Subsidiary under this Agreement or any other Loan Document or related Document or in connection with any restructuring or "work-out" of any Obligations, provided that the Lenders shall be entitled to reimbursement in respect of reasonably attorney's fees and expenses payable to a single law firm (in addition to any law firm representing the Agent) in connection with any such enforcement, restructuring or "work-out".

                 SECTION 9.4. Indemnification. In consideration of the execution and delivery of this Agreement by the Agent and each Lender, the making of the Bridge Loan and the Term Loan and the extension of the Revolving Loan Commitment, the Borrower hereby indemnifies, exonerates and holds the Agent and each Lender, each of their respective successors and assigns, each of the respective officers, directors, employees, attorneys and agents of the Agent and each Lender and each of their respective successors and assigns (collectively, the "Lender Parties") free and harmless from





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and against any and all actions, causes of action, suits, losses, costs, liabilities (including, but not limited to, Environmental Liabilities and Costs), damages and expenses (irrespective of whether such Lender Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by the Lender Parties or any of them or asserted or awarded against the Lender Parties or any of them as a result of, or arising out of, or relating to

                 (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan, including, without limitation, the Acquisition and the Merger;

                 (b) the use of any of the proceeds of the Loans by the Borrower for any other purpose;

                 (c) the making of any claim by any investment banking firm, broker or third party that it is entitled to compensation from the Agent or any Lender in connection with this Agreement (other than investment banking firms and brokers retained by the Agent or any Lender);

                 (d) the entering into and performance of this Agreement and any other Loan Document by any of the Lender Parties (other than the breach by such Lender Party of this Agreement);

                 (e) the existence of any contaminant, in, under, on or otherwise affecting any property owned, used, operated, or leased by Borrower or any Subsidiary in the past, present, or future or any surrounding areas affected by such property, regardless of whether the existence of the contaminant is related to the past, present, or future operations of the Borrower and its Subsidiaries, or their predecessors in interest or any other Person; any Environmental Liabilities and Costs related to any property owned, used, operated, or leased by Borrower or any Subsidiary in the past, present, or future; any Environmental Liabilities and Costs related to the past, present, or future operations of the Borrower or any Subsidiaries; any alleged violations of any Environmental Law related to any property owned, used, operated, or leased by Borrower or any Subsidiary in the past, present, or future; any alleged violations of any Environmental Law related to the past, present, or future operations of the Borrower or any Subsidiaries; the performance of any remedial action that is related to any property owned, used, operated, or leased by Borrower or any Subsidiaries in the past, present, or future; the performance of any remedial action that is related to the past, present, or future operations of the Borrower or any Subsidiaries; and the imposition of any Lien on any property affected by this Agreement or any of the other Loan Documents arising from any Environmental Liabilities or Costs;

                 (f) the breach in any material respect by Borrower of any representation or warranty set forth in this Agreement or any Loan Document;

                 (g) the failure of Borrower to comply in any material respect with any term, condition, or covenant set forth in this Agreement or any Loan Document; or

                 (h) any claim, litigation, investigation or proceeding relating to (i) any of the Loan Documents, (ii) any proposed acquisition by the Borrower of all or any portion of the stock or assets of any Person or (iii) any of the other matters referenced in clauses (a) - (g) above, whether or not the Agent or any Lender (or any of their respective officers, directors, employees or agents) is a party thereto;

except for any such Indemnified Liabilities arising for the account of a particular Lender Party by reason of the relevant Lender Party's material breach of any of its obligations under this Agreement or any other Loan Document or by reason of the relevant Lender Party's bad faith, gross negligence or wilful misconduct, in each such case as determined by a final and nonappealable decision of a court of competent jurisdiction. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The foregoing indemnity shall become effective immediately upon the execution and delivery hereof and shall remain operative and in full force and effect notwithstanding the consummation of the transactions contemplated hereunder, the repayment of any of the Loans made hereunder, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of any Lender or the Agent.

                 SECTION 9.5. Survival. The obligations of the Borrower under Sections 2.5, 3.5, 9.3 and 9.4, and the obligations of the Lenders under
Section 8.1, shall in each case survive any termination of this Agreement. The representations and warranties made by the Borrower in this Agreement, the Notes and in each other Loan Document (including those not required to be made or repeated after the Merger Consummation Date) shall survive the execution and delivery of this Agreement, the Notes and each such other Loan Document.

                 SECTION 9.6. Severability. Any provision of this Agreement, the Notes or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, the Notes or such other Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

                 SECTION 9.7. Headings. The various headings of this Agreement, the Notes and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement, the Notes or such other Loan Document or any provisions hereof or thereof.

                 SECTION 9.8. Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower and each Lender (or notice thereof satisfactory to the Agent) shall have been received by the Agent and notice thereof shall have been given by the Agent to the Borrower and each Lender.

                 SECTION 9.9. Governing Law; Entire Agreement. (a) THIS AGREEMENT AND THE NOTES SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto including the Commitment Letter.

                 (b) EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR RELATED DOCUMENT, AND EACH HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT. THE BORROWER AGREES THAT SUCH JURISDICTION SHALL BE EXCLUSIVE WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING BROUGHT BY IT AGAINST THE AGENT OR ANY LENDER. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF ANY INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.

                 (c) The Borrower hereby irrevocably designates, appoints and empowers CT Corporation System, whose present address is 1633 Broadway, New York, New York 10019, as its authorized agent to receive, for and on its behalf and its property, service of process in the State of New York when and as such legal actions or proceedings may be brought in the courts of the State of New York or of the United States of America sitting in New York, and such service of process shall be deemed complete upon the date of delivery thereof to such agent whether or not such agent gives notice thereof to the Borrower, or upon the earliest of any other date permitted by applicable law. The Borrower shall furnish the consent of CT Corporation System so to act to the Agent on or prior to the Closing Date. It is understood that a copy of said process served on such agent will as soon as practicable be forwarded to the Borrower, at its address set forth below, but its failure to receive such copy shall not affect in any way the service of said process on said agent as the agent of the Borrower. The Borrower irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of the copies thereof by certified mail, return receipt requested, postage prepaid, to it at its address set forth herein, such service to become effective upon the earlier of (i) the date 10 calendar days after such mailing or (ii) any earlier date permitted by applicable law. The Borrower agrees that it will at all times continuously maintain an agent to receive service of process in the State of New York on behalf of itself and its properties and in the event that, for any reason, the agent named above or its successor shall no longer serve as its agent to receive service of process in the State of New York on its behalf, it shall promptly appoint a successor so to serve and shall advise the Agent and the Lenders thereof (and shall furnish to the Agent the consent of any successor agent so to act). Nothing in this Section 9.9 shall affect the right of the Agent or any Lender to bring proceedings against the Borrower in the courts of any other jurisdiction or to serve process in any other manner permitted by applicable law.

                 SECTION 9.10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of all Lenders; and the rights of sale, assignment and transfer of the Lenders are subject to Section 9.11.

                 SECTION 9.11. Sale and Transfers, Participations, etc. (a) Any Lender may at any time sell to one or more Participants participating interests in any Loan owing to such Lender, any Note held by such Lender, the Term Loan Commitment or the Revolving Loan Commitment of such Lender, or any other interest of such Lender under this Agreement. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement shall remain unchanged and such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. The Borrower agrees that if amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note, provided that such right of setoff shall be subject to the approval of the Required Lenders and to the obligations of such Participant to share with the Lenders, and the Lenders agree to share with such Participant, as provided in Section 3.8 as if the Participant were a Lender hereunder and the Borrower shall have been notified of the name, address, date and amount of such Participant's participating interest in the Loans and the Commitments. The Borrower also agrees that each Participant shall be entitled to the benefits of (i) Section 9.4 and (ii) Sections 2.5 and 3.6, with respect to its participation in the Commitments and the Loans outstanding from time to time; provided, that no Participant shall be entitled to receive any greater amount pursuant to the Sections referred to in clause (ii) than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                 (b) With the consent of the Agent and the consent of the Borrower (which consent shall not be unreasonably withheld or delayed), any Lender may at any time sell to any Purchasing Lender all or any part in a minimum amount of $2,500,000, of its rights and obligations under this Agreement and the Notes pursuant to a Transfer Supplement, executed by such Purchasing Lender, such transferor Lender, the Agent and the Borrower. Upon
(i) such execution of such Transfer Supplement, and (ii) delivery of a fully executed copy thereof to the Borrower, such Purchasing

Lender shall for all purpose be a Lender party to this Agreement and shall have all the rights and obligations of a Lender under this Agreement, to the same extent as if it were an original party hereto, with a Percentage of the Bridge Loan, the Revolving Loan Commitment Amount and the Term Loan set forth in such Transfer Supplement, and no further consent or action by the Borrower, the Lenders or the Agent shall be required. Such Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Notes. Upon the consummation of any transfer to a Purchasing Lender pursuant to this paragraph (b), the transferor Lender, the Agent and the Borrower shall make appropriate arrangements so that, if required, replacement Notes are issued to such transferor Lender and new Notes to the Purchasing Lender in the amount equal to their respective Commitments and outstanding Loans, as appropriately adjusted pursuant to such Transfer Supplement.

                 (c) The Agent shall maintain at its address referred to herein a copy of each Transfer Supplement delivered to it and the Register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loans recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                 (d) Upon its receipt of a Transfer Supplement executed by a transferor Lender, the Agent and a Purchasing Lender together with payment by such Purchasing Lender to the Agent, for the account of the Agent and not for the account of the Lenders, of a registration and processing fee of $2,500, and the Notes subject to such Transfer Supplement, the Agent shall (i) accept such Transfer Supplement, (ii) record the information therein in the Register and
(iii) give prompt notice of such acceptance and recordation to the Lenders and the Borrower.

                 (e) If, pursuant to this Section 9.11, any interest in this Agreement or any Note is transferred to any Participant or Purchasing Lender which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Participant or Purchasing Lender, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Agent and the Borrower) that under applicable law and treaties no taxes will be required to be withheld by the Agent, the Borrower or the transferor Lender with respect to any payments to be made to such Participant or Purchasing Lender in respect of the Loans or Commitments, (ii) to furnish to the transferor Lender, the Agent and the Borrower two properly executed original Internal Revenue Service Forms 4224 or 1001 (or any successor forms) and properly executed Internal Revenue Service Forms W-8 and W-9, as the case may be, (wherein such Participant or Purchasing Lender claims entitlement to complete exemption from the United States federal withholding tax on all interest payments hereunder and all fees payable under Section 2.4) and (iii) to agree (for the benefit of the transferor Lender, the Agent and the Borrower) to provide the transferor Lender, the Agent and the Borrower new Internal Revenue Service Forms 4224 or 1001 upon the expiration or obsolescence of any previously delivered form or after the occurrence of any event requiring a change in the most recent forms delivered by it to the Transferor Lender, the Agent and the Borrower, and comparable statements in accordance with applicable United States laws and regulations and amendments duly executed and completed by such Participant or Purchasing Lender, and to comply from time to time with all applicable United States laws and regulations with regard to such withholding tax exemption.

                 (f) Notwithstanding anything to the contrary set forth in this Section 9.11, (i) any Lender may sell to any of its Affiliates all or any part of its rights and obligations under this Agreement and the Notes (provided that no such Affiliate shall be entitled to receive any greater amount pursuant to Sections 2.5 or 3.6 than that which the transferor Lender would have been entitled to receive in respect of the amount so assigned by such transferor Lender to such Affiliate had no such transfer occurred) and, upon the occurrence and during the continuance of an Event of Default, any Lender may sell to any Purchasing Lender all or any part of its rights and obligations under this Agreement and the Notes, in either case notwithstanding that the Borrower has not consented or does not consent to such sale, provided such Lender has obtained the consent of the Agent and otherwise meets the requirements of this Section 9.11 and (ii) any Lender may create a security interest in all or any portion of its rights under this Agreement (including the Loans owing to it and the notes held by it) in favor of the Federal Reserve Bank in accordance with Regulation A of the F.R.S. Board.

                 SECTION 9.12. Other Transactions. Nothing contained herein shall preclude the Agent or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

                 SECTION 9.13. Confidentiality. The Lenders and the Agent shall hold all non-public, proprietary or confidential information (which has been identified as such by the Borrower) obtained pursuant to the requirements of this Agreement in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices; however, the Lenders and the Agent may make disclosure of any such information to its examiners, Affiliates, outside auditors, counsel, consultants, appraisers and other professional advisors in connection with this Agreement or as required by any proposed syndicate member or any proposed transferee or participant in connection with the contemplated transfer of any Note or participation therein or as required or requested by any Governmental Authority or representative thereof or in connection with the enforcement hereof or of any Loan Document or related document or pursuant to legal process; provided, however, that any such proposed syndicate member or proposed transferee or participant shall have agreed in writing for the Borrower's benefit to be bound by the terms of this Section 9.13. In no event shall any Lender or the Agent be obligated or required to return any materials furnished to it by the Borrower.

                 SECTION 9.14.    Change in Accounting Principles.  If

                 (a) any changes in accounting principles from those used in the preparation of the financial statements referred to in clause (a)(i) of
Section 5.4 hereafter occur as a result of the promulgation of rules, regulations, pronouncements or opinions by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) result in a change in the method of calculation of financial covenants, standards or terms found in this Agreement; or

                 (b) there is any change in the Borrower's Fiscal Year with the Required Lenders' prior written consent pursuant to Section 6.2.16 hereof;

the parties hereto agree to enter into negotiations in order to amend such financial covenants, standards or terms so as to equitably reflect such changes with the desired result that the evaluations of the Borrower's financial condition shall be the same after such changes as if such changes had not been made; provided, however, that, until the parties hereto have reached a definitive agreement on such amendments the Borrower shall not change its Fiscal Year (other than a change by Brunswick of its Fiscal Year end to July 31 as a result of or in contemplation of the Merger) and the Borrower's financial condition and operations shall continue to be evaluated on the same principles as those used in the preparation of the financial statements referred to in clause (a)(i) of Section 5.4.

                 SECTION 9.15. Waiver of Jury Trial, Etc. THE AGENT, THE LENDERS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE AGENT, SUCH LENDERS, OR THE BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND SUCH LENDERS ENTERING INTO THIS AGREEMENT.

                 SECTION 9.16. Limitation of Liability. Neither the Agent, the Lenders nor any Affiliate thereof shall have any liability with respect to, and THE BORROWER HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON, ANY CLAIM FOR ANY SPECIAL, INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES SUFFERED BY THE BORROWER IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO THIS AGREEMENT, THE LOAN DOCUMENTS, THE TRANSACTIONS CONTEMPLATED HEREIN, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH.

                 SECTION 9.17. Usury Savings Clause. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, if at any time any rate of interest accruing on any Obligation, when aggregated with all amounts payable by the Borrower or any other Loan Party under any of the Loan Documents that are deemed or construed to be interest accrued or accruing on such Obligation under applicable law, exceeds the highest rate of interest permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable to such Lender with respect to such Obligation (each a "Maximum Lawful Rate"), then in such event and so long as the Maximum Lawful Rate would be so exceeded, such rate of interest shall be reduced to the Maximum Lawful Rate; provided that if at any time thereafter such rate of interest accruing on Obligations held by such Lender is less than the Maximum Lawful Rate, the Borrower shall continue to pay interest to such Lender at the Maximum Lawful Rate until such time as the total interest received by such Lender in respect of the Obligations held by it is equal to the total interest which such Lender would have received had interest on all Obligations held by such Lender (but for the operation of this Section 9.17) accrued at the rate otherwise applicable under this Agreement and the other Loan Documents. Thereafter, interest payable to such Lender in respect of the Obligations held by it shall accrue at the applicable rate set forth in this Agreement or other Loan Documents unless and until such rate again exceeds the Maximum Lawful Rate, in which event this Section 9.17 shall again apply. In no event, shall the total interest received by any Lender pursuant to the terms hereof exceed the amount which such Lender could lawfully have received had interest been calculated for the full term of this Agreement at the Maximum Lawful Rate. In the event that the Maximum Lawful Rate is calculated pursuant to this Section 9.17, (a) if required by applicable law, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made, and (b) if permitted by applicable law, the Borrower and such Lender shall (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effect thereof, and (iii) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the Loans so that interest for the entire term of the Loans shall not exceed the Maximum Lawful Rate. In the event that a court of competent jurisdiction, notwithstanding the provisions of this Section 9.17 shall make a final determination that any Lender has received interest in excess of the Maximum Lawful Rate, such Lender shall, to the extent permitted by applicable law, promptly apply such excess, first to any interest due and outstanding under this Agreement and the other Loan Documents, second to any principal due and payable under this Agreement and the Notes, third to the remaining principal amount of the Notes and fourth to other unpaid Obligations held by such Lender, and thereafter shall refund any excess to the Borrower or as a court of competent jurisdiction may otherwise order.

                 SECTION 9.18. Effectiveness of Execution and Delivery by STI. This Agreement and the other Loan Documents to which Borrower is a party shall be deemed executed and delivered by STI upon the consummation of the Merger, and the execution and delivery by STI of this Agreement shall not be a condition to the execution, delivery and effectiveness of this Agreement as among Brunswick, the Lenders and the Agent.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their respective officers thereunto duly authorized as of the day and year first above written.


                                        BRUNSWICK BIOMEDICAL CORPORATION



                                        By:  /s/ James H. Miller
                                           -------------------------------------
                                            James H. Miller
                                            President





Percentage
----------

  100% - Bridge                         INTERNATIONALE NEDERLANDEN (U.S.)
  100% - Revolving                      CAPITAL CORPORATION, AS AGENT AND AS
  100% - Term                           LENDER



                                        By:  /s/ Darren Wells
                                           -------------------------------------
                                            Darren Wells
                                            Managing Director

                                   EXHIBIT A

                              ASSUMPTION AGREEMENT


         THIS ASSUMPTION AGREEMENT (this "Agreement"), dated as of _______________, between SURVIVAL TECHNOLOGY, INC., a Delaware corporation (the "Company"), and INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION, as agent (the "Agent") for the Lenders (as defined below):

                              W I T N E S S E T H:

RECITALS.

         A. Pursuant to a Credit Agreement, dated as of April 15, 1996 as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Brunswick Biomedical Corporation, a Massachusetts corporation ("Brunswick"), the various lenders (the "Lenders") as are, or may become, parties thereto and the Agent, the Lenders made the Bridge Loan to Brunswick;

         B. On the date hereof, Brunswick is being merged with and into the Company, with the Company as the surviving corporation (the "Merger");

         C. Under the terms of the Credit Agreement, upon consummation of the Merger, the Company is required to execute and deliver this Agreement; and

         D. The Company has duly authorized the execution, delivery, and performance of this Agreement;

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged by the Company, and in order to induce the Lenders to make Loans to the Company pursuant to the Credit Agreement, the Company agrees with the Agent for the benefit of all Lenders as follows:

                                   Article 1.

                                  DEFINITIONS

         Section 1.1. Certain Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

         "Agent" is defined in the preamble.

         "Agreement" is defined in the preamble.

         "Brunswick" is defined in Recital A.

         "Company" is defined in the preamble.

         "Credit Agreement" is defined in Recital A.

         "Lenders" is defined in Recital A.

         "Merger" is defined in Recital B.

         Section 1.2. Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the Credit Agreement are used in this Agreement, and its preamble and recitals, with such meanings.

                                   Article 2.

                                   ASSUMPTION

         Section 2.1. Assumption. The Company hereby confirms, acknowledges, represents, warrants, covenants and agrees, for the benefit of the Lenders and the Agent, that immediately upon the effectiveness of the Merger, and without any further action by any Person:

                 (a) The Company assumes (by operation of law and pursuant to this Agreement) each and every covenant, agreement, term, condition, obligation, appointment, duty and liability of Brunswick and, by virtue of the foregoing, accepts and assumes all liability of Brunswick related to any representation and warranty made by Brunswick or the Company under or in connection with the Credit Agreement or any such Loan Document and all such representations and warranties shall be deemed to have been confirmed and restated as of the effective time of the Merger; and

                 (b) The Company shall be the "Borrower" referred to in the Credit Agreement and shall perform and observe all the covenants, agreements, terms, conditions, obligations, appointments, duties and liabilities of the "Borrower" under the Credit Agreement and each other Loan Document executed by Brunswick, all as if the Company was the direct, actual and original signatory thereto.

                                   Article 3.

                                 MISCELLANEOUS

         Section 3.1. Loan Document. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.

         Section 3.2. Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of, and be enforceable by, the Agent and the Lenders and their respective successors and assigns.

         SECTION 3.3.  GOVERNING LAW.

                 (a) THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                 (b) EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR RELATED DOCUMENT, AND EACH HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT. THE COMPANY AGREES THAT SUCH JURISDICTION SHALL BE EXCLUSIVE WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING BROUGHT BY IT AGAINST THE AGENT OR ANY LENDER. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF ANY INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.

                 (c) The Company hereby irrevocably designates, appoints and empowers CT Corporation System, whose present address is 1633 Broadway, New York, New York 10019, as its authorized agent to receive, for and on its behalf and its property, service of process in the State of New York when and as such legal actions or proceedings may be brought in the courts of the State of New York or of the United States of America sitting in New York, and such service of process shall be deemed complete upon the date of delivery thereof to such agent whether or not such agent gives notice thereof to the Company, or upon the earliest of any other date permitted by applicable law. The Company shall furnish the consent of CT Corporation System so to act to the Agent on or prior to the Merger Consummation Date. It is understood that a copy of said process served on such agent will as soon as practicable be forwarded to the Company, at its address set forth below, but its failure to receive such copy shall not affect in any way the service of said process on said agent as the agent of the Company. The Company irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of the copies thereof by certified mail, return receipt requested, postage prepaid, to it at its address set forth below, such service to become effective upon the earlier of (i) the date 10 calendar days after such mailing or (ii) any earlier date permitted by applicable law. The Company agrees that it will at all times continuously maintain an agent to receive service of process in the State of New York on behalf of itself and its properties and in the event that, for any reason, the agent named above or its successor shall no longer serve as its agent to receive service of process in the State of New York on its behalf, it shall promptly appoint a successor so to serve and shall advise the Agent and the Lenders thereof (and shall furnish to the Agent the consent of any successor agent so to act). Nothing in this Section 3.3 shall affect the right of the Agent or any Lender to bring proceedings against the Company in the courts of any other jurisdiction or to serve process in any other manner permitted by applicable law.

         IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered by its duly authorized officers on the day and year first above written.

                                        SURVIVAL TECHNOLOGY, INC.



                                        By:
                                           -------------------------------------
                                          Name:
                                          Title:

ACKNOWLEDGED AND AGREED TO:

INTERNATIONALE NEDERLANDEN (U.S.)
CAPITAL CORPORATION, as Agent



By:
   ---------------------------------
  Name:
  Title:

                                   EXHIBIT B

                                    FORM OF
                               BORROWING REQUEST


                              _____________, ____


Internationale Nederlanden
(U.S.) Capital Corporation,
  as Agent
200 Galleria Parkway, N.W.
Suite 950
Atlanta, Georgia 30339

Attention: Mr. Darren Wells


Ladies and Gentlemen:

                 This Borrowing Request is delivered to you, in your capacity as Agent, under Section 3.1 of the Credit Agreement, dated as of April 15, 1996 as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among SURVIVAL TECHNOLOGY, INC., as successor by merger to BRUNSWICK BIOMEDICAL CORPORATION, a Massachusetts corporation (the "Borrower"), the various lenders (the "Lenders") as are, or may from time to time become, parties thereto, and Internationale Nederlanden (U.S.) Capital Corporation, as Agent for the Lenders (the "Agent"). Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement.

                 The Borrower hereby requests that Revolving Loans be made in the aggregate principal amount of $___________ on ___________, ____. The Revolving Loans requested hereby shall be [Base Rate Loans.] [Eurodollar Loans having an initial Interest Period of ____ month[s].]

                 The Borrower hereby acknowledges that, pursuant to Section
4.3.2 of the Credit Agreement, each of the delivery of this Borrowing Request and the acceptance by the Borrower of the proceeds of the Loans requested hereby, constitutes a representation and warranty that, on the date of the making of such Loans, and before and after giving effect thereto, all statements set forth in Section 4.3.1 of the Credit Agreement are true and correct.

                 The Borrower agrees that if, prior to the time of the making of the Loans requested hereby, any matter certified to herein or in connection herewith by it will not be true and correct at such time as if then made, it will immediately so notify the Agent. Unless prior to the making of the Loans requested hereby, the Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein or in connection herewith shall be deemed once again to be certified as true and correct at the date of the making of such Loans as if then made.

                 IN WITNESS WHEREOF, the Borrower has authorized this request to be executed and delivered, and the certifications, representations and warranties contained herein to be made, by its duly authorized officer as of the day and year first above written.


                                        SURVIVAL TECHNOLOGY, INC.




                                        By:
                                           -------------------------------------
                                          Name:
                                          Title:

                                  EXHIBIT C-1

                                    FORM OF
                                  BRIDGE NOTE


$______________                                                ________ __, ____


         FOR VALUE RECEIVED, the undersigned, BRUNSWICK BIOMEDICAL CORPORATION, a Massachusetts corporation (the "Borrower"), promises to pay to the order of __________________________, a _________________ (the "Lender"), at the times provided in the Credit Agreement referenced hereinafter, the principal sum of _______________________ DOLLARS ($__________) or, if less, the outstanding principal amount of the Bridge Loan made by the Lender pursuant to that certain Credit Agreement, dated as of April 15, 1996 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Credit Agreement), among the Borrower, Internationale Nederlanden (U.S.) Capital Corporation, as Agent, and the various lenders (including the Lender) as are, or may from time to time become, parties thereto. Notations indicating the Bridge Loan made by the Lender pursuant to the Credit Agreement and all payments on account of the principal thereof may be endorsed by the holder hereof on the grid Schedule attached to this Note, as provided in the Credit Agreement.

         The unpaid principal amount of this Note from time to time shall bear interest as provided in Section 3.4 of the Credit Agreement. All payments of principal of and interest on this Note shall be payable in lawful currency of the United States of America to the account designated by the Agent (and as to which the Agent has notified the Borrower) in immediately available funds in accordance with Section 3.6 of the Credit Agreement.

         This Note is a Bridge Note referenced in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a description of the security for this Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Note and on which such Indebtedness may be declared to be or may automatically become immediately due and payable.

         THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

         The Borrower hereby waives all requirements as to diligence, presentment, demand of payment, protest and notice of any kind with respect to this Note. All amounts owing hereunder are payable by the Borrower without relief from any valuation or appraisal laws.

         Executed under seal as of the day and year first above written.


                                        BRUNSWICK BIOMEDICAL CORPORATION



                                        By:
                                           -------------------------------------
                                          Name:
                                          Title:





                                     C-1-2

                     Schedule of Bridge Loan and Repayments


                                                               Person
            Amount of        Amount of        Outstanding      Making
Date        Bridge Loan      Repayment          Balance       Notation
----        -----------      ---------        -----------     --------

                                  EXHIBIT C-2

                                    FORM OF
                                 REVOLVING NOTE


$______________                                                 _______ __, ____


         FOR VALUE RECEIVED, the undersigned, SURVIVAL TECHNOLOGY, INC., a Delaware corporation (the "Borrower"), as successor by merger to BRUNSWICK BIOMEDICAL CORPORATION, a Massachusetts corporation, promises to pay to the order of __________________________, a _________________ (the "Lender"), at the
times provided in the Credit Agreement referenced hereinafter, the principal sum of _______________________ DOLLARS ($__________) or, if less, the outstanding principal amount of all Revolving Loans made by the Lender from time to time pursuant to that certain Credit Agreement, dated as of April 15, 1996 (as amended, restated, supplemented, extended or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Credit Agreement), among the Borrower, Internationale Nederlanden (U.S.) Capital Corporation, as Agent, and the various lenders (including the Lender) as are, or may from time to time become, parties thereto. Notations indicating Revolving Loans made by the Lender pursuant to the Credit Agreement and all payments on account of the principal thereof may be endorsed by the holder hereof on the grid Schedule attached to this Note, as provided in the Credit Agreement.

         The unpaid principal amount of this Note from time to time shall bear interest as provided in Section 3.4 of the Credit Agreement. All payments of principal of and interest on this Note shall be payable in lawful currency of the United States of America to the account designated by the Agent (and as to which the Agent has notified the Borrower) in immediately available funds in accordance with Section 3.6 of the Credit Agreement.

         This Note is a Revolving Note referenced in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a description of the security for this Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Note and on which such Indebtedness may be declared to be or may automatically become immediately due and payable.

         THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

         The Borrower hereby waives all requirements as to diligence, presentment, demand of payment, protest and notice of any kind with respect to this Note. All amounts owing hereunder are payable by the Borrower without relief from any valuation or appraisal laws.

         Executed under seal as of the day and year first above written.


                                        SURVIVAL TECHNOLOGY, INC.



                                        By:
                                           -------------------------------------
                                          Name:
                                          Title:





                                     C-2-2

                   Schedule of Revolving Loans and Repayments


                                                               Person
            Amount of        Amount of        Outstanding      Making
Date        Bridge Loan      Repayment          Balance       Notation
----        -----------      ---------        -----------     --------

                                  EXHIBIT C-3

                                    FORM OF
                                   TERM NOTE


$______________                                                ________ __, ____


         FOR VALUE RECEIVED, the undersigned, SURVIVAL TECHNOLOGY, INC., a Delaware corporation (the "Borrower"), as successor by merger to BRUNSWICK BIOMEDICAL CORPORATION, a Massachusetts corporation, promises to pay to the order of __________________________, a _________________ (the "Lender"), at the
times provided in the Credit Agreement referenced hereinafter, the principal sum of _______________________ DOLLARS ($__________) or, if less, the outstanding principal amount of the Term Loan made by the Lender pursuant to that certain Credit Agreement, dated as of April 15, 1996 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Credit Agreement), among the Borrower, Internationale Nederlanden (U.S.) Capital Corporation, as Agent, and the various lenders (including the Lender) as are, or may from time to time become, parties thereto. Notations indicating the principal amount of the Term Loan made by the Lender pursuant to the Credit Agreement and all payments on account of the principal thereof may be endorsed by the holder hereof on the grid Schedule attached to this Note, as provided in the Credit Agreement.

         The unpaid principal amount of this Note from time to time shall bear interest as provided in Section 3.4 of the Credit Agreement. All payments of principal of and interest on this Note shall be payable in lawful currency of the United States of America to the account designated by the Agent (and as to which the Agent has notified the Borrower) in immediately available funds in accordance with Section 3.6 of the Credit Agreement.

         This Note is a Term Note referenced in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a description of the security for this Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Note and on which such Indebtedness may be declared to be or may automatically become immediately due and payable. This Note evidences Indebtedness heretofore evidenced by the Lender's Bridge Note, the outstanding principal amount of which was converted into the Lender's portion of the Term Loan, and this Note shall constitute an extension and renewal of the Lender's Bridge Note and not a payment or novation thereof.

         THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

         The Borrower hereby waives all requirements as to diligence, presentment, demand of payment, protest and notice of any kind with respect to this Note. All amounts owing hereunder are payable by the Borrower without relief from any valuation or appraisal laws.

         Executed under seal as of the day and year first above written.


                                        SURVIVAL TECHNOLOGY, INC.



                                        By:
                                           -------------------------------------
                                          Name:
                                          Title:





                                     C-3-2

                      Schedule of Term Loan and Repayments


                                                               Person
            Amount of        Amount of        Outstanding      Making
Date        Bridge Loan      Repayment          Balance       Notation
----        -----------      ---------        -----------     --------

                                   EXHIBIT D

                                    FORM OF
                             COMPLIANCE CERTIFICATE


         This Compliance Certificate is delivered pursuant to [clause a(iii)] [clause (c)] of Section 6.1.1 of the Credit Agreement, dated as of April 15, 1996 (together with all amendments and modifications, if any, from time to time made thereto, the "Credit Agreement"), among [SURVIVAL TECHNOLOGY, INC., a Delaware corporation, as successor by merger to] BRUNSWICK BIOMEDICAL CORPORATION, a Massachusetts corporation (the "Borrower"), the various lenders (the "Lenders"), as are, or may from time to time become, parties thereto and INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION, as Agent for the Lenders. Unless otherwise defined, terms used herein (including the attachments hereto) have the meanings provided in the Credit Agreement.

         The undersigned, being the duly elected, qualified and acting chief [executive/accounting/financial] officer of the Borrower, on behalf of the Borrower and solely in his/her capacity as an officer of the Borrower, hereby certifies and warrants that:

         1. [He/she] is the chief [executive/accounting/financial] officer of the Borrower and that, as such, [he/she] is authorized to execute this Certificate on behalf of the Borrower.

         2.      As of ________ __, ____ (the "Computation Date"):

                 (a) except as previously disclosed to the Agent and the Lenders in writing pursuant to Section 6.1.6 of the Credit Agreement,

                          (i)     no Default or Event of Default, and

                          (ii)    no event of any type described in such
                                  Section 6.1.6,

         occurred during the period as to which this Compliance Certificate relates;

                 (b) the Senior Debt Leverage Ratio (as calculated pursuant to clause (a) of Section 6.2.4 of the Credit Agreement) was _______, as computed on Attachment 1 hereto;

                 (c) the Total Debt Leverage Ratio (as calculated pursuant to clause (b) of Section 6.2.4 of the Credit Agreement) was _______, as computed on Attachment 2 hereto;

                 (d) the Senior Debt Service Ratio (as calculated pursuant to clause (c) of Section 6.2.4 of the Credit Agreement) was _______, as computed on Attachment 3 hereto;

                 (e) the Interest Coverage Ratio (as calculated pursuant to clause (d) of Section 6.2.4, of the Credit Agreement) was _________, as computed on Attachment 4 hereto;

                 (f) the Borrower's Net Worth (as determined in accordance with GAAP) was ________________;

                 (g) EBITDA (as calculated pursuant to clause (f) of Section 6.2.4 of the Credit Agreement) was _________, as computed on Attachment 5 hereto;

                 (h) Consolidated Capital Expenditures (as calculated pursuant to Section 6.2.5 of the Credit Agreement) for the 199___ Fiscal Year are $______________, as detailed on Attachment 6 hereto;

                 (h) the aggregate amount of payments due from the Borrower and its Subsidiaries during the 199__ Fiscal Year (as calculated pursuant to Section 6.2.6 of the Credit Agreement), in respect of operating leases and agreements to lease having a term of one year or more, is $________, as detailed on Attachment 7 hereto.

                 IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate, this _____ day of __________, ____.


                                        [BRUNSWICK BIOMEDICAL CORPORATION]
                                        [SURVIVAL TECHNOLOGY, INC.]


                                        By:
                                           -------------------------------------
                                          Name:
                                          Title:

                                  Attachment 1


                                                      Period Ending ____________

(All figures consolidated)
Senior Debt Leverage Ratio


1.       Aggregate outstanding principal amount
         of the Loans                                            $
                                                                  --------------

2.       EBITDA (as calculated
         on Attachment 5 hereto)                                 $
                                                                  --------------


Ratio: Outstanding Loans (Item 1) to EBITDA (Item 2) is _________.

                                  Attachment 2

                                                      Period Ending ____________

(All figures consolidated)
Total Debt Leverage Ratio

1.       Aggregate outstanding principal amount
         of all Indebtedness of Borrower and its
         Subsidiaries                                            $
                                                                  --------------

2.       EBITDA (as calculated
         on Attachment 5 hereto)                                 $
                                                                  --------------



Total Debt Leverage Ratio:
     Outstanding Indebtedness (Item 1) to EBITDA (Item 2) is ____________.

                                  Attachment 3


                                                      Period Ending ____________

(All figures consolidated)
Senior Debt Service Ratio



1.       EBITDA (as calculated on Attachment 5)                  $
                                                                  --------------

2.       Senior Debt Service:

                 (a)   Interest Expense with respect to the
         Loans                                                   $
                                                                  --------------

                 (b)   Principal repayments, if any, of the
         Loans required to be made pursuant to clause (c) of
         Section 3.3.1 of the Credit Agreement                   $
                                                                  --------------

                 (c)   Total (sum of (a) and (b))                $
                                                                  --------------


Ratio:  EBITDA (Item 1) to Senior Debt Service (Item 2(c)) is ___________.

                                  Attachment 4


                                                      Period Ending ____________

(All figures consolidated)
Interest Coverage Ratio



1.       EBITDA (as calculated on Attachment 5)                  $
                                                                  --------------

2.       Interest Expense (as listed on Attachment 5)            $
                                                                  --------------


Ratio:  EBITDA (Item 1) to Interest Expense (Item 2) is ___________.

                                  Attachment 5

                                                      Period Ending ____________


(All figures consolidated)
EBITDA

1.       Net Income                                              $
                                                                  --------------

2.       Interest expense                                        $
                                                                  --------------

3.       Provisions for Income Taxes

4.       Depreciation, amortization of intangible assets         $
                                                                  --------------

5.       Total                                                   $
                                                                  ==============

                                  Attachment 6


                                                      Period Ending ____________


(All figures consolidated)
Consolidated Capital Expenditures


1.       Gross dollar amount of additions to property, plant,    $
         equipment and other fixed assets of the Borrower and     --------------
         its Subsidiaries, including those additions made in
         the ordinary course of business (excluding routine
         maintenance and repairs)

2.       Capitalized Lease Liabilities incurred by the           $
         Borrower and its Subsidiaries (to the extent not         --------------
         included in Item 1)


Borrower's Consolidated Capital Expenditures:
         Sum of Item 1 and Item 2                                $
                                                                  ==============

                                  Attachment 7


                                                      Period Ending ____________

(All figures consolidated)
Borrower's and Subsidiaries "Lease Obligations" under Section 6.2.6 of the Credit Agreement


1.       Aggregate amount of payments due from the Borrower
         and its Subsidiaries during the ______ Fiscal Year in
         respect of operating leases and agreements described
         in Section 6.2.6 of the Credit Agreement                $
                                                                  --------------

2.       Borrower's Consolidated Capital Expenditures:           $
                                                                  --------------


Borrower's Consolidated Lease Obligations Sum of Item 1
         and Item 2                                              $
                                                                  --------------

                                   EXHIBIT E

                         CONTINUATION/CONVERSION NOTICE

                              ____________, ______

Internationale Nederlanden
(U.S.) Capital Corporation,
  as Agent
200 Galleria Parkway, N.W.
Suite 950
Atlanta, Georgia 30339

Attention:  Mr. Darren Wells

Ladies and Gentlemen:

                 This Continuation/Conversion Notice is delivered to you pursuant to Section 3.4.2 of the Credit Agreement, dated as of April 15, 1996 as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among [SURVIVAL TECHNOLOGY, INC., as successor by merger to] BRUNSWICK BIOMEDICAL CORPORATION, a Massachusetts corporation (collectively, the "Borrower"), the various lenders (the "Lenders"), as are or may become parties thereto and Internationale Nederlanden (U.S.) Capital Corporation, as Agent for the Lenders. Unless otherwise defined herein, terms used herein have the meanings provided in the Credit Agreement.

                 The Borrower hereby requests that on ____________, _____ [all] [a portion] of the aggregate principal amount of [the Bridge Loan] [the Revolving Loans] [the Term Loan] in an outstanding principal amount of $__________ being presently maintained as [Base Rate Loans] [Eurodollar Loans having an Interest Period of ______ month[s]], be [converted into] [continued as] [Base Rate Loans] [Eurodollar Loans having an Interest Period of _____ month[s]].

                 The Borrower hereby:

                 (a) certifies and warrants that no Default has occurred and is continuing or will (after giving effect to the continuation or conversion requested hereby) occur and be continuing; and

                 (b) agrees that if prior to the time of such continuation or conversion any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately upon becoming aware of such matter, so notify the Agent.

Except to the extent, if any, that prior to the time of the continuation or conversion requested hereby the Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed to be certified at the date of such continuation or conversion as if then made.

                 IN WITNESS WHEREOF, the Borrower has authorized this Continuation/Conversion Notice to be executed and delivered, and the certifications and warranties contained herein to be made, by its Authorized Officer as of the day and year first above written.


                                        [BRUNSWICK BIOMEDICAL CORPORATION]
                                        [SURVIVAL TECHNOLOGY, INC.]


                                        By:
                                           -------------------------------------
                                          Name:
                                          Title:

                                   EXHIBIT F


            ACKNOWLEDGMENT OF INTEREST RATE CONTRACT COUNTERPARTY


                 THIS ACKNOWLEDGMENT OF INTEREST RATE CONTRACT COUNTERPARTY ("Acknowledgment"), dated as of ____________, ______, between ___________________ (the "Interest Rate Contract Counterparty") and Internationale Nederlanden (U.S.) Capital Corporation, as Agent for the Lenders under the Credit Agreement described below (in such capacity, the "Agent").

                              W I T N E S S E T H:

RECITALS.

                 A. This Acknowledgment is being executed and delivered in accordance with the Credit Agreement dated as of April 15, 1996 among [Survival Technology, Inc., a Delaware corporation, as successor by merger to] Brunswick Biomedical Corporation, a Massachusetts corporation (the "Borrower"), the Lenders party thereto, and the Agent (as from time to time amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; unless otherwise defined herein, terms defined in the Credit Agreement being used herein as therein defined);

                 B. The Interest Rate Contract Counterparty has entered into an [Describe the Interest Rate Contract] (the "Interest Rate Contract") with the Borrower pursuant to the terms and conditions of Section 6.1.13 of the Credit Agreement, and the Interest Rate Contract Counterparty desires to execute this Acknowledgment in order to enjoy certain benefits and subject itself to certain of the obligations of the Credit Agreement and so that the obligations of the Borrower to the Interest Rate Contract Counterparty under the Interest Rate Contract shall be included as Obligations under the Credit Agreement.

                 NOW, THEREFORE, the parties hereto hereby agree as follows:

                 SECTION 1. The Interest Rate Contract Counterparty hereby acknowledges and agrees that (a) it assumes all obligations of a Lender under the Credit Agreement with respect to the Interest Rate Contract, (b) the Interest Rate Contract shall be subject to all terms in the Credit Agreement and the other Loan Documents and (c) the obligations of the Borrower under the Interest Rate Contract are "Obligations" under the Credit Agreement.

                 SECTION 2. Each of the parties to this Acknowledgment agrees that at any time and from time to time upon written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Acknowledgment.

                 SECTION 3. THIS ACKNOWLEDGMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                 IN WITNESS WHEREOF, the parties hereto have caused this Acknowledgment to be executed by their respective duly authorized officers as of the date first above written.


                                        INTEREST RATE CONTRACT COUNTERPARTY

                                        By:
                                           -------------------------------------
                                          Name:
                                          Title:

Address for Notices:


------------------------------------

------------------------------------

------------------------------------

------------------------------------


                                        INTERNATIONALE NEDERLANDEN
                                        (U.S.) CAPITAL CORPORATION, as Agent



                                        By:
                                           -------------------------------------
                                          Name:
                                          Title:

ACKNOWLEDGED AND AGREED TO:


[BRUNSWICK BIOMEDICAL CORPORATION]
[SURVIVAL TECHNOLOGY, INC.]


By:
   ---------------------------------
  Name:
  Title:

                                   EXHIBIT G

                                    FORM OF
                              TRANSFER SUPPLEMENT


                 THIS TRANSFER SUPPLEMENT, dated as of the date set forth in
Item 1 of Schedule I hereto, among the Transferor Lender set forth in Item 2 of
Schedule I hereto (the "Transferor Lender"), each Purchasing Lender set forth in Item 3 of Schedule I hereto (each, a "Purchasing Lender"), and Internationale Nederlanden (U.S.) Capital Corporation, as Agent for the Lenders under the Credit Agreement described below (in such capacity, the "Agent").

                              W I T N E S S E T H:

RECITALS.

                 A. This Transfer Supplement is being executed and delivered in accordance with clause (b) of Section 9.11 of the Credit Agreement dated as of April 15, 1996 among [Survival Technology, Inc, a Delaware corporation, as successor by merger to] Brunswick Biomedical Corporation, a Massachusetts corporation (the "Borrower"), the Transferor Lender and the other Lenders party thereto, and the Agent (as from time to time amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; unless otherwise defined herein, terms defined in the Credit Agreement being used herein as therein defined);

                 B. Each Purchasing Lender (if it is not already a Lender party to the Credit Agreement) wishes to become a Lender party to the Credit Agreement; and

                 C. The Transferor Lender is selling and assigning to each Purchasing Lender, rights, obligations, a portion of the [the Bridge Loan and the Commitments] [Term Loan and the Revolving Loan Commitment] under the Credit Agreement;

                 NOW, THEREFORE, the parties hereto hereby agree as follows:

                 Section 1. From and after the Transfer Effective Date set forth in Item 4 of Schedule I hereto (the "Transfer Effective Date"), each Purchasing Lender shall be a Lender party to the Credit Agreement for all purposes thereof.

                 Section 2. (a) On the Transfer Effective Date, each Purchasing Lender shall pay to the Transferor Lender, in immediately available funds, an amount equal to the purchase price, as agreed between the Transferor Lender and such Purchasing Lender (the

"Purchase Price"), for the percentage set forth in Item 5 of Schedule I hereto (such Purchasing Lender's "Purchased Percentage") being purchased by such Purchasing Lender of the Transferor Lender's portion of the [the Bridge Loan and the Commitments] [Term Loan and the Revolving Loan Commitment], the outstanding principal amount of the Loans and other amounts owing to the Transferor Lender under the Credit Agreement and Notes.

                 (b) As of the Transfer Effective Date, the Transferor Lender hereby irrevocably sells, assigns and transfers to each Purchasing Lender, without recourse, representation or warranty, and each Purchasing Lender hereby irrevocably purchases, takes and assumes from the Transferor Lender, such Purchasing Lender's Purchased Percentage of the [Commitments] [Revolving Loan Commitment] of the Transferor Lender, the Loans outstanding as of the Transfer Effective Date held by the Transferor Lender and other amounts owing as of the Transfer Effective Date to the Transferor Lender under the Credit Agreement and the Notes, together with all instruments, documents and collateral security pertaining thereto.

                 Section 3. From and after the Transfer Effective Date, principal, interest, fees pursuant to Section 2.3 of the Credit Agreement, and other amounts that would otherwise be payable to or for the account of the Transferor Lender pursuant to the Credit Agreement and the Notes shall, instead, be payable to or for the account of the Transferor Lender and the Purchasing Lenders, as the case may be, in accordance with their respective percentages as set forth on Schedule II of this Transfer Supplement, whether such amounts have accrued prior to the Transfer Effective Date or accrue subsequent to the Transfer Effective Date.

                 Section 4. The Notes of the Transferor Lender (the "Exchanged Notes") are being delivered to the Agent concurrently with this Transfer Supplement. On or prior to the Transfer Effective Date, the Borrower, at the Borrower's expense, shall execute and deliver to the Agent, in exchange for (but not in payment of) the Exchanged Notes, (a) a new [Bridge Note], [Revolving Note and a new Term Note, in each case,] to the order of each Purchasing Lender in an amount equal to its Percentage, as set forth on
Schedule II hereto, of the aggregate [Bridge Loans], [Revolving Loan Commitment and Term Loan, respectively,] and (b) if the Transferor Lender has retained a portion of the [Bridge Loan] [Revolving Loan Commitment and Term Loan,] a new [Bridge Note] [Revolving Note and Term Note] to the order of the Transferor Lender in an amount equal to its retained Percentage, as set forth on Schedule II hereto, of the aggregate [Bridge Loan] [Revolving Loan Commitment Amount and Term Loan]. Such new Notes shall be dated the Closing Date and shall otherwise be in the Form of the respective Notes replaced thereby. The Exchanged Notes shall be returned by the Agent to the Borrower marked "cancelled" upon issuance of Notes in exchange therefor.

                 Section 5. Concurrently with the execution and delivery hereof, the Agent will, at the request of any Purchasing Lender but at the expense of the Transferor Lender, provide to such Purchasing Lender (if it is not already a Lender party to the Credit Agreement) photocopies or conformed copies of all documents delivered to the Agent on the date of the initial Loans under the Credit Agreement in satisfaction of the conditions precedent set forth in the Credit Agreement.

                 Section 6. Each of the parties to this Transfer Supplement agrees that at any time and from time to time upon written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Transfer Supplement.

                 Section 7. By executing and delivering this Transfer Supplement, the Transferor Lender and each Purchasing Lender confirm to and agree with each other and the Agent and the Lenders as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, the Transferor Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, the Notes or any other Loan Document or any other instrument or document furnished pursuant thereto; (ii) the Transferor Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Subsidiary, the value or perfection of any collateral securing the Obligations or the obligations of any Subsidiary under the Subsidiary Guaranty, the performance or observance by the Borrower of any of its obligations under the Credit Agreement, the Notes or any other Loan Document or any other instrument or document furnished pursuant thereto, or the performance or observance by any Subsidiary of its obligations under the Subsidiary Guaranty or any other Loan Document; (iii) each Purchasing Lender confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 5.4 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Commitment Transfer Supplement; (iv) each Purchasing Lender will, independently and without reliance upon the Agent, the Transferor Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (v) each Purchasing Lender appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Article 9 of the Credit Agreement; and (vi) each Purchasing Lender agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Lender.

                 Section 8. Each party hereto represents and warrants to and agrees with the Agent that it is aware of and will comply with the provisions of clause (e) of Section 9.11 of the Credit Agreement (if applicable).

                 Section 9. Schedule II hereto sets forth the revised Percentages (as defined in the Credit Agreement) of the Transferor Lender and each Purchasing Lender as well as administrative information with respect to each Purchasing Lender.

                 Section 10. The Purchasing Lender agrees to pay the Agent a registration and processing fee of $2,500 in connection with this Transfer Supplement. Further, the Purchasing Lender acknowledges that this Commitment Transfer Supplement will not be recorded by the Agent until such fee is paid.

                 Section 11. THIS TRANSFER SUPPLEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                 Section 12. Without limitation of anything else contained in this Transfer Supplement, the Purchasing Lender acknowledges and agrees to be bound by the terms and conditions of Section 9.11 of the Credit Agreement.

                 IN WITNESS WHEREOF, the parties hereto have caused this Transfer Supplement to be executed under seal by their respective duly authorized officers on Schedule I hereto as of the date set forth in Item 1 of
Schedule I hereto.

                                                          , as Transferor Lender
                                    ----------------------

                                    By:
                                       -----------------------------------------
                                          Title:



                                                        , as a Purchasing Lender
                                    --------------------

                                    By:
                                       -----------------------------------------
                                          Title:

CONSENTED TO:

INTERNATIONALE NEDERLANDEN (U.S.)
CAPITAL CORPORATION, as Agent


By:
   ---------------------------------
Name:
Title:


[BRUNSWICK BIOMEDICAL CORPORATION]
[SURVIVAL TECHNOLOGY, INC.]


By:
   ---------------------------------
Name:
Title:


ACCEPTED FOR RECORDATION
 IN REGISTER UPON PAYMENT
 OF THE RECORDATION FEE
 DESCRIBED IN SECTION 10 HEREOF:

INTERNATIONALE NEDERLANDEN (U.S.)
CAPITAL CORPORATION, as Agent


By:
   ---------------------------------
Name:
Title:

                                                                      SCHEDULE I
                                                                          TO
                                                                       TRANSFER
                                                                      SUPPLEMENT

                         COMPLETION OF INFORMATION AND
                       SIGNATURES FOR TRANSFER SUPPLEMENT

Item 1   Date of Transfer         [Insert date of Transfer Supplement]
         Supplement:

Item 2   Transferor Lender:       [Insert name of Transferor Lender]

Item 3   Purchasing Lender[s]:    [Insert name[s] of Purchasing Lender[s]]

Item 4   Transfer Effective       [Insert Transfer Effective Date] [To be a date
         Date                     not less than five business days after date of
                                  Transfer Supplement]

Item 5   Purchased Percentage     [Insert percentage to be sold of (1)
                                  Transferor Lender's Bridge Loan and
                                  Commitments, if prior to Merger Consummation
                                  Date, or (2) Transferor Lender's Term Loan and Revolving Loan Commitment, if on or after the Merger Consummation Date]

                                                                     SCHEDULE II
                                                                          TO
                                                                       TRANSFER
                                                                      SUPPLEMENT

                               LIST OF ADDRESSES
                          FOR NOTICES AND PERCENTAGES


[Name of Transferor Lender]
  Revised [Bridge, Revolving and Term] Percentage:                        _____%



[Name of Purchasing Lender]
  New [Bridge, Revolving and Term] Percentage:                            _____%




Address for Notices:


------------------------------------

------------------------------------

------------------------------------

------------------------------------


Attn:
     -------------------------------
Telecopy No.:
             -----------------------

                                   EXHIBIT H

                           OPINION OF COUNSEL TO STI
               (to be delivered on the Merger Consummation Date)


                           [MERGER CONSUMMATION DATE]


Internationale Nederlanden
(U.S.) Capital Corporation,
   individually and as Agent
135 East 57th Street
New York, New York 10022

The Lenders from time to time
parties to the Credit Agreement
referenced herein


Ladies and Gentlemen:

         We have acted as counsel to Brunswick Biomedical Corporation, a Massachusetts corporation (" Brunswick"), Survival Technology, Inc., a Delaware corporation ("STI"), and Brunswick Biomedical Technologies, Inc., a Massachusetts corporation ("Technology"), (Brunswick, STI and Technology, each an "Opinion Party" and, collectively, the "Opinion Parties") in connection with the Credit Agreement, dated as of April 15, 1996 (the "Credit Agreement"), by and among Brunswick, the various lenders as are or may from time to time become parties thereto (the "Lenders") and Internationale Nederlanden (U.S.) Capital Corporation ("ING"), as agent for the Lenders (the "Agent"), and in connection with the other Loan Documents. All capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Credit Agreement.

         In these capacities, we have examined fully executed originals of the following documents (collectively, the "Opinion Documents"):

                 1.       the Assumption Agreement;

                 2. the Term Note, dated as of even date herewith, payable to the order of ING in the original principal amount of $10,000,000;

[MERGER CONSUMMATION DATE]
Page 2

                 3. the Revolving Note, dated as of even date herewith, payable to the order of ING in the original principal amount of $5,000,000;

                 4.       the STI Subsidiary Guaranty;

                 5.       the STI Security Agreement;

                 6.       the STI Pledge Agreement;

                 7.       the STI Patent Assignment;

                 8.       the STI Trademark Assignment;

                 9. each of the UCC-1 Financing Statements listed on Exhibit A attached hereto (collectively, the "Original Financing Statements");

                 10. each of the UCC-3 amendments to the Original Financing Statements naming Brunswick as debtor and filed pursuant to clause (c) of Section 4.1.8 of the Credit Agreement (the "UCC Amendments");

                 11. each of the UCC-1 Financing Statements listed on Exhibit B attached hereto (collectively, the "New Financing Statements");

                 12. each of the UCC-1 Financing Statements listed on Exhibit C attached hereto (collectively, the "Fixture Filings");

                 13. stock powers with respect to all shares of stock held by STI in its Subsidiaries located in the United States (other than the Inactive Subsidiaries), each executed in blank;

                 14.      the Assignment of Key-Man Life Insurance; and

                 15.      the Mortgages described in clause (h) of Section
                          4.2.9 of the Credit Agreement.

In addition, we have examined the Articles of Organization of Brunswick and Technology and all amendments thereto, the Certificate of Incorporation of STI and all amendments thereto, the by-laws of each of the Opinion Parties as now in effect, and the other documents delivered pursuant to Section 4.1 and 4.2 of the Credit Agreement.

[MERGER CONSUMMATION DATE]
Page 3

         We also have reviewed original, photostatic or certified copies of all corporate records, certificates of public officials of pertinent states, certificates of corporate officers of the Opinion Parties and such other instruments, documents and agreements as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. As to various questions of fact material to our opinion, we also have relied upon representations made in or pursuant to the Opinion Documents and inquiries made of officers of Brunswick, Technology and STI. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. For purposes of this opinion, we have assumed that each Opinion Document to which the Agent or any Lender is a party constitutes its valid and binding obligation.

                    [INSERT ASSUMPTIONS AND QUALIFICATIONS]

         Based upon the foregoing, we are of the opinion that:

         1. Immediately prior to the Merger, Brunswick was validly existing as a corporation and in corporate good standing under the laws of the Commonwealth of Massachusetts and duly qualified to do business and in good standing as a foreign corporation in the State of Maryland. STI is validly existing as a corporation and in good standing under the laws of the State of Delaware and is duly qualified to do business as a foreign corporation in the States of Maryland and Missouri [INSERT OTHER JURISDICTIONS]. Technology is validly existing as a corporation and in corporate good standing under the laws of the Commonwealth of Massachusetts and is duly qualified to do business and in good standing as a foreign corporation in the State of Maryland. Each Opinion Party has full power and authority to own and hold under lease its property and to conduct its business as conducted prior to the Closing Date and as contemplated to use conducted subsequent to the Closing Date and the Merger Consummation Date.

         2. Each Opinion Party has full power and authority to execute, deliver and perform its obligations under each Opinion Document executed or to be executed by it and to incur Indebtedness under the Credit Agreement, the Assumption Agreement or the STI Subsidiary Guaranty, as the case may be.

         3. The execution and delivery by each Opinion Party of each Opinion Document executed or to be executed by it, and the incurrence and performance by each Opinion Party of its obligations thereunder, (a) have been duly authorized by all necessary corporate action, (b) do not require any Regulatory Approval, (c) do not and will result in a violation of, or constitute a default under, or give rise to a right of termination or acceleration with respect to, any provision of any Organic Document, any Contractual Obligation of such Opinion

[MERGER CONSUMMATION DATE]
Page 4

Party listed on the Disclosure Schedule or, to our knowledge, any court decree or order, (d) do not and will not violate any law or governmental regulation, and (e) will not result in or require the creation or imposition of any Lien, except for the Liens expressly granted pursuant to the Opinion Documents.

         4. Each Opinion Document has been duly executed and delivered by each Opinion Party that is a party thereto and constitutes the legal, valid and binding obligation of such Opinion Party, enforceable in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, fraudulent transfer, moratorium or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether considered in a proceeding in equity or at law).

         5. A court of the State of Maryland or a federal court sitting in the State of Maryland as the forum state and applying the conflict of law rules thereof would give effect to the provisions of the Opinion Documents providing that such Opinion Documents are to be governed by, and construed and enforced in accordance with, the internal laws of the State of New York.

         6. The authorized capital stock of Technology consists of 200,000 shares of common stock, $0.01 par value per share, 100,000 shares of which are issued and outstanding. All issued and outstanding shares of Stock of Technology are duly authorized, validly issued, fully paid and nonassessable and are owned of record by the Persons listed on Exhibit D attached hereto. To our knowledge, there are no existing options, warrants, calls or commitments of any character whatsoever relating to any of such Stock of Technology granted by any Opinion Party.

         7. None of the Opinion Parties is engaged principally, or as one of its important activities, in the business of extending credit for the purposes of purchasing or carrying margin stock. The funding of the Term Loan and the Revolving Loans to be made on the Merger Consummation Date, together with the consummation of the other transactions occurring on the Merger Consummation Date, will not violate or be inconsistent with Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

         8. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority, other than those which have been obtained or made, is required in connection with, (i) the execution, delivery and performance of any Opinion Document or (ii) the legality, validity, binding effect or enforceability of any Opinion Document, except for the filing of the New Financing Statements, the Financing Statement Amendments and the Fixture Filings, and the recording of the Mortgages, the STI Patent Assignment and the STI Trademark Assignment.

[MERGER CONSUMMATION DATE]
Page 5

         9. None of the Opinion Parties is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or subject to regulation under the Federal Power Act, the Interstate Commerce Act or any other federal law or law of the Commonwealth of Massachusetts or the State of Maryland limiting its ability to incur Indebtedness or to execute, deliver or perform the Opinion Documents to which it is a party.

         10. The STI Pledge Agreement creates a valid security interest in the Pledged Notes and the Pledged Shares and in any other "Collateral" to which the UCC is applicable in favor of the Agent, for its benefit and the ratable benefit of the Lenders, as security for the "Secured Obligations" (as such terms are defined in the STI Pledge Agreement). The Agent's security interest in the "Initial Pledged Notes" and the "Initial Pledged Shares" (as such terms are defined in the Brunswick Pledge Agreement) will be duly perfected by the delivery to the Agent of such Initial Pledged Notes and Initial Pledged Shares. Assuming that the Agent has acquired its security interest in the Initial Pledged Shares without notice on its part or on the part of the Lenders of any adverse claim, no interest of any other creditor of the Borrower in such Initial Pledged Shares is equal or prior to the security interest of the Agent therein, to the extent the priority of the interest of such other creditor is established by the Uniform Commercial Code ("UCC").


         11. The Security Agreement creates a valid security interest in favor of the Agent, for its benefit and the ratable benefit of the Lenders, as security for the "Secured Obligations" in such of the "Collateral" (as such terms are defined in the Security Agreement) to which the New York UCC is applicable (the "UCC Collateral"). Upon the filing of the New Financing Statements and the Financing Statement Amendments in the filing offices listed on Exhibit E, and upon the recording of the STI Patent Assignment and the STI Trademark Assignment in the United States Patent and Trademark Office, such security interest (except with respect to fixtures) will be validly perfected to the extent the UCC Collateral consists of the type of property in which a security interest may be perfected by filing a financing statement under the UCC, or, to the extent that, by virtue of Section 9-302 of the UCC, a security interest in the UCC Collateral consisting of patents or trademarks must be perfected by a recording in the United States Patent and Trademark Office, under applicable United States federal law.

         12. If by virtue of paragraph (a) of Section 9-104 of the UCC, the UCC does not apply, upon the recording of the STI Patent Assignment in the United States Patent and Trademark Office, such assignment will be effective as to the right, title and interest of STI and each Subsidiary of STI party thereto, in the registered United States Patents described

[MERGER CONSUMMATION DATE]
Page 6

on Schedule 1 to the STI Patent Assignment as against any subsequent purchaser or mortgagee for a valuable consideration, if such assignment is filed within three (3) months of its date or prior to the date of any such subsequent purchase or mortgage.

         13. If by virtue of paragraph (a) of Section 9-104 of the UCC, the UCC does not apply, upon the recording of the STI Trademark Assignment in the United States Patent and Trademark Office, such assignment will be effective regarding the right, title and interest of STI and each Subsidiary of STI party thereto, in the registered United States Trademarks described on Schedule 1 to the STI Trademark Assignment as against any subsequent purchaser for valuable consideration, if such assignment in filed within three (3) months of its date or prior to the date of any such subsequent purchase.

         14. The Mortgages are in proper form for recordation in the offices listed on Exhibit F hereto so as to (a) be accepted for recording and
(b) upon such recordation (and payment of related recording taxes and fees, if any), convey to the Agent, for its benefit and the ratable benefit of the Lenders, a valid and enforceable lien on the real property described therein.

         15. The Mortgage conforms to all requirements of the laws of the State of Missouri and the Mortgage contains substantially all of the remedial, waiver and other provisions normally contained in deeds of trust and security agreements used in connection with transactions of the type and value described in the Credit Agreement.

         16. The Mortgages create valid security interests in favor of the Agent, for its benefit and the ratable benefit of the Lenders, as security for the Obligations, in the personal property and fixtures described therein, to which the UCC is applicable. Upon the filing of the Fixture Filings in the real property records of the offices listed on Exhibit F, such security interests will be validly perfected to the extent that the property covered by such Fixture Filings may be perfected by filing a financing statement under the UCC.

         17. The offices and records described on Exhibit G are the only offices and records of the Commonwealth of Massachusetts and the States of Maryland and Missouri which must be searched to determine if there are any UCC financing statements or judgment, environmental, tax or ERISA Liens of record against any property of the Opinion Parties.

         18. Enforcement of the remedies provided in the STI Security Agreement, the STI Pledge Agreement, the STI Patent Assignment, the STI Trademark Assignment and the Mortgages will not deprive the Agent or the Lenders of their right to seek a deficiency judgment with respect to the Obligations of the Borrower or to seek a judgment with respect to the obligations of Technology under the Subsidiary Guaranty, nor will such enforcement limit the Agent's and the Lenders' rights to foreclose on other collateral securing the Obligations of the Borrower or the obligations of Technology under the Subsidiary Guaranty.

         19. Except for nominal filing or recording fees or as set forth on Exhibit H, no taxes, including, but not limited to, transfer, excise, intangible, documentary stamp or similar

[MERGER CONSUMMATION DATE]
Page 7

taxes, shall be payable to the Commonwealth of Massachusetts or any jurisdiction therein or the States of Maryland and Missouri or any jurisdiction therein on account of the execution, delivery or filing of record of the Opinion Documents, provided that we express no opinion with respect to income or franchise taxes.

         20. The consideration payable to the Agent and the Lenders in respect of the Term Loan and the Revolving Loan does not violate any law of the Commonwealth of Massachusetts relating to interest and usury and will not violate any such law as a result of fluctuations in the ING Alternate Base Rate or the Eurodollar Rate.

         21. Except as set forth in Item 4 (Litigation) of the Disclosure Schedule, to our knowledge, there is no pending or threatened litigation, arbitration or governmental investigation, proceeding or inquiry against any Opinion Party or to which any of the properties, assets or revenues of any Opinion Party is subject which, if adversely determined, could result in a Material Adverse Change or could impair its ability to perform its obligations under the Opinion Documents to which it is a party. None of the proceedings set forth in such Item 4 seeks to amend, modify or enjoin the transactions contemplated by the Opinion Documents.

         22. Each of STI and Brunswick has the requisite corporate power and authority to enter into and perform its obligations under the Merger Agreement. The execution and delivery by each of STI and Brunswick of the Merger Agreement, and the performance by each of STI and Brunswick of its obligations thereunder, (a) have been duly authorized by all necessary corporate action, (b) do not require any Regulatory Approval (including, without limitation, any filings pursuant to the Hart-Rodino Antitrust Improvements Act of 1976), (c) do not result in a violation of, or constitute a default under, or give rise to a right of termination or acceleration with respect to, any provision of any Organic Document of STI or Brunswick, any law or regulation, any Contractual Obligation of Brunswick or STI listed on the Disclosure Schedule or, to our knowledge, any court decree or order binding on STI or Brunswick, and (d) do not result in or require the creation or imposition of any Lien on any of Brunswick's, STI's or any of their respective Subsidiaries' properties. The Merger Agreement constitutes the legal, valid and binding obligations of the parties thereto, enforceable in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether considered in a proceeding in equity or at law). The Certificate of Merger and the Articles of Merger have been filed with the Secretary of State of Delaware and the Secretary of the Commonwealth of Massachusetts, respectively, and they comply as to form with the corporate laws of the State of Delaware and the Commonwealth of Massachusetts. The Merger is effective and STI is the surviving corporation.

[MERGER CONSUMMATION DATE]
Page 8

         22. No shareholder of STI is entitled to assert dissenter's appraisal rights on account of the Merger under the corporate laws of the State of Delaware.

         The opinions rendered herein are limited to the laws of the Commonwealth of Massachusetts, the States of Maryland and Missouri, the Delaware General Corporation Law and the federal laws of the United States. With your permission, we render such opinions as if the Opinion Documents were governed by the laws of the Commonwealth of Massachusetts, notwithstanding their recitation that New York law governs. In addition, references to the Uniform Commercial Code refer to the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts and the States of Maryland and Missouri, and the opinions rendered herein are given as if such Uniform Commercial Codes governed. With your permission, we have relied upon an opinion of _____________ (Maryland counsel) with respect to issues of Maryland law contained in the opinions rendered in paragraphs 1, 3(b), 3(d), 5, 8, 11, 16, 17 and 18, and an opinion of ______________ (Missouri counsel) with respect to issues of Missouri law contained in the opinions rendered in paragraphs 1, 3(b), 3(d), 8, 11, 14, 15, 16, 17 and 18.

         This opinion is furnished by us pursuant to Section 4.1.6 of the Credit Agreement for the sole benefit of the addressees (including any Persons who may subsequently become Lenders, Participants or successors of the Agent and Lenders as provided in Section 9.11 of the Credit Agreement) and their respective counsel, and may not be used or relied upon by any other Person or in connection with any other transaction without our prior written consent.


                               Very truly yours,

                             DISCLOSURE SCHEDULE
                             FOR CREDIT AGREEMENT
                          DATED AS OF APRIL 15, 1996


Item

1.      (Section 3.9(a)).  Transactions Costs.  See Disclosure Schedule A.

2.      (Section 3.9(a)).  Sources.  See Disclosure Schedule A.

3.      (Section 3.9(c)).  Indebtedness of STI to be Refinanced.

        See description in Item 12.

        Notes Payable (upon consummation of Merger)

                Merrill Lynch $2,702,784

4.      (Section 5.7).  Litigation.

        BRUNSWICK:  None

        STI:  None

5.      (Section 4.2.8(d)).  Mortgaged Property.

        BRUNSWICK:  None

        STI: Leasehold Deed of Trust and Security Agreement dated April 16, 1991, between STI and Syntex Laboratories, Inc.

6.      (Section 5.1(iii)).  Governmental Licenses.

        BRUNSWICK:  NONE.

        STI:  NONE.

7.      Exceptions to GAAP.

        BRUNSWICK:  None

        STI:  None

8.      (Section 5.11(a)).  Benefit Plans.

        BRUNSWICK:

        a.      Health Plan
        b.      401(k) Plan

        STI:

        a.      401(k) Plan
        b.      Profit Sharing Plan
        c.      Stock Option Plan
        d.      Stock Purchase Plan
        e.      Profit Sharing Thrift Plan for Employees
        f.      Cafeteria Plan for Employees
        g.      Group Life, AD&D and Disability Plan
        h.      Long Term Disability Plan
        i.      Medical and Dental Plan
        j.      Incentive Stock Option Plan
        k.      Non-Statutory Stock Option Plan
        l.      1982 Stock Option Plan

        (Section 5.11(b)).  NONE.

9.      Section 5.12).  Labor Controversies.

        BRUNSWICK:  None

        STI:  None

10.     (Section 5.14).  Intellectual Property.

        BRUNSWICK and STI:  See schedule attached hereto as Disclosure Schedule
        B.

11.     (Section 5.16).  Insurance.

        BRUNSWICK:

        a. $500,000 term life insurance policy issued 9/8/94 on the life of James H. Miller.
        b.      Liability insurance:
                (1) BBC general liability insurance policy #BI4339100 expiring 3/1/97 issued by CNA Insurance.
                (2) BBC, BBT and BBL automobile liability insurance policy #AMC0620823 expiring 8/20/96 issued by Continental Insurance Company.
        c. BBC property insurance policy #BI4339100 expiring 3/1/97 issued by CNA Insurance.

        d. BBC and BBT Workers Comp Plan of MA Assigned Risk-Commercial Union insurance policy #C B (97) H58 95 66 expiring 1/1/97.
        e.      BBC National Union/AIG insurance policy #GLA1210182 expiring
                6/15/96.
        f. BBC Continental International insurance policy #PC14667 expired 2/1/96 (Note: renewal is on order.)
        g. BBC Continental International insurance policy #PP14666 expired 2/1/96 (Note: renewal is on order.)
        h. BBC CNA Worldwide Fidelity & Casualty of New York insurance policy #PST009633995 expiring 2/1/97.

        STI:

        a. Great Northern Insurance Company - Property insurance covers all risk of physical loss including flood and earthquake - Limit $34,294,909.
        b.      Electronic Data Processing Insurance - MD - $750,000; MO -
                $300,000.
        c. Commercial General Liability Insurance - $1,000,000 per occurrence; $2,000,000 aggregate.
        d.      Machinery Breakdown Insurance - Blanket for all locations.
        e.      Inland Marine Transportation Floater - Limit $500,000
        f. National Union Insurance - Products/Completed Operations - Aggregate Limit $5,000,000
        g. Security Insurance Company of Hartford - Workmen's Compensation/Employer's Liability (Missouri) - $500,000
        h. Federal Insurance Company - Workmen's Compensation/Employer's Liability (Maryland) - $500,000
        i. Federal Insurance Company - Automobile Liability and Physical Damage Insurance - $1,000,000 per accident
        j.      Lloyds of London - International Employer's Liability Insurance
                - 10,000,000 British pounds
        k. Federal Insurance Company - Foreign Package including personal liability, commercial liability, automobile liability, foreign voluntary worker's compensation/employer's liability - $600,000
        l. National Union Umbrella Policy - $10,000,000 per occurrence; $10,000,000 aggregate
        m. American International Specialty Lines Insurance Company - Excess Liability (products/completed operations) primary is $5,000,000 per occurrence; limit is $10,000,000 each occurrence in excess of primary.
        n.      Hartford Insurance Company Group Travel Accident - $150,000
        o. Omaha Property and Casualty Flood Insurance - $500,000 limit on each of 755 Hanley, 2593 South Hanley and 2615 South Hanley
        p.      Fireman's Fund Insurance Company - Marine Open Cargo - $700,000
        q. National Union Fire Insurance Company - Crime Guard Coverage - $1,000,000 limit
        r. Admiral Insurance Company - Miscellaneous professional - $1,000,000 limit
        s. National Union Fire Insurance Company - Directors and Officers Liability - $5,000,000 limit

        t. American International Specialty Lines Insurance Company - Fiduciary Liability - $4,000,000 limit

12.     (Section 5.17).  Existing Indebtedness.

        BRUNSWICK:

        a. Ulster Bank Limited overdraft facility of up to L.145,000 available to Brunswick Biomedical Ltd. until December 18, 1996.

        STI:

        b. $5,000,000 Working Capital Management Account Line of Credit with Merrill Lynch Business Financial Services Inc. as set forth in the WCMA Note, Loan and Security Agreement dated as of November 4, 1993 between Merrill Lynch and STI as extended by letter dated October 2, 1995.
        c. $5,400,000 Loan Agreement dated as of April 16, 1991 between Syntex Laboratories, Inc and STI with a Note dated of even date for $5,375,000 secured by the Leasehold Deed of Trust listed in Item 5 and a Security Agreement of even date.
        d. Master Lease dated March 10, 1993 between Mitel Finance Corporation and STI and the equipment schedules related thereto.
        e. $3,000,000 Equipment Loan under letter agreement dated May 4, 1995 secured by equipment under Master Security Agreement dated May 18, 1995, amount outstanding set forth below.
        f. Master Agreement of Lease with St. Louis Leasing Corp. dated December 6, 1994 assigned to The CIT Group/Equipment Financing, Inc.

                Notes Payable/Lender                Outstanding Obligation
                --------------------                ----------------------
                                                        (as of 2/29/96)

                Merrill Lynch                           $2,702,784
                Syntex Laboratories                        988,371
                Center Laboratories                        375,000
                                                        ----------
                                                        $4,066,155
                Capital Leases/Lessor

                CIT (loan and lease)                    $1,316,232
                Mitel                                      158,616
                United                                      40,911
                                                        ----------
                                                        $1,515,759
                                                        ----------
                                                        $5,581,914
                                                        ----------

13.     (Section 5.18).  Environmental Matters.

        BRUNSWICK:  None

        STI: None

14.     (Section 5.20). Consents.

        BRUNSWICK: shareholder votes approving merger

        STI: shareholder votes approving merger

15.     (Section 5.21). Contracts.

        See also Items 5, 12, 16, 20, 21

        BRUNSWICK:

        a.      Non-qualified Stock Option Agreement dated November 3,
                1994 between James H. Miller and Brunswick.
        b. Incentive Stock Option Agreement dated May 16, 1995 between Bruce Ward and Brunswick.
        c. Consulting Agreement dated October 4, 1991 between John Anderson and Brunswick.
        d. Incentive Stock Option Agreement dated November 3, 1995 between Herbert Reinhold and Brunswick.
        e. Agreement dated March 4, 1989 between STI and Shahal Medical Services Ltd., as amended by letter dated July 15, 1992 - assigned to Brunswick.
        f. Joint Venture Agreement dated July 15, 1992 between Emergency Cardiac Services, Inc., Almy Group B.V., Dutch Company Globe Insurance Brokers B.V. and STI - assigned to Brunswick.
        g. Consulting Agreement dated October 4, 1991 between NIRAD Limited (now known as Brunswick Biomedical Limited) and
                John Anderson.
        h. Agreement dated October 4, 1991 between NIRAD Limited (now known as Brunswick Biomedical Limited) and Brunswick Manufacturing Corporation.
        i. Contract dated October 8, 1991 between Brunswick Manufacturing Corporation and University of Ulster.
        j. Counterpart License dated August 19, 1994 between University of Ulster and Brunswick Biomedical Ltd.
        k. Amended and Restated Shareholder Agreement dated as of November 12, 1993 among Brunswick and its shareholders, as supplemented and amended by Supplement dated March 14, 1996 with respect to Series D preferred stock, Supplement dated March 14, 1996 with respect to Series E preferred stock and Supplement dated March 15, 1996 with respect to Series F preferred stock.
        l. Asset Purchase Agreement dated as of July 31, 1994 between Brunswick Biomedical Corporation and STI.
        m. Asset Purchase Agreement dated July 3, 1990 among Brunswick Manufacturing Co., Inc., Carl E. Hewson, Roy H. Hewson, Pamela Tripoli and Brunswick Biomedical Technologies, Inc.

        n. Stock Pledge Agreement dated as of April 15, 1996 between Brunswick and Robert Herzstein, as personal representative of the Estate of Dr. Stanley J. Sarnoff.
        o. Stock Purchase Agreement dated as of March 18, 1996 between Brunswick and the Estate of Stanley J. Sarnoff.
        p. $4,700,000 Subordinated Promissory Note dated April 15, 1996 payable to Robert Herzstein, as personal representative of the Estate of Stanley J. Sarnoff.
        q. Note Purchase Agreement dated as of April 15, 1996 between Brunswick and E.M. Industries, Inc.
        r. $1,000,000 Subordinated Promissory Note of Brunswick dated April 15, 1996 payable to E.M. Industries, Inc.
        s. Preferred Stock and Warrant Purchase Agreement dated as of March 14, 1996 among Brunswick and the purchasers named therein with respect to Series E 10% convertible preferred stock.
        t. Preferred Stock Purchase Agreement dated March 15, 1996 between Brunswick and the purchasers named therein with respect to Series F 10% convertible preferred stock.
        u. Incentive Stock Option Agreement dated November 26, 1993 between Mark F. Paradise and Brunswick.
        v. Preferred Stock Purchase Agreement for Series A preferred stock dated July 2, 1990.
        w. Series B Convertible Preferred Stock Purchase Agreement for Series B preferred stock dated December 30, 1991.
        x.      Purchase Agreement for Series C preferred stock dated April 22,
                1993.
        y. Stock Purchase Agreement for Series D preferred stock dated March 14, 1996.

        STI:

        a. Contract with Defense Personnel Support Center dated October 27, 1995. Contract No. SP0200-96-D-0001.
        b. Contract with Defense Personnel Support Center dated August 24, 1995. Contract No. DLA120-93-D-1021.
        c. Contract with Defense Logistics Agency dated May 1, 1996. Contract No. SP0200-95-R-1005.
        d. Agreement dated as of January 1, 1987 regarding EpiPen between STI and Center Laboratories, a division of EM Industries, Inc., as amended by Letter Agreements dated September 14, 1989 and January 31, 1990.
        e. Development, Manufacturing and Supply Agreement dated as of August 31, 1993 between Mylan Laboratories, Inc. and STI, as amended by an Amendment dated as of July 28, 1994.
        f. Investment Agreement dated November 12, 1992 between Survival Technology, Inc. and EM Industries, Inc.
        g. Agreement dated June 23, 1981 between Survival Technology Inc. and American Home Products Corporation.
        h. License Agreement dated April 20, 1982 between Survival Technology, Inc. and American Home Products Corporation.

16.     (Section 5.22). Employment Contracts.

        BRUNSWICK:

        a. Letter Agreement dated July 27, 1993 between James H. Miller and Brunswick.
        b.      Letter Agreement dated March 10, 1995 between Bruce Ward and
                Brunswick.
        c. Employment Agreement dated as of July 2, 1990 between James G. Nichols and Brunswick.
        d. Employment Agreement dated October 4, 1991 between Andrew O'Hara and Brunswick Biomedical Limited f/k/a NIRAD.
        e. Employment Agreement dated August 1, 1994 between Herbert Reinhold and Brunswick.
        f. Employment Agreement dated July 28, 1994 between Brunswick Biomedical Corporation and T.V. Rao.
        g. Employment Agreement dated May 3, 1993 between Brunswick Biomedical Corporation and Mark F. Paradise.

        STI:

        a. Employment Agreement dated as of March 2, 1993 between James H. Miller and STI.
        b. Employment Agreement dated as of January 28, 1994 between Jeffrey W. Church and STI.
        c.      Employment Agreement dated as of January 28, 1994 between Glenn
                F. Wickes, Jr. and STI.
        d. Employment Agreement dated as of November 25, 1992 between John Wilmot and STI with Letter Agreement dated as of November 20, 1992 and amendment dated May 24, 1993.
        e. Agreement dated as of November 15, 1993 between O. Napoleon Monroe, III and STI.
        f. Agreement dated as of June 29, 1992 between Doris Lockey Geier and STI.
        g. Agreement dated as of March 1, 1994 between STI, Pharmaceutical Division, and Teamsters Local Union No. 688, affiliated with the International Brotherhood of Teamsters, Chauffeurs Warehousemen and Helpers of America.

17.A.   (Section 5.24). Subsidiaries.

        BRUNSWICK:

        a.      Brunswick Biomedical Technologies, Inc.
        b.      Brunswick Biomedical Ltd.
        c.      Brunswick Biomedical Investment Corporation (inactive)
        d.      STI

        STI:

        a.      STI International Limited
        b.      Pharmapak Corporation (inactive)

18.     Termination of Material Contracts.

        BRUNSWICK: None

        STI: None

19.     (Section 6.2.3(b)). Permitted Liens.

        BRUNSWICK and STI: See schedule attached hereto as Disclosure Schedule
        C.

20.     (Section 6.2.6). Leases.

        BRUNSWICK:

        a.      Letter Agreement re Wareham premises
        b.      Annapolis lease
        c.      BBL Ireland Lease
        d.      Canon copier lease from Alco Capital Resource, Inc. expiring
                12/22/96.
        e.      Maxipost Mailing System lease from Neopost Leasing expiring
                3/16/97.
        f. AT&T Partner 2 Phone System contract #BP-1-0366929 with AT&T Credit Corporation expiring 4/6/97.


        STI:

        a. Ground Lease dated December 6, 1988 between Abraham Morrison and STI (Corp. Headquarters)
        b. Office Lease dated August 26, 1991 between Prubeta 2 and STI (Rockville)
        c. Lease dated as of October 1, 1994 among Robert Hutkin, David Klearman, Mjem Enterprises, Margaret K. Stude and STI with Memorandum of Office Lease (2555 Hermelin)
        d. Office/Warehouse Lease dated October 1, 1994 among Robert Hutkin, David Klearman, Edward J. Mannion, William C. Stude and STI
        e. First Amendment to Lease dated February 25, 1994 between Miran Investment Co. and STI (2645 South Hanley)
        f. First Amendment to Lease dated February 25, 1994 between Miran Investment Co. and STI (2593 South Hanley)
        g. First Amendment to Lease dated February 25, 1994 between Miran Investment Co. and STI (2615 South Hanley)
        h. First Amendment to Lease dated February 25, 1994 between Miran Investment Co. and STI (2641 South Hanley)
        i. First Amendment to Lease dated August 31, 1993 between Miran Investment Co. and STI (8030 Litzsinger)
        j. Commercial Lease dated December 18, 1992 between William J. Postal and STI.
        k. Memorandum of Lease dated August 1, 1994 among John Risberg, Mary Risberg, Arthur D. Katz and STI.

                l. Transfer relating to Unit 34 Riverside The Medway City Estate Chatham Kent dated April 14, 1993.

                m. Lease Agreement dated March 1, 1996 between Roehm Investment Group and STI.

        21.     (Section 6.2.7) Existing Investments.

                BRUNSWICK:

                $600,000.00 Note to BBC from BBT with respect to existing intercompany loans.

                STI:

                $30,000 Promissory Note from John Wilmot dated June 4, 1993.

                            DISCLOSURE SCHEDULE A

                       BRUNSWICK BIOMEDICAL CORPORATION
                           FINANCE SOURCES AND USES


                                                                                                     NON-
                                DEBT         PREFSTK         NOTE         TOTAL         CASH         CASH
                                ----         -------         ----         -----         ----         ----
CAPITAL PROVIDED AT CLOSING:

  Estate                        $  -         $  -            $4.7         $ 4.7         $  -         $4.7
  Other stockholders            $11.0        $7.7            $1.0         $19.7         $19.7        $  -

  Total Capital Provided        $11.0        $7.7            $5.7         $24.4         $19.7        $4.7

CAPITAL REQUIRED AT CLOSING:

  Purchase 61% of STC equity ($20,769,386)                                $20.8         $16.1        $4.7
  Closing Costs:
    ING Escrow Requirement                                                $ 1.0         $ 1.0
    Vector fee ($500K)                                                    $ 0.5         $ 0.5
    Lawyers ($170K - Estimated)                                           $ 0.2         $ 0.2
    ING ($100K Fee, plus $100K Expenses)                                  $ 0.2         $ 0.2

  Total Capital Required                                                  $22.7         $17.9        $4.7

CAPITAL PROVIDED IN EXCESS OF CLOSING COSTS                               $ 1.7

CASH PROVIDED IN EXCESS OF CLOSING COSTS                                                $ 1.7

                                             SERIES           SERIES             SERIES
SUMMARY OF PREFERRED STOCK ISSUED               D                E                  F
                                             ------           ------             ------
State of Maryland                            $  250,000
Dr. Payson                                                   $ 30,000
Dr. Augur                                                      25,000
Ms. Doubleday                                                  10,000
Mr. Foster                                                    100,000
Mr. Gruber                                                    100,000
Mr. Lirberg                                                    55,100
Mr. Miller                                                     50,000
Mr. Thibodeau                                                  50,000
CBI - # III                                                    50,000
CBI - # IV                                                    100,000
CBI - # V                                    $1,008,381       100,000
Mylan                                                                        $2,999,975
E. Meack                                                                      1,999,992
Dilton Read                                                                     500,005
General Mills Pension Fund                                                      249,989

Total                                        $1,258,881      $670,100        $5,749,961

Combined                                     $7,678,542

                                  SCHEDULE D


                           REGISTERED U.S. PATENTS
                      (BRUNSWICK BIOMEDICAL CORPORATION)

TITLE                           REGISTRATION NO.             REGISTRATION DATE
-----                           ----------------             -----------------
Twelve-Lead Portable               US 5465727                    11/14/95
 Heart Monitor

Specialized Peak Flow              US 5373851                    12/20/94

Ambulatory Monitoring              US 4531527                    07/30/85
 System with Real Time
 Analysis and Telephone
 Transmission

Flow Meter

Heart and Lung Resuscitator        3307541

Variable Width Square Wave
 Generator

Magnetic Valve

Method & Apparatus for
 Defibrillating the Heart          3351052

Design for Heart & Lung
 Resuscitator                      D203427

Heart & Lung Resuscitator          RE26511

Heart & Lung Resuscitator          3509899

Heart & Lung Resuscitator          3511275

Pneumatic Instrument Valve

Apparatus for Sealing the
 Esophagus & Providing
 Artificial Respiration            3683908

Apparatus for Sealing the
 Esophagus & Providing
 Artificial Respiration            ger1954942

Apparatus for Sealing the
 Esophagus & Providing
 Artificial Respiration            gb1288033

Apparatus for Sealing the
 Esophagus & Providing
 Artificial Respiration            jp748378

Apparatus for Sealing the
 Esophagus & Providing
 Artificial Respiration            3841319

Neck Assembly for Mannequin        3916535

Apparatus for Sealing the
 Esophagus & Providing
 Artificial Respiration &
 Evacuating the stomach            3905361

Resuscitation and Pacing
 Devices

Resuscitation Device               gb2062477

Esophageal Airway Pacing

Esophageal Airway Wire
 Pacing

Resuscitation Device

Esophageal Airway Pacing

Apparatus for Sealing the
 Esophagus, Providing
 Artificial Respiration &
 Relieving Pressure on the
 Distal

Heart Pacer                     ire55964

Heart Pacer                     is74427

Load Control Circuit with
 Different Input Voltages       4608498

Passive Endotracheal Tube

Method & Apparatus for
 Controlled Breathing
 Equipment Internal &
 External Electrodes

Heart Valve

Capsule Electrode

Esophageal Obturator Airway

Load Control Circuit

Resuscitation Mask

Method & Apparatus for
 Defibrillating the Heart
 Using Internal Esophageal
 & External Chest Electrode

See H0050/7039

Method & Apparatus for
 Controlled Breathing
 Employing Internal &
 External Electrodes

Heart Lung Resuscitator Litter          4060079
 Unit

Method & Apparatus for
 Defibrillating the Heart

Esophageal-Stomach
 Displacement Electrode

Apparatus for Diagnosing a
 Heart Condition -
 Cardiobeeper

Apparatus & Method of
 Measuring Heartbeat                    3792700

Portable Heart Monitor                  3938507

Dry Applied & Operably
 Dry Electrode Device                   3911906

Infant Long Term Monitoring
 Electrode Assembly                     440750

Electrode Assembly & Methods
 of Using the Same in the
 Respiratory and/or Cardiac
 Monitoring of an                       3888240

Method & Apparatus for
 Self-Administering Pre-
 Hospital Phase Treatment of
 Coronary Prone Individual              3870035

Method of Treating Heart
 Attack Patients Prior to the
 Establishment of Qualified
 Direct Contact Persona                 3910260

Condition Monitoring Pacer              4055189

Automatic Detection &
 Registration of Failure
 Condition in a Cardiac
 Pacer Monitoring System                4088139

Method & Apparatus for
 Monitoring a Timed Failure
 Condition Relationship in
 a Cardiac Pacer                        4096865

Rate Failure Indicator                  4164227

Array Concept                           5464727

Specialized Peak Flow Meter             5373851

Twelve-Lead Portable Heart
 Monitor & Method                       5339823

Device for Measuring Multiple
 Channels of Heartbeat
 Activity & Encoding into a
 Form Suitable for Sim                  4889134

Monitoring Device with Dual
 Position Electrodes (Precordial
 Mode Armpit Electrodes)                4862896

Ambulatory Monitoring System
 with Real Time Analysis &
 Telephone Transmission
 (STATSCAN)                             4531527

Method of Treating Heart
 Attack Patients Prior to the
 Establishment of Qualified
 Direct Contact Person                  4004577

Electrode Assembly & Methods
 of using the Same in the
 Respiratory and/or Cardiac
 Monitoring of an I                     3888240

Method & Apparatus of
 Treating Heart Attack
 Patients Prior to the
 Establishment of Qualified
 Direct C                               3910260

Portable Heart Monitor
 (Cardiobeeper)                         3938507

ECS

Apparatus & Method of
 Monitoring the Electrical
 Activity of the Heart of a
 Human with Armpit Located              3792700

Cardiac Pacer & Monitor
 System                                 4144892

Emergency Stretcher
 Arrangement

Ambulatory Monitoring
 System with Real Time
 Analysis & Telephone
 Transmission                           4531527

Electrocardiography Signal
 Transmission-Reception
 Method Including Method
 of Measuring Pacemaker                 3946744

Electrocardiography
 Transmitter & Transmission
 Method                                 3872251

Method & Apparatus for
 Pacing the Heart Employing
 Internal & External Electrodes         4574807

Heart Pacer                             ger7026

Heart Pacer                             8504796

Heart Pacer                             1895217

Method & Apparatus for
 Controlled Breathing
 Employing Internal &
 External Electrodes                    4683890

Method & Apparatus for
 Defibrillating & Pacing
 the Heart                              4735206

Method & Apparatus for
 Defibrillating the Heart
 Using Intern. Esophageal
 Electrode & Ext. Chest
 Elec                                   5052390

Method & Apparatus for
 Defibrillating the Heart               ger7037

Method & Apparatus for
 Defibrillating the Heart               jp7037

Esophageal Electrode                    4960133

Internal Esophageal Electrode           ger7038

Internal Esophageal Electrode           2224935

Internal Esophageal Electrode           jp7038

Method & Apparatus for
 Controlling Breathing
 Employing Internal &
 External Electrodes #2                 5036848

Method & Apparatus for
 Controlling Breathing
 Employing Internal &
 External Electrodes #2                 can7039

Method & Apparatus for
 Controlling Breathing
 Employing Internal &
 External Electrodes                    eur7039

Method & Apparatus for
 Controlling Breathing
 Employing Internal &
 External Electrodes                    isr7039

Method & Apparatus for
 Controlling Breathing
 Employing Internal &
 External Electrodes #2                 jp7039

Esophageal Displacement
 Electrode                              5170803

Esophageal-Stomach
 Displacement Electrode                 5197491

Esophageal-Stomach
 Displacement Electrode                 can7043

Esophageal-Stomach
 Displacement Electrode                 eur7043

Esophageal-Stomach
 Displacement Electrode                 isr7043

Esophageal-Stomach
 Displacement Electrode                 jp7043

Esophageal Obturator
 Airway                                 4497318

Resuscitation Aid                       4998530

Resuscitation Mask                      R1

Esotracheal Airway                      R2

Displacement Electrode                  PD1

Fail-Safe Endotracheal
 Tube System                            R3

Electrocardiographic Harness            M1

Interpolation of Missing
 Information in Electro-
 cariographic Body Surface
 Maps                                   M2

                       BRUNSWICK BIOMEDICAL CORPORATION

                               PATENT LICENSES

                    Patent Licenses with respect to which
                         the Borrower is a licensor:



                                                         Patent Registration
Licensee                        License                  or Serial Number
--------                        -------                  ----------------

Brunswick Biomedical            Kiss of Life (KOL)
Corporation                     Barrier Mask


Brunswick Biomedical            Profile Biosignal Electrode
Corporation


Brunswick Biomedical            Improved Peak Flow Meter
Corporation

                          REGISTERED U.S. TRADEMARKS
                      (BRUNSWICK BIOMEDICAL CORPORATION)



   MARK                REGISTRATION NO.   REGISTRATION DATE
Cardio Beeper            1,214,758            11/02/82

Infantrode               1,201,906            07/20/82

Quiktrode                1,020,445            09/16/75

                     PENDING U.S. TRADEMARK APPLICATIONS


    MARK                SERIAL NO.           FILING DATE

The Heart System        74-396,418            03/29/94

                            REGISTRED U.S. PATENTS
                  (BRUNSWICK BIOMEDICAL TECHNOLOGIES, INC.)



TITLE                                   REGISTRATION NO.            REGISTRATION DATE
-----                                   ----------------            -----------------
Esophageal-Stomach Displacement         US 5197491                    03/30/93
Electrode

Esophaageal Displacement                US 5170803                    12/15/92
Electrode

Resuscitation Aid                       US 5165396                    11/24/92

Occlusive Chest Sealing                 US 5160322                    11/03/92
Valve

Method Apparatus for Controlling        US 5036848                    08/06/91
Breathing Employing Internal
and External Electrodes

                   BRUNSWICK BIOMEDICAL TECHNOLOGIES, INC.

                               PATENT LICENSES


                    Patent Licenses with respect to which
                         the Borrower is a licensor:


                                                   Patent Registration
Licensee                      License              or Serial Number
--------                      -------              -------------------
Brunswick Biomedical          Kiss of Life
Technologies, Inc.            Barrier Mask

                          REGISTERED U.S. TRADEMARKS
                  (BRUNSWICK BIOMEDICAL TECHNOLOGIES, INC.)



MARK                    REGISTRATION NO.            REGISTRATION DATE
----                    ----------------            -----------------
CPR Mani                  1,715,797                    09/15/92

Kiss of Life              1,798,600                    10/12/93

EOA                       1,083,346                    01/24/78

EGTA                      1,083,345                    01/24/78

             REGISTERED U.S. PATENTS - SURVIVAL TECHNOLOGIES, INC.



                                                            REGISTRATION         REGISTRATION
TITLE                                                          NO.                  DATE
-----                                                          --                   ----

Reloadable Injector                                        US 5425715            06/20/90

Subcutaneous Injector                                      US 5391151            02/21/95

Rectal Administrator                                       US 5364363            11/15/94

Injection Device Having Polyparaxylylene
  Coated Container                                         US 5354286            10/11/94

Twelve-Lead Portable Heart Monitor and
  Method                                                   US 5339823            08/23/94

Automatic Injectors                                        US 5295965            03/22/94

Cap for Automatic Injector                                 US D332489            01/12/93

Auto-Injector for Liquid Medicate                          US D330079            10/06/92

Autoinjector Converted From Intramuscular
  to Subcutaneous Mode of Injection                        US 5102393            04/07/92

Dispersion Multichamber Auto-Injector                      US 5092843            03/03/92

Conveniently Carried Frequent Use
  Auto-Injector                                            US 5085642            02/04/92

Conveniently Carried Frequent Use
  Auto-Injector

Conveniently Carried Frequent Use Auto-
  Injector with Improved Cap Structure                     US 5085641            02/04/92

Automatic Injector for Emergency Treatment                 US 5078680            01/07/92

Protein Absorption Enhancing Agents; Hydro-
  xyamine, Alkylamine, Hydroxyalkylamine                   US 5002930            03/26/91

Package                                               US 4982769           01/08/91

Device for Measuring Multiple Channels of
  Heartbeat activity and Encoding Into a Form
  Suitable for Simultensoue Transmission Over         US 4889134           12/26/89

Monitoring Device with Dual Position Electrodes       US 4862896           09/05/89

Protein Absorption Enhancing Agents,
  Administering Methylamine, Hydroxylamine or the
  Non-toxic Hydrochlorides Intramuscularly            US 4839170           06/13/89

Method of Reconstituting a Hazardous Material
  in A Vial, Reliving Pressure Therein, and
  Refilling a Dosage Syringe Therefrom                US 4834149           05/30/89

Injection Method and Apparatus With Electrical
  Blood Absorbing Stimulation                         US 4832682           05/23/89

Method of Enhancing the Effect of T-PA; Tissue-
  type Plasminogen Activator                          US RE32919           05/09/89

Automatic Injector for Emergency Treatment            US 4795433           01/03/89

Protein Thrombolytic Agent With Absorption
  Enhancing Agent                                     US 4772585           09/20/88

Hazardous Material Vial Apparatus Providing
  Expansible Sealed and Filter Vented Chambers        US 4768568           09/06/88

Automatic Medicament Ingredient Mixing and
  Injecting Apparatus                                 US 4755169           07/05/88

Disposable Hypodermic Syringe with Plastic
  Snap-on Needle Hub and Heat Shrink Seal
  Therefor                                            US 4749839           05/31/88

Plural Dosage Automatic Injector with a By-pass
  Fitment                                             US 4723937           02/09/88

Cartridge with Universal Plastic Hub                  US 4713061           12/15/87

Automatic Medicament Ingredient Mixing                   US 4689042           08/25/87
  and Injecting Apparatus

Automatic Injector with Improved Glass
  Container Protector                                    US 4678461           07/07/87

T-PA Composition Capable of Being Absorbed
  into the Blood Stream and Method of
  Administration; Hydroxylamine, Hydroxylamine
  Hydrochloride Disassociating Agent                     US 4661469           04/28/87

Method and Apparatus for Initiating Reperfusion
  Treatment by an Unattended Individual Undergoing
  Heart Attack Symptoms                                  US 4658830           04/21/87

Absorption Enhancing Agents; Preventing Cytolysis        US 4656034           04/07/87

Anti-Contamination Hazardous Material Package            US 4645073           02/24/87

Audible Signal Autoinjector Training Device              US 4640686           02/03/87

Split Hub Assembly for a Necked Down
  Cartridge Tube                                         US 4624393           11/25/86

Plural Dosage Automatic Injector With Improved
  Safety                                                 US 4578064           03/25/86

Ambulatory Monitoring System with Real Time
  Analysis and Telephone Transmission                    US 4531527           07/30/85
  (**Assigned to:  Brunswick Biomedical
                   Corporation)

Multiple Medicament Cartridge Clip and
  Medicament Discharging Device Therefor                 US 4518384           05/21/85

Dual Mode Automatic Injector                             US 4484910           11/27/84

Plural Station Resuscitator                              US 4452241           06/05/84

Assembly for Administering Respiratory
  Medicament Dosage Through a Gas
  Mask                                                   US 4433684           02/28/84

Emergency Electrode                                     US 4408610              10/11/83

Automatic Injector with Cartridge Having
 Separate Sequentially Injectable Medicaments           US 4394863              07/26/83

Plural Injection Assembly                               US 4329988              05/18/82

Wed Dry Syringe Package                                 US 4328802              05/11/82

Stable Agueous Solutions of Pralidoxime
 Salts; Cholinesterase Inhibitor and
 Antidote Against Lethal Alleyl Phosphate
 Intoxication
                                                        ----------              ---------

Plural Injecting Device                                 US 4226235              10/07/80

Stabilized Benactyzine Hydrochloride;
 Propylene Ceycol, Water                                US 4212886              07/15/80



                       PENDING U.S. PATENT APPLICATIONS

TITLE                                                           FILING DATE

           REGISTERED U.S. TRADEMARKS - SURVIVAL TECHNOLOGIES, INC.

REGISTRATION NO                         MARK                    DATE
---------------                         ----                    ----
   STI                                 1,839,313                06/14/94

   STI                                 1,819,833                02/08/94

   STI                                 1,703,058                07/28/92

   STI                                 1,685,613                05/05/92

   STI                                 1,760,636                03/23/93

   Survival Technology, Inc.           1,701,601                07/21/92

   Q-Pen                               1,757,604                03/09/93

   Ampsnapper                          1,539,222                05/16/89

   Thrombopen                          1,445,020                06/30/87

   Cyto Guard                          1,481,501                03/22/88

   Speedfit                            1,288,834                08/07/94

   Soluject                            1,207,805                09/14/82

   Surtech                             1,038,155                04/20/76

   Combo Pen                           1,040,829                06/08/76

   The Must for Rust                     983,112                05/07/74



   Lidojector                            907,616                02/09/71

   Lidopen Auto-Injector                 914,015                06/08/71

RR                              784,890                         02/09/65

Atro Pen                        600,077                         12/28/54

H.E.L.P.                         91,808                         02/20/90

Hazard & Emergency-
 Life Provisions                 91,807                         02/20/90

                                   SCHEDULE C

                                PERMITTED LIENS

============================================================================================================
                                    DEBTOR:  SURVIVAL TECHNOLOGY, INC.
============================================================================================================
 SECURED PARTY               JURISDICTION                      FILE NO./DATE        COLLATERAL
====================================================================================------------------------
 The CIT Group/Equipment     Sec. of State., MD                  53458677           Main Isolater and
 Financing, Inc.                                                  12/8/95           Transfer Isolater # 1
                                                                Liber 3769          & 2
                                                                Folio 1034
------------------------------------------------------------------------------------------------------------
 The CIT Group/Equipment     Sec. of State., MD                  53408089           Main Isolater and
 Financing, Inc.                                                  12/5/95           Transfer Isolater # 1
                                                                Liber 3769          & 2
                                                                Folio 0918
------------------------------------------------------------------------------------------------------------
 The CIT Group/Equipment     Sec. of State., MD                  51568833           Various Production
 Financing, Inc.                                                  6/5/95            Equipment
                                                                Liber 3317
                                                                Folio 2313
------------------------------------------------------------------------------------------------------------
 The CIT                     Montgomery County,                   027564            Various Production
 Group/Equipment             MD                                   11/2/95           Equipment
 Financing, Inc.                                                 Liber 0614
                                                                 Folio 042
------------------------------------------------------------------------------------------------------------
 Mitel Financial             Sec. of State., MD                  51258183           For notification of
 Services                                                      ------------         lease only
                                                                  5/5/95
                                                                 151257266
                                                                Liber 3711
                                                                Folio 1297
------------------------------------------------------------------------------------------------------------
 Mitel Financial             Sec. of State., MD                  50588076           For notification of
 Services                                                      ------------         lease only
                                                                  2/27/95
                                                                 150587927
                                                                Liber 3693
                                                                Folio 0427
------------------------------------------------------------------------------------------------------------
 Mitel Financial             Montgomery County,                   027054            For notification of
 Services                    MD                                   5/10/95           lease only
                                                                Liber 0611
                                                                 Folio 015
------------------------------------------------------------------------------------------------------------

============================================================================================================
                                    DEBTOR:  SURVIVAL TECHNOLOGY, INC.
============================================================================================================
 SECURED PARTY               JURISDICTION                      FILE NO./DATE        COLLATERAL
====================================================================================------------------------
 Mitel Financial             Montgomery County,                   025384            For notification of
 Services                    MD                                   2/28/95           lease only
                                                                Liber 0600
                                                                 Folio 110
------------------------------------------------------------------------------------------------------------
 Mitel Finance               Sec. of State., MD                  41098030           For notification of
 Corporation                                                   ------------         lease only
                                                                  4/9/94
                                                                 141097721
                                                                Liber 3600
                                                                Folio 2079
------------------------------------------------------------------------------------------------------------
 Mitel Finance               Sec. of State., MD                  132108274          For notification of
 Corporation                                                      7/29/93           lease only
------------------------------------------------------------------------------------------------------------
 Mitel Finance               Montgomery County,                   019082            For notification of
 Corporation                 MD                                   6/6/94            lease only
                                                                Liber 0562
                                                                 Folio 089
------------------------------------------------------------------------------------------------------------
 Mitel Finance               Montgomery County,                   012315            For notification of
 Corporation                 MD                                 Liber 0524          lease only
                                                                 Folio 403
                                                                  8/20/93
------------------------------------------------------------------------------------------------------------
 Sanwa Business              Sec. of State., MD                  132108275          For notification of
 Credit Corporation                                               7/29/93           lease only
                                                                Liber 3592
                                                                Folio 1343
------------------------------------------------------------------------------------------------------------
 Sanwa Business              Sec. of State., MD                  31938506           For notification of
 Credit Corporation                                               7/12/93           lease only
                                                                Liber 3524
                                                                Folio 2073
------------------------------------------------------------------------------------------------------------
 Sanwa Business              Montgomery County,                   012931            For notification of
 Credit Corporation          MD                                   9/17/93           lease only
                                                                 Liber 0526
                                                                 Folio 148
------------------------------------------------------------------------------------------------------------
 Sanwa Business              Montgomery County,                   012928            For notification of
 Credit Corporation          MD                                   9/17/93           lease only
                                                                 Liber 0526
                                                                 Folio 136
------------------------------------------------------------------------------------------------------------

============================================================================================================
                                    DEBTOR:  SURVIVAL TECHNOLOGY, INC.
============================================================================================================
 SECURED PARTY               JURISDICTION                      FILE NO./DATE        COLLATERAL
====================================================================================------------------------
 Sanwa Business              Montgomery County,                   011405            For notification of
 Credit Corporation          MD                                   9/17/93           lease only
                                                                 Liber 0522
                                                                 Folio 190
------------------------------------------------------------------------------------------------------------
 Syntex Laboratories,        Sec. of State., MD                  11588481           All equipment,
 Inc.                                                             7/15/93           fixtures, general
                                                                Liber 3335          intangibles relating to
                                                                Folio 0964          Syringes
------------------------------------------------------------------------------------------------------------
 Syntex Laboratories,        Montgomery County,                    07225            Equipment, fixtures,
 Inc.                        MD                                   7/22/91           and general
                                                                 Liber 0485         intangibles used in
                                                                 Folio 525          the manufacture of
                                                                                    syringes
------------------------------------------------------------------------------------------------------------
 ELLCO Leasing               Sec. of State., MD                  101577513          For notification of
 Corporation                                                      6/4/90            lease only
                                                                Liber 3245
                                                                Folio 0159
------------------------------------------------------------------------------------------------------------
 ELLCO Leasing               Montgomery County,                   089653            For notification of
 Corporation                 MD                                   7/2/90            lease only
                                                                 Liber 469
                                                                 Folio 233
------------------------------------------------------------------------------------------------------------
 Leasetec Corporation        Sec. of State., MD                  31938504           For notification of
                                                                  7/12/93           lease only
                                                                Liber 3524
                                                                Folio 2078
------------------------------------------------------------------------------------------------------------
 Leasetec Corporation        Sec. of State., MD                  131538375          For notification of
                                                                  6/1/93            lease only
------------------------------------------------------------------------------------------------------------
 Leasetec Corporation        Sec. of State., MD                  31938506           For notification of
                                                                  7/12/93           lease only
                                                                Liber 3524
                                                                Folio 2073
------------------------------------------------------------------------------------------------------------

============================================================================================================
                                     DEBTOR:  SURVIVAL TECHNOLOGY, INC.
============================================================================================================
 SECURED PARTY               JURISDICTION                      FILE NO./DATE        COLLATERAL
====================================================================================------------------------
 Leasetec Corporation        Montgomery County,                   011534            For notification of
                             MD                                   7/21/93           lease only
                                                                Liber 0522
                                                                 Folio 415
------------------------------------------------------------------------------------------------------------
 Citicorp Industrial         Sec. of State., MD                  43078290           Anderson/Jacobson
 Credit                                                           11/2/84          Modem
------------------------------------------------------------------------------------------------------------
 Citicorp Industrial         Sec. of State., MD                  42588089           Microdata Terminals
 Credit                                                           9/14/84           and Communications
                                                                                    Controller
------------------------------------------------------------------------------------------------------------
 Citicorp Industrial         Montgomery County,                    41927            Anderson/Jacobson
 Credit                      MD                                 Liber 0373          Modem
                                                                 Folio 319
                                                                 10/31/94
------------------------------------------------------------------------------------------------------------
 Citicorp Industrial         Montgomery County,                    42555            Microdata Terminals
 Credit                      MD                                  Liber 037          and Communications
                                                                 Folio 462          Controller
                                                                  12/4/94
------------------------------------------------------------------------------------------------------------
 Merrill Lynch               Sec. of State, MD                   133167692          Blanket Lien
 Business Financial                                              11/10/93
 Services, Inc.                                                 Liber 3559
                                                                Folio 2625
------------------------------------------------------------------------------------------------------------
 Merrill Lynch               Montgomery County,                    14132            Blanket Lien
 Business Financial          MD                                  11/10/93
 Services, Inc.                                                  Liber 531
                                                                 Folio 85
------------------------------------------------------------------------------------------------------------
 First Pennsylvania          Montgomery County,                   4/11/89           Blanket Lien
 Bank, N.A.                  MD                                   Liber 8773
                                                                  Folio 283
------------------------------------------------------------------------------------------------------------
 First Pennsylvania          Montgomery County,                    84085            Blanket Lien
 Bank, N.A.                  MD                                  5/24/77
                                                                 Liber 0278
                                                                 Folio 163
------------------------------------------------------------------------------------------------------------
 Merrill Lynch               Sec. of State, NJ                    1539195           Blanket Lien
 Business Financial                                               11/9/93
 Services, Inc.
------------------------------------------------------------------------------------------------------------




============================================================================================================
                                     DEBTOR:  SURVIVAL TECHNOLOGY, INC.
============================================================================================================
 SECURED PARTY               JURISDICTION                      FILE NO./DATE        COLLATERAL
====================================================================================------------------------
 Merrill Lynch               Sec. of State., CT                   1034917           Blanket Lien
 Business Financial                                               11/9/93
 Services, Inc.
------------------------------------------------------------------------------------------------------------
 Merrill Lynch               Sec. of State, VT                   93-36492           Blanket Lien
 Business Financial                                               11/9/93
 Services, Inc.
------------------------------------------------------------------------------------------------------------
 Merrill Lynch               Bethel Town Clerk, VT                 93-52            Blanket Lien
 Business Financial                                              11/12/93
 Services, Inc.
------------------------------------------------------------------------------------------------------------
 Merrill Lynch               Prothonotary of                      93-1015           Blanket Lien
 Business Financial          Centre County, PA                    11/9/93
 Services, Inc.
------------------------------------------------------------------------------------------------------------
 Merrill Lynch               Prothonotary of                     ST93-2662          Blanket Lien
 Business Financial          Chester County, PA                   11/9/93
 Services, Inc.
------------------------------------------------------------------------------------------------------------
 Merrill Lynch               Prothonotary of                      Vol 79            Blanket Lien
 Business Financial          Berks County, PA                    Page 683
 Services, Inc.                                                   11/9/96
------------------------------------------------------------------------------------------------------------
 Merrill Lynch               Sec. of State, PA                   22570546           Blanket Lien
 Business Financial                                              11/9/93
 Services, Inc.
------------------------------------------------------------------------------------------------------------
 Merrill Lynch               Prothonotary of                      244337            Blanket Lien
 Business Financial          Montgomery County,                   11/9/93
 Services, Inc.              PA
------------------------------------------------------------------------------------------------------------
 ELLCO Leasing               Sec. of State, MO                    1876773           For notification of
 Corporation                                                      6/4/90            lease only
------------------------------------------------------------------------------------------------------------
 Liquid Carbonic Corp.       Sec. of State, MO                    2029030           For notification of
                                                                  8/5/91            lease only
------------------------------------------------------------------------------------------------------------
 Sanwa Business Credit       Sec. of State, MO                    2252728           Leased Equipment
 Corporation                                                      4/19/93
------------------------------------------------------------------------------------------------------------
 Sawna Business Credit       Sec. of State, MO                    2252732           Leased Equipment
 Corporation                                                      4/19/93
-------------------------------------------------------------------------------------------------------------

============================================================================================================
                                     DEBTOR:  SURVIVAL TECHNOLOGY, INC.
============================================================================================================
 SECURED PARTY               JURISDICTION                      FILE NO./DATE        COLLATERAL
====================================================================================------------------------
 Sawna Business              Sec. of State, MO                    2265186           Leased Equipment
 Credit Corporation                                               5/17/93
------------------------------------------------------------------------------------------------------------
 Mitel Finance               Sec. of State, MO                    2293314           Leased Equipment
 Corporation                                                      7/29/93
------------------------------------------------------------------------------------------------------------
 Mitel Finance               Sec. of State, MO                    2393057           Leased Equipment
 Corporation                                                      4/18/94
------------------------------------------------------------------------------------------------------------
 The CIT Group/Equipment     Sec. of State, MO                    2488198           Leased Equipment
 Financing, Inc.                                                 12/29/94
------------------------------------------------------------------------------------------------------------
 The CIT Group/Equipment     Sec. of State, MO                    2545824           Leased Equipment
 Financing, Inc.                                                  5/30/95
------------------------------------------------------------------------------------------------------------
 The CIT Group/Equipment     Sec. of State, MO                    2609055           Specific Equipment
 Financing, Inc.                                                  12/5/95
------------------------------------------------------------------------------------------------------------
 First Untied Leasing        Sec. of State, MO                    2576721           Precautionary filing for
                                                                  8/28/95           lease
------------------------------------------------------------------------------------------------------------
 BioMerieux Vitex, Inc.      Sec. of State, MO                    2585525           Computer equipment
                                                                  9/22/95
------------------------------------------------------------------------------------------------------------
 Trinity Capital             Sec. of State, MO                    2609774           Precautionary filing for
 Corporation                                                      12/8/95           lease
------------------------------------------------------------------------------------------------------------
 Merrill Lynch Business      Sec. of State, MO                    2330337           Blanket Lien
 Financial Services, Inc.                                         11/9/93
============================================================================================================

============================================================================================================
                                     DEBTOR: SURVIVAL TECHNOLOGY, INC.
============================================================================================================
 SECURED PARTY               JURISDICTION                      FILE NO./DATE        COLLATERAL
============================================================================================================
 Syntex Laboratories         Sec. of State, MO                    1995589           All equipment, fixtures
                                                                  4/30/91           and general intangibles
                                                                                    relating to Syringes
------------------------------------------------------------------------------------------------------------
 Xerox Corporation           Sec. of State, MO                    2217487           Xerox model 10/90
                                                                  1/22/93
------------------------------------------------------------------------------------------------------------
 Sanwa Business Credit       St. Louis County,                    004779            Mitel 46
 Corp.                       Missouri                             4/20/93           30QD0035/A6A
------------------------------------------------------------------------------------------------------------
 Sanwa Business Credit       St. Louis County,                    004780            Mitel 54
 Corp.                       Missouri                             4/20/93           30QD0035/A1
------------------------------------------------------------------------------------------------------------
 Sanwa Business Credit       St. Louis County,                    005767            Mitel 60
 Corp.                       Missouri                             5/14/93           30QD0035/A5A
------------------------------------------------------------------------------------------------------------
 Merril Lynch Business       St. Louis County,                     13504            Blanket Lien
 Financial Services          Missouri                             11/9/93
------------------------------------------------------------------------------------------------------------
 Mitel Finance               St. Louis County                004738   4/20/94       Mitel 175
 Corporation                                                                        30QD0035/ AB
------------------------------------------------------------------------------------------------------------
 Syntex Laboratories         St. Louis County,                     05246            All equipment fixtures
                             Missouri                             4/29/91           and general intangibles
------------------------------------------------------------------------------------------------------------
 Xerox Corporation           St. Louis County,                     14467            Xerox copier
                             Missouri                             4/29/91
------------------------------------------------------------------------------------------------------------

============================================================================================================
                                    DEBTOR: SURVIVAL TECHNOLOGY, INC.
============================================================================================================
 SECURED PARTY               JURISDICTION                      FILE NO./DATE        COLLATERAL
============================================================================================================
 St. Louis Leasing           St. Louis County,                    015955            Precautionary Filing for
                             Missouri                            12/29/94           Leased Equipment
------------------------------------------------------------------------------------------------------------
 Mitel Financial Services    St. Louis County,                    007138            Precautionary Filing for
                             Missouri                             6/2/95            Leased Equipment
------------------------------------------------------------------------------------------------------------
 Mitel Financial             St. Louis County,                    007140            Leased Equipment
 Services                    Missouri                             6/2/95
------------------------------------------------------------------------------------------------------------
 Trinity Capital             St. Louis County,                    015199            Leased Equipment
 Corporation                 Missouri                             12/7/95
------------------------------------------------------------------------------------------------------------

============================================================================================================
                                    DEBTOR:  BRUNSWICK BIOMEDICAL CORPORATION
============================================================================================================
 SECURED PARTY               JURISDICTION                      FILE NO./DATE        COLLATERAL
============================================================================================================
 Survival Technology,        Sec.  of State, MA                   309221            All receivables arising
 Inc.                                                             4/28/95           from "Net Sales" and all
                                                                                    MD Intellectual Property
------------------------------------------------------------------------------------------------------------
 Survival Technology,        Marlborough Office of                 36421            All receivables arising
 Inc.                        Town Clerk                           4/28/95           from "Net Sales" and all
                                                                                    MD Intellectual Property
------------------------------------------------------------------------------------------------------------
 Survival Technology,        Sec.  of State, PA                  24230949           Housing molds and
 Inc.                                                             4/28/95           circuits board tool and
                                                                                    Hot stamping tool
------------------------------------------------------------------------------------------------------------
 Survival Technology,        Bucks County, PA                    95-61369           No exhibits
 Inc.                                                             4/28/95
------------------------------------------------------------------------------------------------------------
 Survival Technology,        Sec.  of State, IL                   3394160           Label Plate
 Inc.                                                             4/28/95
------------------------------------------------------------------------------------------------------------
 Survival Technology,        Sec.  of State, MI                   55265B            Various molds
 Inc.                                                             4/28/95
------------------------------------------------------------------------------------------------------------